November 6, 1996


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549
Attn:  Filing Desk

Re:      Castelle
         Registration Statement on Form S-4, File No. 333-14815

Ladies and Gentlemen:

Enclosed for filing on behalf of Castelle, pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended, is the final prospectus used in connection with the above-referenced offering.

Sincerely,

CASTELLE



By:/s/ Randall I. Bambrough
Randall I. Bambrough
Chief Financial Officer

                                                FILED PURSUANT TO RULE 424(b)(1)
                                                              FILE NO. 333-14815



CASTELLE                                                 IBEX TECHNOLOGIES, INC.

                        PROSPECTUS/JOINT PROXY STATEMENT

     This Prospectus/Joint Proxy Statement (the "Prospectus") is being furnished to the shareholders of Castelle in connection with the solicitation of proxies by the Castelle Board of Directors for use at the Annual Meeting of Castelle shareholders (the "Castelle Meeting") to be held at 9:00 a.m., local time, on Tuesday, November 19, 1996, at 3255-3 Scott Boulevard, Santa Clara, California, and at any adjournments or postponements of the Castelle Meeting.

     This Prospectus is also being furnished to the shareholders of Ibex Technologies, Inc. ("Ibex"), in connection with the solicitation of proxies by the Ibex Board of Directors for use at the Special Meeting of Ibex shareholders (the "Ibex Meeting") to be held at 10:00 a.m., local time, on Monday, November 18, 1996, at 4921 R.J. Mathews Parkway, El Dorado Hills, California, and at any adjournments or postponements of the Ibex Meeting.

This Prospectus/Joint Proxy Statement constitutes the Prospectus of Castelle for use in connection with the offer and issuance of up to 850,000 shares (less shares reserved for issuance to Ibex shareholders who have perfected dissenters' rights and shares reserved for issuance upon the exercise of Ibex Options) of Common Stock, no par value, of Castelle ("Castelle Common Stock") (the "Merger Shares"), pursuant to the merger of Ibex into Castelle (referred to herein as the "Merger") as provided under the Agreement and Plan of Reorganization dated as of August 22, 1996 (the "Merger Agreement") among Castelle, Ibex and certain shareholders of Ibex (the "Signing Shareholders"). "Ibex Options" are those options to purchase Ibex Common Stock outstanding as of the effective time of the Merger which shall be converted into options to purchase shares of Castelle Common Stock. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is $9.42 or greater, each share of Common Stock of Ibex, no par value ("Ibex Common Stock") and each share of Series A Convertible Preferred Stock of Ibex ("Ibex Preferred Stock") outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive 4.17731 shares of Castelle Common Stock. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is less than $9.42, each share of Ibex Preferred Stock outstanding immediately prior to the effective time of the Merger shall receive a pro rata allocation of shares of Castelle Common Stock with a fair market value on the business day immediately preceding the effective time of the Merger of $180,000 (the "Preferred Stock Preference"). Holders of Ibex Preferred Stock and Ibex Common Stock shall share in a pro rata distribution, based on the total number of shares held, of the Merger Shares remaining after allocation of the Preferred Stock Preference.

     On October 31, 1996, the closing sales price on the Nasdaq National Market of Castelle Common Stock was $6.00 per share.

     This Prospectus and the accompanying forms of proxy are first being mailed to shareholders of Castelle and Ibex on or about November 7, 1996.

                                 ---------------



                                       1.

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS OF BOTH CASTELLE AND IBEX ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS."
                                 ---------------

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ---------------

                The date of this Prospectus is November 7, 1996.



                                       2.

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



                                TABLE OF CONTENTS

                                                                                                               Page

AVAILABLE INFORMATION...........................................................................................  1

SUMMARY  .......................................................................................................  3
         The Companies..........................................................................................  3
         Meetings of Shareholders...............................................................................  3
         Opinion of Financial Advisor...........................................................................  5
         Recommendations of Boards of Directors.................................................................  5
         The Merger.............................................................................................  5
         Benefits to Ibex Executives and Shareholders from Merger............................................... 10
         Additional Proposals for Castelle Shareholders......................................................... 13
         Additional Proposal for Ibex Shareholders.............................................................. 13
         Market Price Data...................................................................................... 14
         Selected Historical And Pro Forma Financial Data....................................................... 15
         Castelle Consolidated Selected Financial Data.......................................................... 16
         Ibex Selected Financial Data........................................................................... 18
         Unaudited Selected Pro Forma Combined Financial Data................................................... 19
         Comparative Per Share Data............................................................................. 20

RISK FACTORS.................................................................................................... 21
         Castelle:  History of Losses; Accumulated Deficit...................................................... 21
         Fluctuations in Operating Results...................................................................... 21
         Rapid Technological Change; Risks Associated with New Products......................................... 22
         Key Personnel.......................................................................................... 23
         Product Transition; Risk of Product Returns and Inventory Obsolescence................................. 23
         Competition and Price Erosion.......................................................................... 24
         Combination of the Companies; Possible Adverse Effect on Financial Results............................. 25
         Castelle:  Concentration of Distributors; Distribution Risks........................................... 25
         Lack of Product Revenue Diversification................................................................ 26
         Dependence on Suppliers and Subcontractors............................................................. 26
         Castelle:  Government Regulation....................................................................... 27
         Ibex:  Dependence on Distribution Partners; Distribution Risks......................................... 27
         International Sales.................................................................................... 27
         Dependence on Proprietary Rights; Uncertainty of Obtaining Licenses.................................... 28
         Possible Volatility of Castelle Stock Price............................................................ 29
         Castelle:  Future Capital Requirements................................................................. 29
         Castelle:  Voting Control by Officers, Directors and Affiliates........................................ 30
         Castelle:  Certain Charter Provisions.................................................................. 30
         Shares Eligible for Future Sale........................................................................ 30

RECENT DEVELOPMENTS............................................................................................. 31
         Litigation............................................................................................. 31



                                       i.




                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

THE CASTELLE MEETING............................................................................................ 32
         Date, Time and Place of Meeting........................................................................ 32
         Record Date, Voting Rights and Outstanding Shares...................................................... 32
         Voting of Proxies...................................................................................... 32
         Vote Required.......................................................................................... 33
         Quorum; Abstentions; Broker Non-Votes.................................................................. 33
         Solicitation of Proxies and Expenses................................................................... 33
         Board Recommendations.................................................................................. 33

THE IBEX MEETING................................................................................................ 34
         Date, Time and Place................................................................................... 34
         Solicitation of Proxies................................................................................ 34
         Record Date and Outstanding Shares..................................................................... 34
         Vote Required.......................................................................................... 34
         Quorum; Abstentions.................................................................................... 34
         Voting of Proxies...................................................................................... 35
         Solicitation of Proxies and Expenses................................................................... 35
         Board Recommendations.................................................................................. 35

THE MERGER AND RELATED TRANSACTIONS............................................................................. 36
         General  .............................................................................................. 36
         Background of the Merger............................................................................... 39
         Reasons for the Merger................................................................................. 40
         Board Recommendation................................................................................... 43
         Opinion of Financial Advisor to Castelle............................................................... 43
         Related Agreements..................................................................................... 46
         Benefits to Ibex Executives and Shareholders from Merger............................................... 47
         Representations and Covenants.......................................................................... 47
         Escrow   .............................................................................................. 47
         Conditions to the Merger............................................................................... 48
         Termination and Termination Fees....................................................................... 48
         Waivers and Amendments................................................................................. 49
         Certain Federal Income Tax Matters..................................................................... 49
         Accounting Treatment................................................................................... 51
         Affiliates' Restrictions on Sale of Castelle Common Stock.............................................. 51
         Dissenters' Rights..................................................................................... 52
         Merger Expenses........................................................................................ 53
         Regulatory Matters..................................................................................... 54

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION.................................................... 55
         Unaudited Pro Forma Condensed Combined Balance Sheet June 28, 1996..................................... 56
         Unaudited Pro Forma Condensed Combined Statements of Operations Years Ended
                  December 31, 1993, 1994 and 1995.............................................................. 57


                                       ii.




                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

         Unaudited Pro Forma Condensed Combined Statements of Operations Six Months
                  Ended June 30, 1995 and June 28, 1996......................................................... 58
         Notes to Unaudited Pro Forma Condensed Combined Financial Statements................................... 59

BUSINESS OF CASTELLE............................................................................................ 61
         General  .............................................................................................. 61
         Industry Background.................................................................................... 61
         Castelle Strategy...................................................................................... 62
         Products .............................................................................................. 63
         Research and Development............................................................................... 68
         Sales, Marketing and Distribution...................................................................... 69
         Customer Service and Support........................................................................... 70
         Competition............................................................................................ 70
         Manufacturing.......................................................................................... 71
         Proprietary Rights..................................................................................... 71
         Government Regulation.................................................................................. 72
         Employees.............................................................................................. 72
         Properties............................................................................................. 73
         Legal Proceedings...................................................................................... 73

BUSINESS OF IBEX................................................................................................ 74
         General  .............................................................................................. 74
         Industry Background.................................................................................... 74
         Ibex Strategy.......................................................................................... 74
         Products .............................................................................................. 75
         Customer Support Packages.............................................................................. 77
         Products Under Development............................................................................. 77
         Competition............................................................................................ 79
         Research and Development............................................................................... 79
         Sales, Marketing and Distribution...................................................................... 80
         Proprietary Rights..................................................................................... 81
         Government Regulation.................................................................................. 81
         Employees.............................................................................................. 81
         Properties............................................................................................. 82
         Legal Proceedings...................................................................................... 82

MANAGEMENT OF CASTELLE.......................................................................................... 83
         Directors Not Standing For Re-Election................................................................. 84
         Compensation of Executive Officers..................................................................... 85
         Compensation of Directors.............................................................................. 85



                                      iii.




                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

DESCRIPTION OF CASTELLE COMPENSATION PLANS...................................................................... 87
         1988 Equity Incentive Plan............................................................................. 87
         Castelle's 1995 Non-Employee Directors' Stock Option Plan.............................................. 92

MANAGEMENT OF IBEX.............................................................................................. 95
         Executive Compensation................................................................................. 96

CASTELLE CONSOLIDATED SELECTED FINANCIAL DATA................................................................... 97

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF CASTELLE...............................................................................100
         Six Months Ended June 28, 1996 and June 30, 1995.......................................................100
         Years Ended December 31, 1995, 1994 and 1993...........................................................101
         Selected Quarterly Operating Results...................................................................103
         Quarterly Fluctuations.................................................................................105
         Liquidity and Capital Resources........................................................................105

CASTELLE STOCK, OPTIONS AND DIVIDENDS...........................................................................106

IBEX SELECTED FINANCIAL DATA....................................................................................107

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF IBEX...................................................................................109
         Six Months Ended June 30, 1996 and June 30, 1995.......................................................109
         Years Ended December 31, 1995, 1994 and 1993...........................................................110
         Liquidity and Capital Resources........................................................................111

IBEX STOCK, OPTIONS AND DIVIDENDS...............................................................................111

CASTELLE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT......................................................................................................112
         Compliance with the Reporting Requirements of Section 16(a)............................................114

IBEX SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND
MANAGEMENT......................................................................................................116

CERTAIN TRANSACTIONS............................................................................................118
         Stock Purchase by Executive Officers of Castelle.......................................................118
         Castelle Director and Shareholder Affiliations with Underwriter........................................118

COMPARISON OF RIGHTS OF SHAREHOLDERS OF CASTELLE AND IBEX.......................................................119



                                       iv.

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



                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page

ADDITIONAL MATTERS FOR CONSIDERATION OF CASTELLE SHAREHOLDERS...................................................120
         Election of Directors..................................................................................120
                  Nominees .....................................................................................120
                  Retiring Director.............................................................................121
                  Board Committees and Meetings.................................................................121
         Ratification of Selection of Independent Auditors......................................................122

ADDITIONAL MATTER FOR CONSIDERATION OF IBEX SHAREHOLDERS........................................................123
         Approval of the 1992 Stock Option Plan.................................................................123
                  General  .....................................................................................123
                  Purpose  .....................................................................................123
                  Administration................................................................................123
                  Eligibility...................................................................................123
                  Terms of Options..............................................................................124
                  Adjustment Provisions.........................................................................124
                  Effect of Certain Corporate Events............................................................125
                  Duration, Amendment and Termination...........................................................125
                  Restrictions on Transfer......................................................................125
                  Tax Consequences..............................................................................125

SHAREHOLDER PROPOSALS...........................................................................................126

EXPERTS  .......................................................................................................126

LEGAL MATTERS...................................................................................................126

OTHER MATTERS...................................................................................................127

INDEX TO FINANCIAL STATEMENT....................................................................................F-1


APPENDICES:

APPENDIX  A -  Agreement  and Plan of Merger  and  Reorganization
APPENDIX  B -  Opinion of Unterberg  Harris
APPENDIX  C -  Sections  1300-1312 of the California Corporations Code
APPENDIX  D -  1992 Stock Option Plan



                                       v.

NO PERSON HAS BEEN AUTHORIZED BY CASTELLE OR IBEX TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CASTELLE OR IBEX. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

     Castelle is subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statement and other information regarding issuers such as Castelle that file electronically with the Commission. Castelle Common Stock is listed on the Nasdaq National Market and such reports and other information concerning Castelle may be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Under the rules and regulations of the Commission, the solicitation of proxies from shareholders of Ibex to approve and adopt the Merger Agreement constitutes an offering of the Castelle Common Stock to be issued in connection with the Merger. Accordingly, Castelle has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering (the "Registration Statement"). This Prospectus constitutes the prospectus of Castelle that is filed as part of the Registration Statement. Other parts of the Registration Statement are omitted from this Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

     Statements made in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit to the Registration Statement, reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

     Except for the historical information contained herein, the discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. Castelle's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Summary," "Risk Factors," "Unaudited Pro Forma Condensed Combined Financial Information," "Business of Castelle," "Business of Ibex," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex," as well as those discussed elsewhere in this Prospectus and any documents incorporated herein by reference.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. The summary does not contain a complete description of the terms of the Merger and is qualified in its entirety by reference to the full text of this Prospectus and the Appendices hereto. Shareholders of Castelle and shareholders of Ibex are urged to read this Prospectus and the Appendices in their entirety.

The Companies

     Castelle

     Castelle designs, develops, markets and supports network enhancement products, both software and hardware, that improve the productivity, performance and functionality of local area networks ("LANs") and enhance the LAN user's ability to communicate. The products are sold through domestic and international distributors and selected Original Equipment Manufacturers ("OEMs") worldwide.

     Castelle was originally incorporated in California in September 1987. Unless otherwise indicated, "Castelle" refers to Castelle, a California corporation, and its wholly-owned subsidiaries. Castelle's principal executive offices are located at 3255-3 Scott Boulevard, Santa Clara, California 95054. Castelle's telephone number is (408) 496-0474.

     Ibex

     Ibex Technologies, Inc. ("Ibex") designs, develops and markets fax-on-demand, fax-gateway, fax broadcast and Web/fax applications that are sold direct and through value-added resellers ("VARs"). Ibex products are sold primarily to medium to large organizations through system integrators, distributors and directly to end users. Ibex also provides significant implementation and support services, both directly and through third parties, to ensure the successful deployment and ongoing maintenance of Ibex products.

     Ibex was incorporated in California in 1990. Ibex's principal executive offices are located at 4921 R.J. Mathews Parkway, El Dorado Hills, California 95762. Ibex's telephone number is (916) 939- 8888.

Meetings of Shareholders

     Date, Time and Place

     Castelle. The Castelle Meeting will be held on Tuesday, November 19, 1996, at 9:00 a.m., local time, at Castelle's offices at 3255-3 Scott Boulevard, Santa Clara, California.

     Ibex. The Ibex Meeting will be held on Monday, November 18, 1996, at 10:00 a.m., local time, at Ibex's offices at 4921 R.J. Mathews Parkway, El Dorado Hills, California.

     Purposes of the Meetings

     Castelle Meeting. At the Castelle Meeting, shareholders of Castelle will be asked to consider and vote upon (i) a proposal to approve the Merger Agreement, a copy of which is attached hereto as Appendix A; (ii) the election of directors to the Board of Directors, to serve for the ensuing year and until their successors are elected; and (iii) the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for Castelle for its fiscal year ending December 31, 1996.

     Ibex Meeting. At the Ibex Meeting, shareholders of Ibex will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, a copy of which is attached hereto as Appendix A, and (ii) the approval of the 1992 Stock Option Plan, a copy of which is attached hereto as Appendix D.

     Record Date; Shares Entitled to Vote

     Castelle. Holders of record of Castelle Common Stock on October 7, 1996 (the "Record Date") are entitled to notice of and to vote at the Castelle Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,621,261 shares of Castelle Common Stock, each of which will be entitled to one vote on each matter to be acted upon. See "The Castelle Meeting -- Record Date, Voting Rights and Outstanding Shares."

     Ibex. Holders of record of Ibex Common Stock and Ibex Preferred Stock (collectively, "Ibex Capital Stock") on November 1, 1996 (the "Ibex Record Date") are entitled to notice of and to vote at the Ibex Meeting. At the close of business on the Ibex Record Date, there were outstanding and entitled to vote 142,316 shares of Ibex Common Stock and 48,035 shares of Ibex Preferred Stock. Shares of Ibex Preferred Stock will vote together as a single class and shares of Ibex Common Stock will vote as a separate class on the approval of the Merger Agreement. Shares of Ibex Common Stock and shares of Ibex Preferred Stock will vote together as one class on the approval of the 1992 Stock Option Plan. See "The Ibex Meeting -- Record Date and Outstanding Shares."

     Votes Required

     Castelle. Approval of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of Castelle Common Stock. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Ratification of the selection of Coopers & Lybrand L.L.P. as Castelle's auditors for the fiscal year ending December 31, 1996 shall require the affirmative vote of the holders of a majority of the total shares of Castelle Common Stock present in person or represented by proxy and entitled to vote therein.

     Ibex. Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of (i) a majority of the shares of Ibex Common Stock outstanding on the Record Date, voting as a separate class; and (ii) a majority of the shares of Ibex Preferred Stock outstanding on the Record Date, voting as a separate class. Certain shareholders and the executive officers and directors of Ibex have agreed to vote all the shares of Ibex Capital Stock owned or controlled by them in favor of such approval and adoption. On the Record Date, such shareholders and such executive officers and directors owned approximately 70.3% and 100.0%, respectively, of all then outstanding shares of Ibex Common Stock and Ibex Preferred Stock. See "The Merger -- Related Agreements -- Irrevocable Proxy Agreements." Approval of the 1992 Stock Option Plan will require the affirmative vote of a majority of the outstanding shares of Ibex Common Stock and Ibex Preferred Stock, voting together as one class.

Opinion of Financial Advisor

     Unterberg Harris has delivered its written opinion dated August 22, 1996 to the effect that the Merger consideration is fair, from a financial point of view, to Castelle. The full text of the opinion of Unterberg Harris, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Unterberg Harris, is attached as Appendix B to this Prospectus. Castelle shareholders are urged to read the opinion in its entirety.

Recommendations of Boards of Directors

     Castelle's Board of Directors. The Board of Directors of Castelle has unanimously approved the Merger Agreement and has determined that the Merger is in the best interests of Castelle and its shareholders. The Castelle Board of Directors unanimously recommends approval and adoption of the Merger Agreement by the Castelle shareholders. The primary factors considered and relied upon by the Castelle Board of Directors in reaching its recommendation are described in "The Merger and Related Transactions -- Reasons for the Merger." In addition, the Castelle Board of Directors, acting on the recommendation of the Audit Committee of Castelle, has unanimously approved the selection of Coopers & Lybrand L.L.P. as Castelle's auditors for the fiscal year ending December 31, 1996 and unanimously recommends ratification of the selection of Castelle's auditors by the Castelle shareholders.

     Ibex's Board of Directors. The Board of Directors of Ibex has also unanimously approved the Merger Agreement and has determined that the Merger is in the best interests of Ibex and its shareholders. The Ibex Board of Directors unanimously recommends approval and adoption of the Merger Agreement by the Ibex shareholders. The primary factors considered and relied upon by the Ibex Board of Directors in reaching its recommendation are described in "The Merger and Related Transactions -- Reasons for the Merger." The Board of Directors of Ibex has also unanimously approved the adoption of the 1992 Stock Option Plan and unanimously recommends approval thereof by the Ibex shareholders.

The Merger

     General

     Effects of the Merger. The Merger will be consummated promptly after Castelle shareholder and Ibex shareholder approval and the satisfaction or waiver of the other conditions to consummation of the Merger. Upon consummation of the Merger, Ibex will merge into Castelle. The shareholders of Ibex will become shareholders of Castelle (as described below), and their rights will be governed by Castelle's Articles of Incorporation, as amended, and Bylaws.

     Reasons for the Merger. In the discussions that led to the signing of the Merger Agreement, the Board of Directors of Castelle identified a number of potential benefits which would accrue to Castelle as a result of the Merger, including: (i) the opportunity to develop technology and applications based on the expertise of Ibex in the delivery of information-on-demand through the mechanism of choice-fax, e-mail or the Web; (ii) the ability to diversify Castelle's product base and in the process realize higher average selling prices and higher margins; and (iii) the opportunity to establish a significant presence in the VAR market sector as a result of Ibex's expertise in that area.

     The Board of Directors of Ibex has also identified a number of potential benefits that would accrue to Ibex as a result of the Merger, including: (i) the opportunity to take advantage of Castelle's established distribution channels;
(ii) increased operating flexibility and increased development capital as a result of Castelle's current resources and access to public markets; and (iii) the conversion of a relatively illiquid investment into a liquid one. See "The Merger and Related Transactions -- Reasons for the Merger."

     Conversion of Shares

     Ibex Shares. Upon the effective time of the Merger, the Merger Shares shall be available for issuance to holders of Ibex Preferred Stock and Ibex Common Stock. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is $9.42 or greater, each share of Ibex Common Stock and each share of Ibex Preferred Stock outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive 4.17731 shares of Castelle Common Stock. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is less than $9.42, each share of Ibex Preferred Stock outstanding immediately prior to the effective time of the Merger shall receive a pro rata allocation of shares of Castelle Common Stock with a fair market value on the business day immediately preceding the effective time of the Merger equal to the Preferred Stock Preference. Holders of Ibex Preferred Stock and Ibex Common Stock shall share in a pro rata distribution, based on the total number of shares held, of the Merger Shares remaining after allocation of the Preferred Stock Preference.

     If any shares of Ibex Common Stock outstanding immediately prior to the consummation of the Merger are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Ibex, then the shares of Castelle Common Stock issued in exchange for such shares of Ibex Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Castelle Common Stock may accordingly be marked with appropriate legends.

     As of the date of this Prospectus, the Articles of Incorporation of Ibex entitle the holders of Ibex Preferred Stock to receive $6.25 per share of Ibex Preferred Stock prior to any other allocations to shareholders in a merger if the total consideration paid to acquire Ibex is less than $8 million. The holders of Ibex Preferred Stock have agreed to convert 19,235 (approximately 40%) of the outstanding shares of Ibex Preferred Stock into Ibex Common Stock immediately prior to the consummation of the Merger. At the time of the Merger, therefore, assuming the Castelle Common Stock issued in connection with the Merger has a fair market value of less than $8 million, there will be 28,800 shares of Ibex Preferred Stock outstanding with an aggregate preference due of $180,000.

     Although the number of shares of Castelle Common Stock to be received in exchange for each share of Ibex Preferred Stock and Ibex Common Stock cannot be calculated at this time because the exchange ratios will be determined by the fair market value of a share of Castelle Common Stock on the business day preceding the effective time of the Merger, for illustrative purposes only, the shares of Castelle Common Stock to be received in exchange for Ibex Preferred Stock and Ibex Common Stock would be as follows as of the date of this

Prospectus  at the  Designated  Castelle  Stock Prices  shown  below:

                                   Shares of Castelle Common Stock
                                     Received for each Share of:
                          ----------------------------------------------------
Designated Castelle
  Stock  Price            Ibex  Preferred  Stock          Ibex  Common  Stock
-------------------       ----------------------          --------------------
      $ 6.00                     5.07155                         4.02988
      $ 7.00                     4.94378                         4.05094
      $ 8.00                     4.84798                         4.06673
 $ 9.42 or greater               4.17731                         4.17731

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $6.00 as the Designated Castelle Stock Price, approximately 146,061 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 645,792 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,147 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $7.00 as the Designated Castelle Stock Price, approximately 142,381 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 649,168 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,451 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $7.00 as the Designated Castelle Stock Price, approximately 142,381 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 649,168 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,451 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $8.00 as the Designated Castelle Stock Price, approximately 139,622 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 651,699 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,679 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $9.42 or greater results in approximately 120,307 shares of Castelle Common Stock being issued in the Merger to holders of Ibex Preferred Stock, approximately 669,419 shares of Castelle Common Stock being issued to holders of Ibex Common Stock in the Merger and approximately 60,274 shares of Castelle Common Stock being reserved for issuance upon the exercise of assumed Ibex Options. The foregoing numbers are subject to change based upon the granting, exercise, termination or expiration of Ibex Options at or prior to the Merger Date.

     A recent price for Castelle Common Stock is shown on the cover page of this Prospectus. Holders of Ibex Common Stock may obtain the daily closing prices of Castelle Common Stock from The Wall Street Journal or by calling Ibex at (916) 939-8888.

     Of the total shares of Castelle Common Stock issued in the Merger, 10% will be retained for a period of time in escrow as security to Castelle against any breach of representations, warranties or covenants by Ibex and the Designated Shareholders (as defined below). Such shares shall be contributed out of the shares to be received as a result of the Merger by the Designated Shareholders. The Designated Shareholders are Ney Grant, Betsy Gray-Grant, Clovis Mattos and Curtis Powell. Any shares not required to satisfy such obligations will be released from escrow to the Designated Shareholders after termination of the escrow period. See "The Merger and Related Transactions -- Escrow."

     No fractional shares of Castelle Common Stock will be issued in the Merger. Instead, each Ibex shareholder who would otherwise be entitled to receive a fraction of a share of Castelle Common Stock will receive an amount of cash equal to $8.00 multiplied by the fraction of a share of Castelle Common Stock to which the shareholder would otherwise be entitled. Castelle intends to use its current cash resources to fund the payments for fractional shares.

     Ibex Options. Upon consummation of the Merger, each then outstanding Ibex Option will automatically be converted into an option to purchase a number of shares of Castelle Common Stock determined by multiplying the number of shares of Ibex Common Stock subject to the Ibex Option by the conversion rate utilized to convert Ibex Common Stock into Castelle Common Stock on the date of the Merger, at an exercise price per share of Castelle Common Stock equal to the exercise price per share of the Ibex Option at the time of the Merger divided by the conversion rate utilized to convert Ibex Common Stock into Castelle Common Stock on the date of the Merger, rounded up to the nearest cent. To avoid fractional shares, the number of shares of Castelle Common Stock subject to a converted Ibex Option will be rounded down to the nearest whole share, with no cash being payable for such fractional share. The other terms of each Ibex Option, including status as a "non-statutory stock option" for federal income tax purposes and vesting schedule, will remain unchanged.

     As of the Ibex Record Date, 14,429 shares of Ibex Common Stock were subject to outstanding Ibex Options. Assuming a fair market value for Castelle Common Stock on the business day immediately preceding the Merger of $6.00 per share and that the same number of shares are subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,147 shares of Castelle Common Stock. Should the fair market value of Castelle Common Stock on the business day immediately preceding the Merger be $7.00 per share and the same number of shares be subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,451 shares of Castelle Common Stock. Should the fair market value of Castelle Common Stock on the business day immediately preceding the Merger be $8.00 per share and the same number of shares be subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,679 shares of Castelle Common Stock. Should the fair market value for Castelle Common Stock on the business day immediately preceding the Merger be $9.42 per share or greater and the same number of shares be subject to Ibex Options at the Merger Date as were as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 60,274 shares of Castelle Common Stock.

     Surrender of Certificates. If the Merger becomes effective, Castelle will mail a letter of transmittal with instructions to all holders of record of Ibex Capital Stock as of the effective time of the Merger for use in surrendering their stock certificates in exchange for certificates representing Castelle Common Stock and a cash payment in lieu of fractional shares. Certificates representing shares of Ibex Capital Stock should not be surrendered until the letter of transmittal is received.

     Comparative Stock Price and Book Value Per Share

     The following table sets forth the closing prices per share of Castelle Common Stock on the Nasdaq National Market on August 22, 1996, the last trading day before announcement of the proposed Merger, and on October 31, 1996, the latest practicable trading day before the printing of this Prospectus, and equivalent per share prices for Ibex Preferred Stock and Ibex Common Stock based upon application of the conversion described above in "Conversion of Shares":

                                             Ibex Equivalent (a)
                                             -------------------
                                            Ibex             Ibex
                         Castelle         Preferred         Common
                       Common Stock         Stock           Stock
                       ------------       ---------         ------
August 22, 1996.....      $7.00             $34.61          $28.36
October 31, 1996....      $6.00             $30.43          $24.18

----------

(a) Represents the equivalent of one share of Ibex Common Stock or Ibex Preferred Stock calculated by multiplying the price per share of Castelle Common Stock by the conversion rate applicable at that Castelle Common Stock price per share.

     At June 28, 1996, the book values per share of Castelle Common Stock, Ibex Preferred Stock and Ibex Common Stock, the pro forma combined book value per share and the book value per share of Ibex Preferred Stock and Ibex Common Stock based on the conversion of outstanding Ibex Preferred Stock and Ibex Common Stock as of June 28, 1996 at the closing price for Castelle Common Stock on June 28, 1996 of $7.75 were as follows:

                                                                                 Ibex Equivalent (a)
                                                                                 -------------------
                                          Ibex          Ibex                       Ibex        Ibex
                        Castelle        Preferred      Common      Pro Forma     Preferred    Common
                      Common Stock        Stock        Stock       Combined        Stock      Stock
                      ------------      ---------      ------      ---------     ---------    ------
June 28, 1996 ......      $3.23           $9.60        $3.35         $2.58         $12.74     $10.44


----------

(a) Represents the equivalent of one share of Ibex Preferred Stock or Ibex Common Stock calculated by multiplying the pro forma combined book value per share of Castelle Common Stock by the conversion rate which would have been in effect had the Merger been effective on June 28, 1996.

     Accordingly, the conversion resulted in a premium to Ibex shareholders and dilution to Castelle shareholders based on the respective book values of the shares at June 28, 1996.

     Related Agreements

     Affiliate Agreements. To help ensure that the Merger will be accounted for as a "pooling of interests," the executive officers and directors of Castelle and Ibex and 10% shareholders of Ibex will execute agreements that prohibit such persons from disposing of their shares during the period commencing 30 days prior to the closing date of the Merger (the "Closing Date") and ending when Castelle first publicly releases its quarterly financial statements including the combined financial results of Ibex and Castelle for a period of at least 30 days. Pursuant to such agreements, Ibex affiliates will also acknowledge the resale restrictions imposed by Rule 145 promulgated under the Securities Act on shares received by them in the Merger. In addition, certain shareholders of Ibex will also sign agreements making certain representations pertaining to the "continuity of interest" requirements for a tax-free reorganization. See "The Merger and Related Transactions -- Certain Federal Income Tax Matters" below.

     Conversion Agreement. As of the date of this Prospectus, the Articles of Incorporation of Ibex entitle the holders of Ibex Preferred Stock to receive $6.25 per share of Ibex Preferred Stock prior to any other allocations to shareholders in a merger if the total consideration paid to acquire Ibex is less than $8 million. The holders of Ibex Preferred Stock have agreed to convert 19,235 (approximately 40%) of the outstanding shares of Ibex Preferred Stock into Ibex Common Stock immediately prior to the consummation of the Merger. At the time of the Merger, therefore, assuming the Castelle Common Stock issued in connection with the Merger has a fair market value of less than $8 million, there will be 28,800 shares of Ibex Preferred Stock outstanding with an aggregate preference due of $180,000.

     Irrevocable Proxy Agreements. Pursuant to irrevocable proxy agreements executed concurrently with the execution of the Merger Agreement, directors, executive officers and certain major shareholders of Ibex holding in the aggregate approximately 100.0% of the outstanding shares of Ibex Preferred Stock and 70.3% of the outstanding shares of Ibex Common Stock on the record date have agreed to vote in favor of the Merger and have granted Castelle proxies to vote their shares of Ibex Common Stock and Ibex Preferred Stock in favor of the Merger.

     Benefits to Ibex Executives and Shareholders from Merger

     Ney Grant, Director, President and Chief Executive Officer of Ibex, Curtis Powell, Director and Vice President of Ibex, and three other employees of Ibex have agreed to execute employment agreements with Castelle in connection with the Merger. In addition, Ney Grant, Curtis Powell and one other employee have agreed to execute noncompetition agreements with Castelle in connection with the Merger. In exchange for the non-competition agreements, each signatory has agreed to refrain from providing services, support, products or technology related to the business of Ibex to any person for a period of two years after termination of his employment with Castelle with respect to Messrs. Grant and Powell and one year with respect to the other employee.

     In addition, holders of Ibex Preferred Stock have been granted the right, effective upon the Merger, to register the Castelle Common Stock received in connection with the Merger for resale to the public, subject to certain restrictions and the approval of such rights by the existing holders of registration rights. Upon the approval of existing holders of registration rights, holders of Ibex Common Stock shall receive more limited registration rights which will be subject to certain restrictions, including the right to participate in the registration of shares of Castelle stock initiated by either Castelle or holders of registration rights other than the holders of Ibex Preferred Stock identified above.

     Representations and Covenants

     Under the Merger Agreement, Castelle and Ibex made a number of representations regarding their respective businesses, capital structures, operations, financial condition and other matters, including their authority to enter into the Merger Agreement and to consummate the Merger. Ibex covenanted that, until the consummation of the Merger or the termination of the Merger Agreement, it will maintain its business, it will not take certain actions outside the ordinary course of business without Castelle's consent. Each party covenants that until the consummation of the Merger or the termination of the Merger Agreement, it will use its commercially reasonable efforts to consummate the Merger. Each party has agreed not to initiate or solicit any proposals relating to the possible acquisition of that party or any material portion of its capital stock or assets by any person other than Castelle's acquisition of Ibex, and has further agreed not to enter into any agreement providing for any such acquisition.

     Escrow

     The Merger Agreement provides that 10% of the shares of Castelle Common Stock to be issued to Ibex shareholders will be placed in escrow by the Designated Shareholders to indemnify Castelle for damages arising from the following circumstances: (a) an inaccuracy in or breach of a representation or warranty of Ibex or the Designated Shareholders in the Merger Agreement or any related agreement; (b) a breach of a covenant or obligation of Ibex or the Designated Shareholders; or (c) any legal proceeding in connection with clauses
(a) and (b). Representations and warranties which are reviewed in the audit process shall terminate when Castelle publishes its audited financial statements for the fiscal year which includes the Merger Date and the escrow will terminate 365 days after the Closing Date. The Escrow Agent is presently expected to be First Trust of California, National Association. Subject to the retention of shares in the escrow to cover claims made during the escrow period, any shares remaining in the escrow after the 365 day period will be distributed pro rata to the Designated Shareholders. See "The Merger and Related Transactions -- Escrow" and "-- Benefits to Ibex Executives and Shareholders from the Merger."

     Conditions to the Merger

     In addition to the requirement that the approval by the Castelle shareholders and Ibex shareholders be received, consummation of the Merger is subject to a number of other conditions that, if not satisfied or waived, may cause the Merger not to be consummated and the Merger Agreement to be terminated. Each party's obligation to consummate the Merger is conditioned on, among other things, the accuracy of the other party's representations, the other party's performance of its covenants, the absence of a material adverse change with respect to the other party, favorable legal opinions (including opinions to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization), and the absence of legal action preventing the consummation of the Merger.

     Castelle's obligation to consummate the Merger will be further conditioned upon (i) the receipt of a letter from Coopers & Lybrand L.L.P. that the Merger will be treated as a pooling of interests for accounting purposes; and (ii) holders of no more than 2% of the Ibex Common Stock being eligible to exercise dissenters' rights of appraisal under California law. See "The Merger and Related Transactions -- Dissenters' Rights."

     Termination and Termination Fees

     Termination. The Merger Agreement may be terminated by mutual agreement of both parties or by either party (i) as a result of a material breach by the other party of any covenant or agreement set forth in the Merger Agreement; (ii) if the timely satisfaction of any of the conditions for closing the Merger has become impossible; (iii) if any of the closing conditions have not been satisfied prior to the Closing; or (iv) if the Closing has not taken place before December 30, 1996.

     Termination Fees. If, prior to the Closing or the termination of the Merger Agreement, either Castelle or Ibex enters into negotiations or discussions with a third party concerning the sale of all or substantially all of the assets, business or stock of that company, such company shall immediately reimburse the other company for all expenses and costs incurred in connection with the Merger. Should either company enter into a letter of intent, understanding or other agreement relating to the sale of all or substantially all of the assets, business or stock of that company, such company shall immediately pay the other company a termination fee in the amount of $250,000.

     Certain Federal Income Tax Consequences

     The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Ibex shareholders on the exchange of Ibex capital stock for Castelle Common Stock, except to the extent that Ibex shareholders receive cash in lieu of fractional shares or upon exercise of dissenters' rights. The Merger Agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. As a condition to Castelle's and Ibex's obligations to consummate the Merger, Castelle and Ibex are to receive opinions at the effective time from their respective legal counsel that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Ibex shareholders are urged to consult their own tax advisors regarding such tax consequences. See "The Merger and Related Transactions -- Certain Federal Income Tax Matters."

     Waivers and Amendments

     At any time at or prior to the effective time, to the extent legally allowed, Castelle or Ibex, without approval of the shareholders of such corporation, may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of that company. Neither Castelle nor Ibex currently intends to waive compliance with any such agreements or conditions.

     The Merger Agreement may be amended by Castelle and Ibex at any time before or after approval of the Castelle shareholders or the Ibex shareholders, except that, after such approval, no amendment may be made that requires the further approval of the Castelle shareholders or the Ibex shareholders under applicable law, unless such approval is obtained.

     Accounting Treatment

     The Merger is intended to be treated as a pooling of interests for accounting purposes. As a condition to Castelle's obligation to consummate the Merger, Castelle is to receive a letter to such effect from Coopers & Lybrand L.L.P., the independent auditors for Castelle. See "The Merger and Related Transactions -- Accounting Treatment."

     Dissenters' Rights

     If the Merger Agreement is approved by the required vote of Ibex shareholders and is not abandoned or terminated, holders of Castelle and Ibex Capital Stock who did not vote in favor of the Merger may, by complying with Sections 1300 through 1312 of the California General Corporation Law (the
"California Law"), be entitled to dissenters' rights as described therein. However, it is a condition to Castelle's obligation to consummate the Merger that not more than 2% of the shares of Ibex Common Stock and none of the shares of Ibex Preferred Stock be eligible to exercise dissenters' rights. See "The Merger and Related Transactions -- Dissenters' Rights."

     Merger Expenses and Fees and Other Costs

     Castelle and Ibex estimate that they will incur direct transaction costs of approximately $650,000 associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. In addition, Castelle anticipates incurring a charge upon consummation of the Merger of $200,000 to $300,000 to reflect costs and expenses relating to integrating the two companies. See "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere herein.

     Whether or not the Merger is consummated, except as set forth below, each party will bear its own costs and expenses in connection with the Merger and the transactions provided for therein.

     Castelle has agreed to reimburse Ibex for the first $25,000 of audit fees, costs and expenses invoiced by Coopers & Lybrand L.L.P. and incurred by Ibex in the audit by Coopers & Lybrand L.L.P. of Ibex's fiscal years ended December 31, 1995 and 1994, as well as one-half of any additional audit fees, costs and expenses invoiced by Coopers & Lybrand L.L.P. Castelle has also agreed to pay Unterberg Harris a transaction fee of $250,000, which amount has been included in the direct transaction costs above, if the Merger is consummated. Castelle will also reimburse Unterberg Harris for the reasonable out-of-pocket expenses incurred by Unterberg Harris in rendering services to Castelle in connection with the Merger. See "The Merger and Related Transactions -- Opinion of Financial Advisor to Castelle."

     Regulatory Matters

     Castelle and Ibex are not aware of any governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities ("blue sky") laws of various states in which Castelle and Ibex shareholders reside.

Additional Proposals for Castelle Shareholders

     In addition to the proposal to approve and adopt the Merger Agreement, Castelle shareholders will be asked at the Castelle Meeting to elect directors to serve on the Board of Directors to serve until the next Annual Meeting of Shareholders and to ratify the appointment of Coopers & Lybrand L.L.P. as Castelle's auditors for the fiscal year ended December 31, 1996. See "Additional Matters for Consideration of Castelle Shareholders."

     Castelle's Board of Directors has unanimously approved the appointment of Coopers & Lybrand L.L.P. as Castelle's auditors and unanimously recommends that the shareholders of Castelle approve the appointment of Coopers & Lybrand L.L.P. as Castelle's auditors.

Additional Proposal for Ibex Shareholders

     In addition to the proposal to approve and adopt the Merger Agreement, Ibex shareholders will be asked at the Ibex Meeting to approve the adoption of the 1992 Stock Option Plan. See "Additional Matter for Consideration of Ibex Shareholders."

     Ibex's Board of Directors has unanimously approved the adoption of the 1992 Stock Option Plan and unanimously recommends that the shareholders of Ibex approve the 1992 Stock Option Plan.

Market Price Data

     Castelle initiated public trading on December 20, 1995. The following table sets forth the range of high and low bid prices reported on the Nasdaq National Market for Castelle Common Stock for the periods indicated which are subsequent to that date:

                                                         High           Low
Fiscal Year Ended December 31, 1995:
    Fourth Quarter (beginning December 21, 1995........  $8             $6 15/16
Fiscal Year Ended December 31, 1996:
    First Quarter......................................  $9 1/4         $7
    Second Quarter.....................................  $9 3/4         $7 1/4
    Third Quarter (through September 23, 1996).........  $8 1/4         $6 1/2


     There is no public trading market for Ibex securities.

     As of the Record Date, October 7, 1996, there were approximately 156 shareholders of record who held shares of Castelle Common Stock, as shown on the records of Castelle's transfer agent for such shares. As of the Ibex Record Date, there were approximately 28 shareholders of record who held shares of Ibex Common Stock and 2 shareholders of record who held shares of Ibex Preferred Stock.

     Neither Castelle nor Ibex has paid any cash dividends on any class of its stock. Both Castelle and Ibex anticipate that for the foreseeable future they will continue to retain any earnings for use in the operation of their businesses.

                Selected Historical And Pro Forma Financial Data

     The following selected historical financial information of Castelle and Ibex has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, included elsewhere herein. The selected pro forma combined financial information is derived from the unaudited pro forma condensed combined financial statements, which give effect to the Merger as a pooling of interests and should be read in conjunction with such pro forma statements and the notes thereto included in this Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position. In addition, it does not incorporate any benefits from cost savings or synergies of operations of the combined companies.

                  Castelle Consolidated Selected Financial Data
                    (in thousands, except per share amounts)

     The selected consolidated financial data of Castelle set forth below should be read in conjunction with the consolidated financial statements of Castelle, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" included elsewhere herein. The consolidated statement of operations data for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and the consolidated balance sheet data at December 31, 1991, 1992, 1993, 1994 and 1995 are derived from, and are qualified by reference to, audited consolidated financial statements contained in the Prospectus. The consolidated statement of operations data for the six month periods ended June 30, 1995 and June 28, 1996 and the consolidated balance sheet data at June 28, 1996 are derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and other information for such period. These historical results are not necessarily indicative of the results of operations to be expected for the full fiscal year or any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle."


                                                      Year Ended December 31,                           Six Months Ended
                                      -------------------------------------------------------           ----------------
                                                                                                      June 30,    June 28,
                                         1991      1992       1993       1994        1995               1995        1996
                                         ----      ----       ----       ----        ----              ------      -----
Historical Consolidated Statement of                                                                 (unaudited) (unaudited)
Operations Data:
     Net sales .....................   $ 9,067   $19,008    $17,787    $19,486     $25,082            $11,874     $13,425
     Cost of sales..................     5,457    10,563     11,346     11,503      13,571              6,385       7,117
                                        ------    ------     ------     ------      ------             ------      ------

        Gross profit................     3,610     8,445      6,441      7,983      11,511              5,489       6,308
                                        ------     -----      -----      -----      ------              -----       -----

     Operating expenses:
        Research and development.....    1,632     1,927      2,152      2,179       2,018                996       1,057
        Sales and marketing..........    2,649     4,959      5,628      4,384       5,641              2,785       3,199
        General and administrative...      850     1,313      1,977      1,446       1,405                623         718
        Restructuring charge.........       --        --        615         --         --                  --          --
                                        ------     -----     ------      -----       -----              -----       -----
          Total operating expenses...    5,131     8,199     10,372      8,009       9,064              4,404       4,974
                                        ------     -----     ------      -----       -----              -----       -----

     Operating income (loss).........   (1,521)      246     (3,931)       (26)      2,447              1,085       1,334
     Interest income (expense), net..      (11)     (157)      (349)      (481)       (296)              (192)        167
     Other income (expense), net.....       23        48       (515)       129         (53)                --         (75)
                                        ------     -----     -------     -----       -----              -----       -----
     Income (loss) before provision
        for income taxes.............   (1,509)      137     (4,795)      (378)      2,098                893       1,426
     Provision for (benefit from)
        income taxes                        --        11         --         --          74                 23          64
                                        ------     -----    -------      -----       -----              -----       -----
     Net income (loss)...............  $(1,509)  $   126    $(4,795)   $  (378)     $2,024             $  870      $1,362
                                        ======    ======     ======     ======       =====              =====       =====
     Net income (loss) per share (1).  $ (5.80)  $  0.09    $(12.11)   $ (0.91)     $ 0.77             $ 0.34      $ 0.35
                                        ======    ======     ======     ======       =====              =====       =====
     Shares used in per share
        calculation (1)                    260     1,330        396        414       2,673              2,648       3,887
                                         =====     =====     ======     ======       =====              =====       =====
     Pro forma net loss per share (1)                                   $(0.16)
                                                                         =====
     Pro forma shares used in per share
     calculation (1) ................                                    2,396
                                                                         =====





                                                                   As of December 31,                            June 28,
                                               ----------------------------------------------------------        --------
                                                      1991       1992        1993        1994       1995           1996
                                                      ----       ----        ----        ----       ----           ----
                                                                                                                (unaudited)
Historical Balance Sheet Data:
     Working capital (deficit)................      $1,872     $ 2,293    $  (765)     $  884     $8,849          $11,241
     Total assets.............................       5,144      10,114      8,623       7,124     14,667           15,696
     Short-term debt..........................         507       2,163      4,174       2,670        193               --
     Total shareholders' equity (deficit).....       2,390       3,493     (1,264)      1,355      9,289           11,709



     (1) Computed on the basis described for net income (loss) per share in Note 2 of Notes to Consolidated Financial Statements.

                          Ibex Selected Financial Data
                    (in thousands, except per share amounts)

     The selected financial data of Ibex set forth below should be read in conjunction with the financial statements of Ibex, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex" included elsewhere herein. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, audited financial statements contained in this Prospectus. The statement of operations data for the years ended December 31, 1991, 1992 and 1993 and the six month periods ended June 30, 1995 and 1996, and the balance sheet data at December 31, 1991, 1992 and 1993, and at June 30, 1996, are derived from unaudited financial statements that have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and other information for such period. These historical results are not necessarily indicative of the results of operations to be expected for the full fiscal year or any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex."



                                                         Year Ended December 31,                          Six Months Ended
                                      ------------------------------------------------------------        ----------------
                                                                                                         June 30,     June 30,
                                           1991        1992        1993        1994        1995            1995         1996
                                           ----        ----        ----        ----        ----           ------       -----
Historical Statement of Operations Data (unaudited) (unaudited) (unaudited)                            (unaudited)  (unaudited)
     Net sales .....................    $    521   $   1,020   $   1,791   $   2,708   $   3,091       $    1,393   $   2,075
     Cost of sales..................         218         290         554         691         732              355         444
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------
        Gross profit................         303         730       1,237       2,017       2,359            1,038       1,631
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------

     Operating expenses:
        Research and development.....         95         153         245         432         648              418         342
        Sales and marketing..........        128         368         638         988       1,391              660         760
        General and administrative...         68         197         289         256         262              129         153
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------
          Total operating expenses...        291         718       1,172       1,676       2,301            1,207       1,255
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------

     Operating income (loss).........         12          12          65         341          58             (169)        376
     Other income (expense), net.....         (4)         (4)          1          (8)         (4)              (5)         10
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------
     Income (loss) before provision
        for income taxes.............          8           8          66         333          54             (174)        386
     Provision for (benefit
        from) income taxes...........          1           1          39         121          (5)             (21)        162
                                        --------   ---------   ---------   ---------   ---------       ----------   ---------
     Net income (loss)...............   $      7   $       7   $      27   $     212   $      59       $     (153)  $     224
                                        ========   =========   =========   =========   =========       ==========   =========
     Net income (loss) per share (1).   $   0.06   $     0.05  $    0.15   $    1.11   $    0.30       $    (1.13)  $    1.11
                                        ========   ==========  =========   =========   =========       ==========   =========
     Shares used in per
        share calculation (1)                116          151         174        191         199              135         201
                                             ===   ==========  ==========  =========   =========       ==========   =========


                                                                     As of December 31,                               June 30,
                                               -----------------------------------------------------------            --------
                                                   1991          1992         1993        1994       1995               1996
                                               (unaudited)   (unaudited)  (unaudited)                                (unaudited)
Historical Balance Sheet Data:
     Working capital (deficit)................   $   11         $ 266        $ 302       $ 499      $ 593             $  828
     Total assets.............................      126           385          517         934        986              1,484
     Short-term debt..........................       68            --           28          28         75                 25
     Total shareholders' equity (deficit).....       32           341          368         608        700                924




(1) Computed on the basis described for net income (loss) per share in Note 2 of Notes to Consolidated Financial Statements.

              Unaudited Selected Pro Forma Combined Financial Data
                    (in thousands, except per share amounts)

     For purposes of the pro forma operating data, Castelle's consolidated financial statements for the five fiscal years ended December 31, 1995, and for the six months ended June 28, 1996 have been combined with Ibex's financial statements for the five fiscal years ended December 31, 1995, and for the six months ended June 30, 1996. Castelle and Ibex estimate that they will incur merger-related expenses, consisting primarily of transaction costs for investment bankers fees, attorneys, accountants, financing printing, and the costs associated with integrating the two companies and other related charges of approximately $850,000-$950,000. The pro forma combined balance sheet data gives effect to such expenses as if they had been incurred as of June 28, 1996, but the pro forma condensed combined statements of operations do not give effect to such expenses. No dividends have been declared or paid on Castelle Common Stock or Ibex Capital Stock.



                                                     Year Ended December 31,                         Six Months Ended
                                     ------------------------------------------------------          ----------------
                                                                                                    June 30,   June 30,
                                         1991       1992       1993       1994      1995              1995       1996
                                         ----       ----       ----       ----      ----             ------     ------
Pro Forma Condensed Combined          (unaudited)(unaudited)(unaudited)                           (unaudited) (unaudited)
Statement of Operations Data:
  Net sales ........................   $ 9,588    $20,028    $19,578    $22,194   $28,173           $13,267    $15,500
  Cost of sales.....................     5,675     10,853     11,900     12,194    14,303             6,740      7,561
                                        ------     ------     ------     ------    ------            ------     ------
     Gross profit...................     3,913      9,175      7,678     10,000    13,870             6,527      7,939
                                         -----      -----      -----     ------    ------             -----      -----

  Operating expenses:
     Research and development........    1,727      2,080      2,397      2,611     2,666             1,414      1,399
     Sales and marketing.............    2,777      5,327      6,266      5,372     7,032             3,445      3,959
     General and administrative......      918      1,510      2,266      1,702     1,667               752        871
         Restructuring charge........       --         --        615         --        --                --         --
                                         -----      -----     ------     ------    ------             -----      -----
       Total operating expenses......    5,422      8,917     11,544      9,685    11,365             5,611      6,229
                                         -----      -----     ------     ------    ------             -----      -----

  Operating income (loss)............   (1,509)       258     (3,866)       315     2,505               916      1,710
  Interest income (expense), net.....      (11)      (157)      (349)      (481)     (296)             (192)       167
  Other income (expense), net........       19         44       (514)       121       (57)               (5)       (65)
                                         -----     ------     ------      -----     -----             -----      -----
  Income (loss) before provision for income
   taxes.............................   (1,501)       145     (4,729)       (45)    2,152               719      1,812
  Provision for (benefit from)
   income taxes                              1         12         39        121        69                 2        226
                                         -----     ------     ------      -----     -----            ------     ------
  Net income (loss).................. $ (1,502)   $   133    $(4,768)    $ (166)   $2,083           $   717    $ 1,586
                                      ========    =======    =======     ======    ======           =======    =======
  Net income (loss) per
   Castelle share (1)                 $  (2.06)   $  0.07    $ (5.48)    $(0.17)   $ 0.59           $  0.21    $  0.33
                                      ========    =======    ========    ======    ======           =======    =======
  Shares used in per
   share calculation (1)                   728      1,964         870       949     3,519             3,487      4,744
                                         =====     ======      ======     =====     =====            ======     ======
  Net income (loss) per Ibex share (1)   (8.34)      0.28      (22.18)    (0.71)     2.42              0.84       1.36
                                         =====     ======      ======     =====     =====            ======     ======
  Shares used in per share calculation (1) 180        480         215       235       859               851      1,162
                                         =====     ======      ======     =====     =====            ======     ======



                                                           As of December 31,                             June 28,
                                              ------------------------------------------------            -------
                                              1991      1992      1993         1994       1995              1996
                                              ----      ----      ----         ----       ----              ----
Pro Forma Condensed Combined Balance     (unaudited)(unaudited)(unaudited)                              (unaudited)
    Sheet Data:
  Working capital ......................    $1,883    $2,559     $(463)      $1,383     $9,442            $11,119
  Total assets    ......................     5,270    10,499      9,140       8,058     15,653             17,180
  Short term debt.......................       575     2,163      4,202       2,698        268                 25
     Shareholders' equity  .............     2,422     3,834      (896)       1,963      9,989             11,683



     See "Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.

                           Comparative Per Share Data

     The following table sets forth certain historical per share data of Castelle and Ibex and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis of accounting. Assuming a designated stock price of $7.00 for each share of Castelle common stock, 791,541 shares of Castelle Common Stock would be issued in exchange for Ibex Common Stock and Ibex Preferred Stock in the Merger (and 58,451 shares of Castelle Common Stock would be reserved for issuance upon exercise of Ibex Options). This data should be read in conjunction with the selected financial data, the pro forma combined condensed financial information and the separate historical financial statements of Castelle and Ibex and notes thereto included elsewhere in this Prospectus. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.


                                                                                           Six Months       Six Months
                                                                                             Ended            Ended
                                                         Year Ended December 31,            June 30,         June 28,
                                                     ------------------------------        ----------       ----------
                                                     1993         1994         1995           1995             1996
                                                     ----         ----         ----        ----------       ----------
                                                                                           (unaudited)      (unaudited)
Castelle Historical Per Common Share:
  Net income (loss)............................    $(12.11)     $ (0.91)      $ 0.77        $  0.34          $  0.35
  Book value (1)...............................    $(45.91)     $(32.48)      $ 2.68                         $  3.23
Pro Forma Combined - Per Castelle Share:
  Net income (loss) (2)........................    $ (5.48)     $ (0.17)      $ 0.59        $  0.21          $  0.33
  Book value (2)(4)............................    $(13.14)     $(11.75)      $ 2.27                         $  2.58

                                                                                           Six Months       Six Months
                                                                                             Ended            Ended
                                                          Year Ended December 31,           June 30,         June 30,
                                                     ------------------------------        ----------       ----------
                                                     1993         1994         1995           1995             1995
                                                     ----         ----         ----        ----------       ----------
Ibex Historical Per Common Share:                (unaudited)                               (unaudited)      (unaudited)
  Net income (loss) ...........................    $  0.15      $  1.11      $  0.30        $ (1.13)         $  1.11
  Book value (1)...............................    $  0.37      $  1.71      $  2.15                         $  3.35
Pro Forma Combined - Per Ibex Share:(3)
  Net income (loss) (3)........................    $(22.18)     $ (0.71)     $  2.42        $  0.84          $  1.36
  Book value (3)...............................    $(53.24)     $(47.61)     $  9.20                         $ 10.44



(1) The historical book value per share is computed, in the case of Castelle, by dividing shareholders' equity by the number of shares of Castelle Common Stock outstanding at the end of each period and, in the case of Ibex, by dividing shareholders' equity by the number of shares of Ibex Common Stock and Ibex Preferred Stock, on an as-converted basis, outstanding at the end of each period.

(2) Castelle and Ibex estimate they will incur direct transaction costs of approximately $650,000 associated with the Merger, which will be charged to operations as incurred. In addition, it is expected that after the Merger, Castelle will incur additional charges to operations, currently estimated to be between $200,000 to $300,000, to reflect costs associated with integrating the two companies. The Pro Forma Combined Book Value Per Share data give effect to such costs (estimated at $950,000 in total) as if such costs had been incurred as of June 28, 1996. See "Pro Forma Combined Condensed Financial Information" and accompanying notes thereto. The pro forma condensed combined statement of operations do not give effect to such expenses.

(3) The Pro Forma Combined-Per Ibex Share amounts are calculated by multiplying the Pro Forma Combined-Per Castelle Share amounts by the conversion rate in effect assuming a fair market value for Castelle Common Stock of $7 per share.

(4) The Pro Forma Combined Book Value Per Share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                                  RISK FACTORS

     The following risk factors should be considered by holders of Ibex Common and Ibex Preferred Stock in evaluating whether to approve the Merger Agreement and thereby become holders of Castelle Common Stock and by holders of Castelle Common Stock in evaluating whether to approve the issuance of shares of Castelle Common Stock pursuant to the Merger Agreement. These factors should be considered in conjunction with the other information included in this Joint Proxy Statement/Prospectus.

     Except for the historical information contained herein, the following discussion contains forward- looking statements that involve risks and uncertainties. Castelle's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" as well as in the sections entitled "Summary," "Unaudited Pro Forma Condensed Combined Financial Information," "Business of Castelle," "Business of Ibex," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" and "Management's Discussion And Analysis of Financial Condition And Results of Operations of Ibex."

Castelle:  History of Losses; Accumulated Deficit

     Castelle has experienced significant operating losses and, as of December 31, 1995, had an accumulated deficit of $12.7 million. The development and marketing by Castelle of new products will continue to require substantial product development and other expenditures. Although Castelle has recently been profitable, there can be no assurance that growth in net sales or profitability will be sustained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle."

Fluctuations in Operating Results

     Castelle's and Ibex's revenues and operating results have fluctuated in the past and the combined company's future revenues and operating results are likely to do so in the future, particularly on a quarterly basis.

     Castelle's operating results may vary significantly from quarter to quarter due to a variety of factors, including changes in Castelle's product and customer mix, the introduction of new products by Castelle or its competitors, constraints in Castelle's manufacturing and assembling operations, shortages or increases in the prices of raw materials and components, changes in pricing policy by Castelle or its competitors, a slowdown in the growth of the networking market, seasonality, timing of expenditures and economic conditions in the United States, Europe and Asia. Castelle's backlog at any given time is not necessarily indicative of actual sales for any succeeding period. Castelle's sales will often reflect orders shipped in the same quarter in which they are received. In addition, a significant portion of Castelle's expenses are relatively fixed in nature, and planned expenditures are based primarily on sales forecasts. Therefore, if Castelle inaccurately forecasts demand for its products, the impact on net income may be magnified by Castelle's inability to adjust spending quickly enough to compensate for the net sales shortfall. Future demand for Castelle's products may be stronger during the last quarter of each year than the first quarter of the succeeding year as the sales personnel of Castelle's distributors seek to meet their annual sales quotas. Castelle's performance in any quarter is not necessarily indicative of its performance in any subsequent quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle."

     Ibex's license revenues are difficult to forecast because Ibex's sales cycle is relatively long and revenues in a particular quarter may be affected by a relatively few large contracts that are subject to changes in customer budgets and general economic conditions. Because Ibex's operating expenses are based on anticipated revenue levels and a high percentage of Ibex's expenses are relatively fixed, the timing of revenues from a single contract can cause significant fluctuations in operating results from quarter to quarter and may adversely affect operating results. In addition, Ibex historically has operated with little backlog because its software products are generally shipped as orders are received. As a result, license revenues in any quarter are substantially dependent on orders booked and shipped in that quarter. Further, certain contracts may constitute a significant portion of the operating profits for the quarter in which they are signed. Accordingly, revenues in any quarter are not indicative of revenues in any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex."

     The combined company's quarterly operating results may continue to fluctuate due to numerous other factors. Some of these factors include the demand for the combined company's products, seasonality, customer order deferrals in anticipation of new versions of the combined company's products, the introduction of new products and product enhancements by the combined company or its competitors, including the effects of filling the distribution channels following such introductions and of potential delays in availability of announced or anticipated products, price changes by the combined company or its competitors, product sales mix, the mix of license and service revenue, commencement or conclusion of significant development contracts, changes in foreign currency exchange rates, timing of acquisitions and associated costs, and timing of significant marketing and sales promotions.

Rapid Technological Change; Risks Associated with New Products

     The market for Castelle's and Ibex's products are affected by rapidly changing networking technology and evolving industry standards. Castelle and Ibex believe that their future success will depend upon their ability to enhance their existing products and to develop and introduce new products which conform to or support emerging network telecommunications standards, are compatible with a growing array of computer and peripheral devices, support popular computer and network operating systems and applications, meet a wide range of evolving user needs and achieve market acceptance. There can be no assurance that Castelle or Ibex will be successful in these efforts. In order to develop new products successfully, Castelle and Ibex are dependent upon timely access to information about new technological developments and standards. There can be no assurance that Castelle or Ibex will have such access or that they will be able to develop new products successfully and respond effectively to technological change or new product announcements by others. Furthermore, Castelle expects that printer and other peripheral manufacturers will add features to their products that make them more network- accessible, which may reduce demand for Castelle's network enhancement devices. There can be no assurance that products or technologies developed by others will not render the combined company's products non-competitive or obsolete. Ibex's growth and the fax-on-demand market in general have been negatively affected by the growth of the World Wide Web and the Internet. Although Ibex has new web/fax/email products in development, there can be no assurance Ibex will compete successfully. Castelle began shipping the most recent version of its FaxPress product in June 1996 and began shipping a number of enhanced versions of its print servers in the fourth quarter of 1995. Complex products such as those offered by Castelle or Ibex may contain undetected or unresolved hardware defects or software errors when they are first introduced or as new versions are released. Changes in Castelle's or its
suppliers'   manufacturing   processes  or  the  inadvertent  use  of  defective
components by Castelle or its suppliers could adversely affect Castelle's ability to achieve acceptable manufacturing yields and product reliability. Castelle and Ibex have in the past discovered hardware defects and software errors in certain of their new products and enhancements after their introduction. Although neither Castelle nor Ibex has not experienced material adverse effects resulting from any such errors to date, there can be no assurance that any such errors in the future will not result in adverse product reviews and a loss of or delay in market acceptance.

     Castelle and Ibex have incurred, and the combined company expects to continue to incur, substantial expenses associated with the introduction and promotion of new products. There can be no assurance that the expenses incurred will not exceed development budgets or that new products will achieve market acceptance and generate sales sufficient to offset development costs. In addition, programs as complex as those offered by Castelle and Ibex may contain a number of undetected errors or bugs when they are first introduced or as new versions are released. There can be no assurance that, despite testing by Castelle and Ibex and by third-party test sites, errors will not be found in future releases of the combined company's products, which would negatively affect market acceptance of these products.

     The introduction of new or enhanced products requires Castelle and Ibex to manage the transition from older products. Ibex must encourage the transition of customers to new product releases in order to minimize the costs associated with supporting multiple product versions. Castelle must manage new product introductions so as to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demands. Castelle and Ibex have from time to time experienced delays in the shipment of new products. There can be no assurance that future product transitions will be managed successfully by the combined company. See "Business of Castelle -- Products," "-- Research and Development," "-- Sales, Marketing and Distribution" and "-- Competition" and "Business of Ibex -- Products," "-- Research and Development," "-- Sales, Marketing and Distribution" and "-- Competition."

Key Personnel

     Castelle's and Ibex's success depends to a significant degree upon the continued contributions of the combined company's key management, marketing, product development and operational personnel. In the past fifteen months, both Castelle and Ibex have filled a number of key management positions. The success of the combined company will depend to a large extent upon its ability to retain and continue to attract highly skilled personnel. Competition for employees in the computer industry is intense, and there can be no assurance that the combined company will be able to attract and retain enough qualified employees. If the business of the combined company grows, it may become increasingly difficult for it to hire, train and assimilate the new employees needed. In addition, it is possible that the business changes or uncertainty brought about by the Merger may cause key employees to leave Castelle or Ibex prior to the Merger or to leave the combined company following the Merger. The combined company's inability to retain and attract key employees could have a material adverse effect on the combined company's product development and results of operations. Neither Castelle or Ibex carries any key person life insurance with respect to any of its personnel. See "Management of Castelle" and "Management of Ibex."

Product Transition; Risk of Product Returns and Inventory Obsolescence

     From time to time, the combined company may announce new products, product versions, capabilities or technologies that have the potential to replace or shorten the life cycles of existing products. The combined company has in the past experienced increased returns of a particular product version following the announcement of a planned release of a new version of that product. Although

Castelle and Ibex provide allowances for anticipated returns, and believes its existing policy results in the establishment of allowances that are currently adequate, there can be no assurance that product returns will not exceed such allowances in the future. The release of a new product or product version may also result in the write-down of product in inventory if such inventory becomes obsolete.

Competition and Price Erosion

     The computer software and hardware markets in which both Castelle and Ibex participate are highly competitive and characterized by rapid change and improvements in technology along with constant pressure to reduce prices. Many of the combined company's competitors will have substantially greater financial, marketing, recruiting and training resources than the combined company.

     Ibex's principal competitors include Faxback, Inc. and Copia International, Inc. and numerous smaller software vendors. Ibex also faces competition from systems integrators who configure hardware and software into customized systems. In addition, new companies continue to enter the market. As the market becomes increasingly competitive, many companies are offering lower priced products which compete with Ibex products.

     The network enhancement products market is highly competitive, and Castelle believes that such competition will intensify in the future. Castelle currently competes principally in the market for network print servers and network fax servers and software. Increased competition, direct and indirect, could adversely affect Castelle's business and operating results through pricing pressure, loss of market share and other factors. In particular, Castelle expects that, over time, average selling prices for its print server products may decline as the market for these products becomes increasingly competitive. Any material reduction in the average selling prices of Castelle's products would require Castelle to increase unit sales in order to avoid a reduction in net sales and would adversely affect gross margins. There can be no assurance Castelle will be able to maintain the current average selling prices of its products or the related gross margins.

     The principal competitive factors affecting the market for Castelle's products include product functionality, performance, quality, reliability, ease of use, quality of customer training and support, name recognition, price, and compatibility and conformance with industry standards and changing operating system environments. Several of Castelle's existing and potential competitors, most notably the Hewlett-Packard Company ("Hewlett-Packard") and Intel Corporation ("Intel"), have substantially greater financial, engineering, manufacturing and marketing resources than does Castelle. Castelle also experiences competition from a number of other companies. In addition to its current competitors, Castelle may face substantial competition from new entrants into the network enhancement market, including established and emerging computer, computer peripherals, communications and software companies. As Castelle develops and introduces more software products, it may experience increasing competition from companies such as Symantec Corp. and Cheyenne Software Inc. There can be no assurance that competitors will not introduce products incorporating technology more advanced than that of Castelle. In addition, certain competing methods of communications such as the Internet or electronic mail could adversely affect the market for fax products. Certain of Castelle's existing and potential competitors are manufacturers of printers and other peripherals, and these competitors may develop closed systems accessible only through their own proprietary servers. There can be no assurance that Castelle will be able to compete successfully or that competition will not have a material adverse effect on Castelle's business and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" and "Business of Castelle -- Competition."

Combination of the Companies; Possible Adverse Effect on Financial Results

     The combination of the two organizations will require the dedication of management resources, which will temporarily distract attention from the day-to-day business of the combined company. There can be no assurance that the combination will be completed without disrupting Castelle's and Ibex's businesses. Should Castelle and Ibex not be able to combine their businesses in a timely and coordinated fashion, it could result in a material adverse effect on operating results. Neither management group has experience in business combinations of this size. Realization of the anticipated benefits of the Merger will depend in part upon the successful combination of the senior management of the two companies. The inability to successfully combine such senior management or the loss of the services of one or more of these key persons could have a material adverse effect on the combined companies. The senior management of the combined companies also must continue to attract and retain key management, technical, sales and marketing personnel and continue to motivate employees in light of organizational changes resulting from the Merger will be critical to the combined company's future operations. In addition, the anticipated combination of the two companies may cause uncertainties, hesitation and possible dissatisfaction among customers and potential customers of Castelle and Ibex.

     Castelle and Ibex estimate they will incur direct transaction costs of approximately $650,000 associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. In addition, Castelle anticipates incurring an additional charge upon consummation of the Merger of $200,000 to $300,000 to reflect costs and expenses relating to integrating the two companies. See "Unaudited Pro Forma Combined Condensed Financial Information" included elsewhere herein.

Castelle:  Concentration of Distributors; Distribution Risks

     Castelle sells its products primarily through a two-tier domestic and international distribution network, with Castelle's distributors selling Castelle's products to value-added resellers ("VARs"), system integrators and other resellers. The personal computer and networking products distribution industry has been characterized by rapid change, including consolidations due to the financial difficulties of distributors and the emergence of alternative distribution channels. In addition, an increasing number of companies are competing for access to these channels. Castelle's five largest distributors accounted for 77% of its net sales in the first six months of 1996 and approximately 70% and 67% of Castelle's net sales in 1995 and 1994, respectively. Macnica Corporation ("Macnica"), Castelle's principal Japanese distributor, and Ingram Micro, Inc. ("Ingram Micro"), Castelle's largest domestic distributor, accounted for approximately 38% and 16% of its net sales in the first six months of 1996, respectively, 29% and 18%, respectively, of Castelle's net sales in 1995, and 17% and 23%, respectively, of Castelle's net sales in 1994. Castelle's distributors typically represent other product lines that are complementary to, or compete with, those of Castelle. While Castelle attempts to encourage its distributors to focus on its products through marketing and support programs, these distributors may give higher priority to products of other suppliers, thereby reducing the efforts they devote to selling Castelle's products. In particular, certain of its competitors, including Hewlett-Packard and Intel, sell a substantially higher total dollar volume of products through several of Castelle's large United States distributors and, as a result, Castelle believes such distributors give higher priority to products offered by such competitors. Castelle's distributors are not contractually committed to future purchases of Castelle's products and could discontinue carrying Castelle's products at any time for any reason. In addition, because Castelle is dependent on a small number of distributors for a significant portion of the sales of its products, the loss of any of Castelle's major distributors or their inability to satisfy their payment obligations to Castelle could have a significant adverse effect on Castelle's business and operating results. Castelle has a stock rotation policy with certain of its distributors which allows them to return marketable inventory against offsetting orders. In addition, in the event Castelle reduces its prices, Castelle credits certain of its distributors for the difference between the purchase price of products remaining in their inventory and Castelle's reduced price for such products. In addition, due to industry conditions or the actions of competitors, inventory levels of Castelle's products held by distributors could become excessive resulting in product returns and inventory write-downs. In 1993, as a result of offering extended payment terms and other pricing promotions to certain distributors, Castelle experienced returns from distributors which had a material adverse effect on Castelle's operating results. There can be no assurance that in the future such returns and price protection will not have a material adverse effect on Castelle's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" and "Business of Castelle -- Sales, Marketing and Distribution."

Lack of Product Revenue Diversification

     Ibex derives substantially all of its revenues from its fax-on-demand software. Castelle derived substantially all of its sales from the Fax Server and Print Server line of products. Castelle expects that these hardware and software products will continue to account for a majority of the combined company's sales in the future. A decline in demand for these products as a result of competition, technological change or other factors would have a material adverse effect on the combined company's results of operations.

Dependence on Suppliers and Subcontractors

     Castelle's and Ibex's products incorporate or require components or sub-assemblies procured from third-party suppliers. Certain of these components or sub-assemblies are available only from a single source, and others are available only from limited sources. Certain key components of Castelle's products, including Token Ring interface modules from Silcom Manufacturing Technology Inc., a modem chip set from Rockwell International Corporation and a microprocessor from Motorola, Inc. ("Motorola"), are currently available from only single sources. Ibex software requires voice and fax boards available only from Dialogic Corporation. In addition, Castelle subcontracts a substantial portion of its manufacturing to third parties, and there can be no assurance that these subcontractors will be able to support the manufacturing requirements of Castelle. Castelle does not have long-term supply contracts with these or any other sole or limited source vendors and subcontractors other than a signed agreement with a Taiwanese company, and purchases these components and sub-assemblies on a purchase order basis. Castelle's ability to obtain these components and sub-assemblies is dependent upon its ability to accurately forecast customer demand for its products and to anticipate shortages of critical components or sub-assemblies created by competing demands upon suppliers. If Castelle or Ibex were unable to obtain a sufficient supply of high-quality components or sub-assemblies from its current sources, Castelle or Ibex could experience delays in obtaining such components or sub-assemblies from other sources. Resulting delays or reductions in product shipments could adversely affect Castelle's and Ibex's business and operating results and damage customer relationships. Furthermore, a significant increase in the price of one or more of these components or sub-assemblies or Castelle's inability to obtain lower component or sub-assembly prices in response to competitive price reductions could adversely affect Castelle's operating results.

     Castelle augments its product offerings by obtaining access to third-party products and technologies in areas outside of its core competencies or where Castelle believes internal development of products and technologies is not cost effective. Castelle's third-party product supplier is SerComm Corporation ("SerComm") for certain of Castelle's print server products. Although third-party products have contributed negligible net sales in the past, Castelle anticipates that such products will constitute an increasing percentage of net sales in the future. There can be no assurance that these products will produce gross margins comparable to those of Castelle's internally-generated products. Castelle's agreements with its third-party product suppliers have limited terms of two years, subject to earlier termination upon the occurrence of certain events. Extensions of the terms of these agreements require the consent of both Castelle and its supplier. Although, to date, Castelle has not experienced supply problems that were material to Castelle's business, there can be no assurance that this third-party will continue to provide the quantities and quality of products needed by Castelle or that such party will upgrade its respective products on a timely basis. The termination of Castelle's relationships with SerComm could result in delays or reductions in product shipments, which could have a material adverse effect on Castelle's business, operating results and financial condition. See "Business of Castelle -- Manufacturing."

Castelle:  Government Regulation

     Certain aspects of the networking industry in which Castelle competes are regulated both in the United States and in foreign countries. Imposition of public carrier tariffs, taxation of telecommunications services and the necessity of incurring substantial costs and expenditure of managerial resources to obtain regulatory approvals, particularly in foreign countries where telecommunications standards differ from those in the United States, could adversely affect Castelle's business and operating results. In addition, if Castelle is unable to obtain regulatory approvals within a reasonable period of time, Castelle's operating results could be adversely affected. Castelle's products must comply with a variety of equipment, interface and installation standards promulgated by communications regulatory authorities in different countries. Changes in government policies, regulations and interface standards could require the redesign of products and result in product shipment delays which could materially and adversely affect Castelle's operating results.

Ibex:  Dependence on Distribution Partners; Distribution Risks

     Ibex's sales are made primarily through value-added resellers ("VARs") and direct-to-end-user sales. Accordingly, the combined company will be dependent upon the continued viability and financial stability of such VARs, which are not under the direct control of Ibex. The future growth and success of the combined company will continue to depend in large part upon its resale channels. If its resellers were to experience financial difficulties, the combined company's results of operations could be adversely affected. Additionally, there are increasing numbers of companies competing for access to these distribution channels. VARs often carry competing products. Ibex's VARs typically have limited promotional resources for which there is intense competition. Ibex's arrangements with its respective VARs may be terminated by either party at any time without cause. There can be no assurance that VARs will continue to provide the combined company's products with adequate levels of promotional support and customer support. Failure to do so would have a material adverse effect on the combined company's results of operations.

International Sales

     Sales to customers located outside Canada and the United States accounted for approximately 56% of net sales for the six months ended June 30, 1996, and 52% and 42% of Castelle's net sales in 1995 and 1994, respectively. Ibex's international sales for the same period represented approximately 1%, 16% and 4% of Ibex's net sales. Castelle sells its products in 39 foreign countries through approximately 70 international distributors. A total of 12 distributors in Germany, Japan, the Netherlands and the United Kingdom accounted for

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

approximately 44% and 32% of Castelle's international sales in 1995 and 1994, respectively. Macnica, Castelle's principal Japanese distributor, accounted for approximately 38% of net sales for the six months ended June 30, 1996, and approximately 29% and 17% of Castelle's net sales in 1995 and 1994, respectively. Castelle expects that international sales will continue to represent a significant portion of the combined company's product revenues and that the combined company will be subject to the normal risks of international sales, such as export laws, currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collections and the requirement of complying with a wide variety of foreign laws. Although Castelle has not previously experienced any difficulties under foreign law in exporting its products to other countries, there can be no assurance that the combined company will not experience such difficulties in foreign countries in the future. Any such difficulties would have a material adverse effect on the combined company's international sales. In addition, because both companies invoice their foreign sales in U.S. dollars, fluctuations in exchange rates could affect demand for the combined company's products by causing their prices to be out of line with products priced in the local currency. See also "Dependence on Proprietary Rights; Uncertainty of Obtaining Licenses." Castelle may experience fluctuations in European sales on a quarterly basis because European sales may be weaker during the third quarter than the second quarter due to extended holiday shutdowns in July and August. See "Business of Castelle -- Sales, Marketing and Distribution."

Dependence on Proprietary Rights; Uncertainty of Obtaining Licenses

     Castelle's and Ibex's success depends to a certain extent upon their technological expertise and proprietary software technology. Castelle and Ibex rely upon a combination of contractual protections and copyright, trademark and trade secret laws to establish and protect their technologies. Despite the precautions taken by them, it may be possible for unauthorized third parties to copy Castelle's and Ibex's products or to reverse engineer or obtain and use information that Castelle and Ibex regard as proprietary. In addition, the laws of some foreign countries either do not protect Castelle's and Ibex's proprietary rights or offer only limited protection. Given the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, there can be no assurance that Castelle's and Ibex's current or future products will not be subject to third-party claims of infringement. Any litigation to determine the validity of any third-party claims could result in significant expense to Castelle and divert the efforts of Castelle's technical and management personnel, whether or not such litigation is determined in favor of Castelle. In the event of an adverse result in any such litigation, Castelle could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology which is the subject of the litigation. There can be no assurance that Castelle would be successful in such development or that any such licenses would be available. Castelle and Ibex also rely on technology licenses from third parties. There can be no assurance that these licenses will continue to be available to Castelle upon reasonable terms, if at all. Any impairment or termination of Castelle's relationship with third-party licensors could have a material adverse effect on Castelle's and Ibex's business and operating results. There can be no assurance that Castelle's and Ibex's precautions will be adequate to deter misappropriation or infringement of its proprietary technologies. Furthermore, while Castelle and Ibex have obtained federal registration for many of their trademarks in the United States, certain of their trademarks have not been registered in the United States, and neither Castelle nor Ibex has registered any of their trademarks in foreign jurisdictions. There can be no assurance that Castelle's and Ibex's use of such unregistered trademarks will not be contested by third parties in the future. See "Business -- Proprietary Rights" and "-- Research and Development."

     Castelle and Ibex have received, and may receive in the future, communications asserting that their products infringe the proprietary rights of third parties or seeking indemnification against such infringement. In particular, Ibex has received notification that its product name "Fax-It-Back" potentially infringes the trademark "Faxback" owned by Faxback, Inc. Ibex and Faxback have entered into settlement negotiations with respect to Ibex's continued use of the Fax-It-Back name. Castelle and Ibex are not aware that any of their respective products, trademarks, or other proprietary rights infringe the property rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the combined company in the future with respect to current or future products or that any such assertion may not require the combined company to enter into royalty arrangements or result in costly litigation. As the number of software products in the industry increases and the functionality of these products further overlap, Castelle believes that software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, can be time consuming and expensive to defend. There can be no assurance that any such intellectual property litigation that may be brought in the future will not have a material adverse effect on the combined company's financial position or results of operations. As a result of such claims or litigation, it may become necessary or desirable in the future for the combined company to obtain licenses relating to one or more of its products or relating to current or future technologies, and there can be no assurance that it would be able to do so on commercially reasonable terms. See "Business of Castelle -- Proprietary Rights" and "-- Research and Development" and "Business of Ibex -- Proprietary Rights" and "-- Research and Development."

Possible Volatility of Castelle Stock Price

     The prices for Castelle Common Stock have fluctuated widely in the past. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock. The management of Castelle believes that such fluctuations may have been caused by announcements of new products, quarterly fluctuations in the results of operations and other factors, including changes in conditions of the personal computer industry in general. Stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of securities issued by Castelle and other high technology companies, often for reasons unrelated to the operating performance of the specific companies. Castelle anticipates that prices for Castelle Common Stock may continue to be volatile following the Merger. Such future stock price volatility for Castelle Common Stock may provoke the initiation of securities litigation which may divert substantial management resources and have an adverse effect on Castelle or the combined company's results of operations. In addition, the total number of shares issuable in connection with the Merger is fixed and will not be adjusted based on changes in the relative trading prices of Castelle Common Stock. The trading price of Castelle Common Stock at the effective time of the Merger may vary from the price as of the date hereof, or the date on which shareholders vote on the Merger, as a result of changes in the business, operations, financial results and prospects of Castelle or Ibex, market assessments of the likelihood that the Merger will be consummated and the timing thereof, and other business-specific factors. These fluctuations, as well as general economic, political and market conditions, such as recessions or international currency fluctuations, may adversely affect the market price of the Common Stock. See "The Merger and Related Transactions -- Reasons for the Merger."

Castelle:  Future Capital Requirements

     Although Castelle believes that its existing capital resources, expected cash flow from operations and available lines of credit will be sufficient to meet its anticipated capital requirements at least through the next 12 months, Castelle may be required to seek additional equity or debt financing. The timing and amount of such capital requirements cannot be determined at this time and will depend on a number of factors, including demand for Castelle's existing and new products and changes in technology in the networking industry. There can be no assurance that such additional financing will be available on satisfactory terms when needed, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle -- Liquidity and Capital Resources."

Castelle:  Voting Control by Officers, Directors and Affiliates

     At August 31, 1996, Castelle's officers and directors and their affiliates beneficially owned approximately 37.91% of the outstanding shares of Common Stock. Accordingly, together they had the ability to significantly influence the election of Castelle's directors and other corporate actions requiring shareholder approval. Were the Merger to have closed on August 31, 1996, Castelle's officers, directors and their affiliates would have beneficially owned approximately 30.70% of the outstanding shares of Common Stock. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of Castelle.

Castelle:  Certain Charter Provisions

     Castelle's Board of Directors has authority to issue up to 2,000,000 shares of Preferred Stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the shareholders. The rights of the holders of the Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Castelle, thereby delaying, deferring or preventing a change in control of Castelle. Furthermore, such Preferred Stock may have other rights, including economic rights, senior to the Common Stock, and as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock.

Shares Eligible for Future Sale

     Castelle will issue up to 850,000 shares of Castelle Common Stock in the Merger or upon the subsequent exercise of the outstanding Ibex Options which are being assumed in connection with the Merger. In general, the shares issued in the Merger, other than to Ibex affiliates, will be freely tradeable following the Merger, although persons who may be considered affiliates of Ibex have agreed that they will not transfer, sell, exchange, pledge or otherwise dispose of any Castelle Common Stock now held by such holders or received by them in the Merger from 30 days prior to the anticipated effective time of the Merger until the date Castelle shall have publicly released financial results for a period that includes at least 30 days of combined operations of Castelle and Ibex (the "Affiliates Expiration Date"). Immediately after the Affiliates Expiration Date, these shares of Castelle Common Stock will be eligible for sale in the public market, subject to compliance with Rules 144 and 145 under the Securities Act. In addition, holders of Ibex Preferred Stock have been granted the right, effective upon the Merger, to register the Castelle Common Stock received in connection with the Merger for resale to the public, subject to certain restrictions and the approval of such rights by the existing holders of registration rights. In addition, holders of Ibex Common Stock will receive limited registration rights in connection with the Merger. The sale of any of the foregoing shares of Castelle Common Stock may cause substantial fluctuations in the price of Castelle Common Stock over short time periods.

                               RECENT DEVELOPMENTS

Litigation

     In March 1995, Ibex commenced an action before the Trademark Trial and Appeal Board of the United States Patent and Trademark Office to cancel U.S. Trademark Registration for the FAXBACK mark owned by Faxback, Inc. of Beaverton, Oregon. Prior to commencing the cancellation action, Ibex had not used the
FAXBACK or FAX-IT-BACK marks. Faxback, Inc., seeking to maintain its registration, has contested Ibex's petition to cancel and the action is presently in the discovery stage. Recently (subsequent to the filing of the cancellation action), Ibex posted notices of the pending release of and advertisements for its FAX-IT-BACK product on its web site. In response, Faxback, Inc. has filed an action in federal district court in Oregon for trademark infringement against Ibex for its use of the FAX-IT-BACK mark. Faxback, Inc. has not yet served the complaint on Ibex and the parties have agreed that the complaint will not be served on Ibex pending the outcome of settlement negotiations being conducted by the parties. Management of Ibex believes that the resolution of this matter will not have a material adverse effect on Ibex.

                              THE CASTELLE MEETING

Date, Time and Place of Meeting

     The Castelle Meeting will be held on Tuesday, November 19, 1996, at 9:00 a.m., local time, at Castelle's offices located at 3255-3 Scott Boulevard, Santa Clara, California.

Record Date, Voting Rights and Outstanding Shares

     Only holders of record of Castelle Common Stock at the close of business on the Record Date are entitled to vote at the Castelle Meeting. As of the close of business on the Record Date, there were 3,621,261 shares of Castelle Common Stock outstanding and entitled to vote, held of record by approximately 156 shareholders. Each Castelle shareholder is entitled to one vote for each share of Castelle Common Stock held as of the Record Date.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five (5) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. (However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes.) Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Voting of Proxies

     The Castelle proxy accompanying this Prospectus is solicited on behalf of the Board of Directors of Castelle for use at the Castelle Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Castelle. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Castelle Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Agreement and the election of the nominees indicated on the proxy card to the Board of Directors and the ratification of Coopers & Lybrand L.L.P. as Castelle's auditors. Castelle's Board of Directors does not presently intend to bring any business before the Castelle Meeting other than the specific proposals referred to in this Prospectus and specified in the notice of the Castelle Meeting. So far as is known to Castelle's Board of Directors, no other matters are to be brought before the Castelle Meeting. As to any business that may properly come before the Castelle Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. A Castelle shareholder who has given a proxy may revoke it at any time before it is exercised at the Castelle Meeting, by (i) delivering to the Secretary of Castelle (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Castelle Meeting, or (iii) attending the Castelle Meeting and voting in person (although attendance at the Castelle Meeting will not, by itself, revoke a proxy).

Vote Required

     Approval of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of Castelle Common Stock. Directors shall be elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Ratification of the selection of Coopers & Lybrand L.L.P. as Castelle's auditors for the fiscal year ending December 31, 1996 shall require the affirmative vote of the holders of a majority of the total shares of Castelle Common Stock present in person or represented by proxy and entitled to vote therein. See "The Merger Agreement and Related Transactions -- Related Agreements" and "Additional Matters for Consideration of Castelle Shareholders."

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Castelle Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Abstentions and broker non-votes each will be included in determining whether a quorum is present. Abstentions will be counted towards the tabulation of votes cast. Abstentions will have the same effect as a vote against the proposal to approve the Merger but will have no effect on the election of directors. Broker non-votes will not be counted for any purpose in determining whether the proposal to approve the Merger has been approved or to elect directors.

Solicitation of Proxies and Expenses

     Castelle will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to its shareholders. Copies of the solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Castelle's Common Stock beneficially owned by others to forward to such beneficial owners. Castelle may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, letter or personal solicitation by directors, officers, or other regular employees of Castelle. No additional compensation will be paid to directors, officers and other regular employees for such services.

Board Recommendations

     THE BOARD OF DIRECTORS OF CASTELLE BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CASTELLE AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE TO THE BOARD OF DIRECTORS AND A VOTE IN FAVOR OF THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS CASTELLE'S AUDITORS.

                                THE IBEX MEETING

Date, Time and Place

     The Special Meeting of Shareholders of Ibex will be held on Monday, November 18, 1996, at 10:00 a.m., local time, at Ibex's offices at 4921 R.J. Mathews Parkway, El Dorado Hills, California.

Solicitation of Proxies

     The enclosed proxy is solicited on behalf of the Board of Directors of Ibex for use at the Ibex Meeting, or at any adjournment thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the corporate Secretary of Ibex a written notice of revocation or a duly executed proxy bearing a later date or by attending the Ibex Meeting and voting in person.

Record Date and Outstanding Shares

     Only shareholders of record at the close of business on the Ibex Record Date are entitled to vote at the Ibex Meeting. At the close of business on the Ibex Record Date, there were 138,016 shares of Ibex Common Stock and 48,035 shares of Ibex Preferred Stock outstanding and entitled to vote. Ibex shareholders are entitled to one vote for each share of Common Stock and one vote for each share of Ibex Preferred Stock held on the Record Date.

Vote Required

     Approval of the Merger Agreement by Ibex shareholders is required by the California General Corporation Law and the Ibex Articles. Such approval requires the affirmative vote of the holders of (i) a majority of the shares of Ibex Common Stock outstanding on the Ibex Record Date, voting as a separate class; and (ii) a majority of the shares of Ibex Preferred Stock outstanding on the Ibex Record Date, voting as a separate class. Certain executive officers, directors and shareholders of Ibex, who beneficially own on the Ibex Record Date
(i) 97,000 shares of Ibex Common Stock (constituting approximately 70.3% of the shares of Ibex Common Stock then outstanding); and (ii) 48,035 shares of Ibex Preferred Stock (constituting 100.0% of the shares of Ibex Preferred Stock then outstanding) have entered into agreements obligating them to vote in favor of the Merger Agreement and have executed proxies appointing officers of Castelle as their attorneys and proxies with full power to vote their shares of Ibex Capital Stock. Approval of the 1992 Stock Option Plan will require the affirmative vote of a majority of the outstanding shares of Ibex Common Stock and Ibex Preferred Stock, voting together as a single class. See "The Merger and Related Transactions -- Related Agreements." As of the Ibex Record Date and the date of this Prospectus, Castelle owns no shares of Ibex stock.

Quorum; Abstentions

     The required quorum for the transaction of business at the Ibex Meeting is a majority of the shares of Ibex Common Stock and a majority of the shares of Ibex Preferred Stock outstanding on the Record Date. Abstentions will be counted for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of the votes cast. Abstentions will have the same effect as a vote against the Merger Agreement and the 1992 Stock Option Plan.

Voting of Proxies

     The Ibex proxy accompanying this Prospectus is solicited on behalf of the Board of Directors of Ibex for use at the Ibex Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Ibex. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Ibex Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Merger Agreement and the 1992 Option Plan. Ibex's Board of Directors does not presently intend to bring any business before the Ibex Meeting other than the specific proposals referred to in this Prospectus and specified in the notice of the Ibex Meeting. So far as is known to Ibex's Board of Directors, no other matters are to be brought before the Ibex Meeting. As to any business that may properly come before the Ibex
Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. An Ibex shareholder who has given a proxy may revoke it at any time before it is exercised at the Ibex Meeting, by (i) delivering to the Secretary of Ibex (by any means, including facsimile) a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Ibex Meeting, or (iii) attending the Ibex Meeting and voting in person (although attendance at the Ibex Meeting will not, by itself, revoke a proxy).

Solicitation of Proxies and Expenses

     Ibex will bear the cost of solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Ibex may solicit proxies from shareholders by telephone, telegram, telecopy, letter or in person.

Board Recommendations

     THE BOARD OF DIRECTORS OF IBEX BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF IBEX AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY
RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1992 STOCK OPTION PLAN.

                     SHAREHOLDERS SHOULD NOT SEND ANY STOCK
                      CERTIFICATES WITH THEIR PROXY CARDS

                       THE MERGER AND RELATED TRANSACTIONS

     The description of the Merger and the principal terms of the Merger Agreement in this Joint Proxy Statement/Prospectus is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A and incorporated herein by reference.

General

     The Merger will be consummated promptly after Castelle shareholder and Ibex shareholder approval and the satisfaction or waiver of the other conditions to consummation of the Merger. Upon consummation of the Merger, Ibex will merge into and become a division of Castelle. The shareholders of Ibex will become shareholders of Castelle (as described below), and their rights will be governed by Castelle's Articles of Incorporation, as amended, and Bylaws.

         Conversion of Shares

     Ibex Shares. At the effective time of the Merger, the Merger Shares shall be available for issuance to holders of Ibex Preferred Stock and Ibex Common Stock and upon exercise of Ibex Options. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is $9.42 or greater, each share of Ibex Common Stock and each share of Ibex Preferred Stock outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive
4.17731 shares of Castelle Common Stock. In the event the closing price of a share of Castelle Common Stock on the business day immediately preceding the effective time of the Merger is less than $9.42, each share of Ibex Preferred Stock outstanding immediately prior to the effective time of the Merger shall receive a pro rata allocation of shares of Castelle Common Stock with a fair market value on the business day immediately preceding the effective time of the Merger equal to the Preferred Stock Preference. Holders of Ibex Preferred Stock and Ibex Common Stock shall share in a pro rata distribution, based on the total number of shares held, of the Merger Shares remaining after allocation of the Preferred Stock Preference.

     If any shares of Ibex Common Stock outstanding immediately prior to the consummation of the Merger are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Ibex, then the shares of Castelle Common Stock issued in exchange for such shares of Ibex Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Castelle Common Stock may accordingly be marked with appropriate legends.

     As of the date of this Prospectus, the Articles of Incorporation of Ibex entitle the holders of Ibex Preferred Stock to receive $6.25 per share of Ibex Preferred Stock prior to any other allocations to shareholders in a merger if the total consideration paid to acquire Ibex is less than $8 million. The holders of Ibex Preferred Stock have agreed to convert 19,235 (approximately 40%) of the outstanding shares of Ibex Preferred Stock into Ibex Common Stock immediately prior to the consummation of the Merger. At the time of the Merger, therefore, assuming the Castelle Common Stock issued in connection with the Merger has a fair market value of less than $8 million, there will be 28,800 shares of Ibex Preferred Stock outstanding with an aggregate preference due of $180,000.

     Although the number of shares of Castelle Common Stock to be received in exchange for each share of Ibex Preferred Stock and Ibex Common Stock cannot be calculated at this time because the exchange ratios will be determined by the fair market value of a share of Castelle Common Stock on the business day preceding the effective time of the Merger, for illustrative purposes only, the shares of Castelle Common Stock to be received in exchange for Ibex Preferred Stock and Ibex Common Stock would be as follows as of the date of this Prospectus at the Designated Castelle Stock Prices shown below:

                                          Shares of Castelle Common Stock
                                            Received for each Share of:
                                     ----------------------------------------
     Designated Castelle             Ibex Preferred               Ibex Common
         Stock Price                     Stock                       Stock
     -------------------             --------------               -----------
            $6.00                       5.07155                     4.02988
            $7.00                       4.94378                     4.05094
            $8.00                       4.84798                     4.06673
      $9.42 or greater                  4.17731                     4.17731

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $6.00 as the Designated Castelle Stock Price, approximately 146,061 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 645,792 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,147 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.


     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $7.00 as the Designated Castelle Stock Price, approximately 142,381 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 649,168 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,451 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $8.00 as the Designated Castelle Stock Price, approximately 139,622 shares of Castelle Common Stock would be issued in the Merger to holders of Ibex Preferred Stock, approximately 651,699 shares of Castelle Common Stock would be issued to holders of Ibex Common Stock in the Merger, and approximately 58,679 shares of Castelle Common Stock would be reserved for issuance upon the exercise of Ibex Options.

     Utilizing a closing price for a share of Castelle Common Stock on the business day immediately prior to the Merger of $9.42 or greater results in approximately 120,307 shares of Castelle Common Stock being issued in the Merger to holders of Ibex Preferred Stock, approximately 669,419 shares of Castelle Common Stock being issued to holders of Ibex Common Stock in the Merger and approximately 60,274 shares of Castelle Common Stock being reserved for issuance upon the exercise of assumed Ibex Options. The foregoing numbers are subject to change based upon the granting, exercise, termination or expiration of Ibex Options at or prior to the Merger Date.

     A recent price for Castelle Common Stock is shown on the cover page of this Prospectus. Holders of Ibex Common Stock may obtain the daily closing prices of Castelle Common Stock from The Wall Street Journal or by calling Ibex at (916) 939-8888.

     Of the total shares of Castelle Common Stock issued in the Merger, 10% will be retained for a period of time in escrow as security to Castelle against any breach of representations, warranties or covenants by Ibex and the Designated Shareholders (as defined below). Such shares shall be contributed out of the shares to be received as a result of the Merger by the Designated Shareholders. The Designated Shareholders are Ney Grant, Betsy Gray-Grant, Clovis Mattos and Curtis Powell. Any shares not required to satisfy such obligations will be released from escrow to the Designated Shareholders after termination of the escrow period. See "The Merger and Related Transactions -- Escrow."

     No fractional shares of Castelle Common Stock will be issued in the Merger. Instead, each Ibex shareholder who would otherwise be entitled to receive a fraction of a share of Castelle Common Stock will receive an amount of cash equal to $8.00 multiplied by the fraction of a share of Castelle Common Stock to which the shareholder would otherwise be entitled. Castelle intends to use its current cash resources to fund the payments for fractional shares.

     Ibex Options. Upon consummation of the Merger, each then outstanding Ibex Option will automatically be converted into an option to purchase a number of shares of Castelle Common Stock determined by multiplying the number of shares of Ibex Common Stock subject to the Ibex Option by the conversion rate utilized to convert Ibex Common Stock into Castelle Common Stock on the date of the Merger, at an exercise price per share of Castelle Common Stock equal to the exercise price per share of the Ibex Option at the time of the Merger divided by the conversion rate utilized to convert Ibex Common Stock into Castelle Common Stock on the date of the Merger, rounded up to the nearest cent. To avoid fractional shares, the number of shares of Castelle Common Stock subject to a converted Ibex Option will be rounded down to the nearest whole share, with no cash being payable for such fractional share. The other terms of each Ibex Option, including status as a "non-statutory stock option" for federal income tax purposes and vesting schedule, will remain unchanged.

     As of the Ibex Record Date, 14,429 shares of Ibex Common Stock were subject to outstanding Ibex Options. Assuming a fair market value for Castelle Common Stock on the business day immediately preceding the Merger of $6.00 per share and that the same number of shares are subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,147 shares of Castelle Common Stock. Should the fair market value of Castelle Common Stock on the business day immediately preceding the Merger be $7.00 per share and the same number of shares be subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,451 shares of Castelle Common Stock. Should the fair market value of Castelle Common Stock on the business day immediately preceding the Merger be $8.00 per share and the same number of shares be subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 58,679 shares of Castelle Common Stock. Should the fair market value for Castelle Common Stock on the business day immediately preceding the Merger be $9.42 per share or greater and the same number of shares be subject to Ibex Options at the Merger Date as were outstanding as of the Ibex Record Date, such options will be converted into options to purchase an aggregate of approximately 60,274 shares of Castelle Common Stock.

     Surrender of Certificates. If the Merger becomes effective, Castelle will mail a letter of transmittal with instructions to all holders of record of Ibex Capital Stock as of the effective time of the Merger for use in surrendering their stock certificates in exchange for certificates representing Castelle Common Stock and a cash payment in lieu of fractional shares. Certificates representing shares of Ibex Capital Stock should not be surrendered until the letter of transmittal is received.

Background of the Merger

     On May 23, 1996, Ney Grant, President of Ibex, received from a publicly traded communications company an solicited offer to acquire Ibex. At the time, Ibex was considering potential financing and strategic alternatives. Although Ibex had negotiated terms for a $1.5 million investment from a venture investor, the Ibex Board of Directors decided to pursue discussions with potential acquirors based on the relative valuations and strategic advantages. On June 3, 1996, Ney Grant contacted Jerry Burke, Executive Vice President of Castelle, and explained that Ibex was in acquisition discussions with another company (the "Other Company"). Given the discussions between Ibex and Castelle in the past, Ney Grant believed that Castelle may have an interest in merging with Ibex.

     On June 12, 1996, Arthur Bruno, Chairman of the Board of Directors and Chief Executive Officer of Castelle, and Jerome Burke, Executive Vice President of Castelle, met with Ney Grant, President of Ibex, to explore the possibility of a business combination between Castelle and Ibex. To assist in Castelle's evaluation of a possible transaction with Ibex, Castelle engaged Unterberg Harris to act as its financial advisor. A representative of Unterberg Harris met with Ney Grant on June 14 to discuss the possibility of a transaction. Subsequent to these meetings, Castelle and Ibex decided to exchange further information to further explore the possibility of a transaction and a series of discussions and meetings between representatives of Castelle and Ibex occurred.

     On June 21, 1996, Ney Grant and Curt Powell visited Castelle and received a non-binding term sheet describing an acquisition offer from Jerry Burke and a representative of Unterberg Harris. Later the same day, Ney Grant and Curt Powell visited the representatives for the Other Company and received a term sheet describing an acquisition offer from the Other Company.

     On June 25, 1996, Castelle submitted to Ibex a revised non-binding term sheet which outlined the general terms under which Castelle was willing to negotiate a deal. Ibex management approved these general parameters, subject to approval by its Board of Directors, and notified the Other Company with which it had been negotiating that it was rejecting its offer. Ibex management, after careful consideration, elected to merge with Castelle instead of the other alternatives for the following reasons: (i) Castelle has an excellent distribution channel for high volume product sales which would be extremely difficult and expensive to develop; neither the Other Company nor the investment would provide easy access to this depth of channel development; (ii) Castelle was located relatively nearby compared with the Other Company, allowing the companies to merge more easily; (iii) Ibex management felt that Castelle's stock price was undervalued and that Ibex could significantly contribute to adding value to the stock price; (iv) Castelle management took immediate interest in the new fax/email/Web product, and convinced Ibex management that Castelle and Ibex could adequately launch and market such a product. The Other Company was also interested in the new product, but it was unclear whether it would be a major part of the company's strategy and vision.

     On June 28, 1996, representatives of Castelle and Ibex met to discuss the proposed terms of the transaction and suggested timetable for proceeding. Based on this timetable, a number of meetings and discussions was held between representatives of Castelle and Ibex during late June and early July.

     On July 16, 1996, a regularly scheduled meeting of Castelle's Board of Directors was held. In this meeting, Ney Grant was introduced to the Board of Directors and made a presentation to them regarding Ibex. Included in the presentation was a history of Ibex, an overview of Ibex's management team, Ibex's current product offering and how the technology works, new products under development and Ibex's business strategy for the future. The Board of Directors then asked specific questions of Ney Grant regarding Ibex. Ney Grant left the meeting and the Board of Directors discussed the proposed Merger.

     After several telephone conversations with Ibex board members in July and August in which Ney Grant and Ibex counsel presented details of the transaction and full discussion of the transaction resulted, a written consent to the transaction was executed by the Ibex Board of Directors on August 12, 1996.

     On August 15, 1996, Castelle held a special Board of Directors meeting to review the specific terms of the proposed Merger. In this meeting, a summary of the transaction was presented by Castelle's counsel, Castelle's financial advisor presented an analysis of the financial terms of the proposed transaction and Arthur Bruno presented the Board of Directors with an assessment of the Ibex technology. After full discussion, the Board of Directors unanimously approved the Merger Agreement as presented and determined that the Merger is in the best interest of Castelle and its shareholders.

Reasons for the Merger

     Castelle's Reasons for the Merger

     The Castelle Board of Directors has unanimously approved the Merger Agreement. The Board believes that the terms of the Merger Agreement are fair to, and in the best interests of, Castelle and its shareholders, and unanimously recommends that shareholders of Castelle vote FOR approval of the Merger Agreement.

     The Castelle Board of Directors based its approval of the Merger Agreement and its determination that the Merger Agreement is in the best interests of Castelle and its shareholders upon a number of factors, including the following advantages of the merger:

     o    Accelerates Castelle Entry into Internet-Based  Information  Delivery:
          Ibex has products under development which will leverage Castelle's fax expertise and position the combined company as the premier provider of "information-on-demand" solutions.

     o Broadens Castelle's Product Line: Ibex is the leading provider of fax-on-demand software, a market segment complementary to Castelle's fax server product line. Ibex's fax-on-demand product broadens the range of products Castelle is able to offer customers and offers the potential for Castelle to attain higher gross margins.

     o    Increases   Castelle's   Technology  Base:  Ibex  possesses  technical
          competency in a numbers of key areas including document delivery, document management and fax processing. Castelle believes that this technical competence can be leveraged to significantly enhance the functionality of Castelle's fax server product line.

     o Technical and Management Personnel: Ibex has substantial managerial and development personnel and resources which offer significant benefit to Castelle.

     o Complementary Distribution: Ibex's network of value-added resellers is a good complement to Castelle's current channel of distributors such as Tech Data, Ingram Micro and Merisel.

     In the course of its deliberations, the Board of Directors of Castelle reviewed with Castelle's management a number of other factors relevant to the Merger. In particular, the Castelle Board considered, among other things: (i) information concerning Castelle's and Ibex's respective businesses, prospects, financial performances, financial conditions, operations and product development schedules; (ii) the public stock market price of Castelle Common Stock in the recent past; (iii) multiples paid in other selected software merger and acquisition transactions; (iv) an analysis of the respective contributions to revenues, operating profits and net profits of the combined company; (v) the compatibility of the managements of Castelle and Ibex; (vi) Castelle's strategic objectives for participation in the enterprise client-server software market;

(vii) a financial presentation by Unterberg Harris, including the opinion of Unterberg Harris to the effect that the consideration to be paid is fair from a financial point of view to Castelle (as of the date of such presentation); and
(viii) reports from management and legal advisors on the results of Castelle's due diligence investigation of Ibex.

     The Board of Directors of Castelle also considered a variety of potentially negative factors in its deliberations concerning the Merger, including: (i) the possible dilutive effect of the issuance of Castelle stock in the Merger (see "Risk Factors -- Integration of Operations; Possible Adverse Effect on Financial Results"); (ii) the risk that the public market price of Castelle's stock might be adversely affected by announcement of the Merger; and (iii) the charges expected to be incurred in connection with the Merger, primarily in the quarter in which the Merger is completed, including the transaction costs and costs of integrating the businesses of the companies to be reflected in a charge estimated to be between $850,000 and $950,000 (see "Pro Forma Combined Condensed Financial Information"); (vi) the risk that, despite the efforts of the combined company, the services of key persons might not be retained; (vii) the risk that other benefits sought to be obtained by the Merger might not be obtained; and
(viii) other risks described above under "Risk Factors."

     In view of the wide variety of factors, both positive and negative, considered by the Castelle Board of Directors, the Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered. After taking into consideration all of the factors set forth above, the Board of Directors of Castelle determined that the Merger was in the best interests of Castelle and its shareholders and that Castelle should proceed with the Merger at this time.

     Ibex's Reasons for the Merger

     The Board of Directors of Ibex believes that the proposed Merger would afford Ibex the following additional advantages and a greater opportunity to accomplish its strategic objectives:

     o Improved Sales Performance. As a result of the financial strengths and stability of the combined company, the Board of Ibex believes that Ibex will be better positioned to be viewed as a financially stable provider of mission-critical application solutions to corporate customers.

     o    Access  to  Castelle   Distribution   Channels.   Castelle's   broader
          distribution   channels  will  facilitate   greater  sales  of  Ibex's
          products.

     o Desktop Capability. Castelle's desktop products and technology will complement Ibex's current enterprise solutions and improve its ability to provide a comprehensive solution to its customers.

     o Access to Capital. Castelle's current resources and access to public markets will allow Ibex increased operating flexibility and the opportunity to pursue development activities.

     o Complementary Operations. The businesses of Castelle and Ibex are complementary on all levels -- strategic, operating, technical and marketing minimizing the need for the time consuming and potentially disruptive integration of operations.

     o Employee Recruitment and Retention. In addition to greater stability, a publicly traded company has greater ability to provide financial incentives in order to recruit and retain employees.

     o Shareholder Liquidity. The Merger will provide Ibex shareholders with the ability to convert a currently illiquid investment into a liquid one with the opportunity to realize a future return based on the potential appreciation of Castelle's Common Stock after the Merger.

     The Board of Directors believes that it is in the best interests of the Ibex shareholders to obtain marketable securities that may be either held or sold as determined by each individual shareholder. In this regard, the Board of Directors considered the feasibility and prospects of alternative means to provide liquidity for Ibex shareholders, including other potential business combinations and an initial public offering of Ibex Common Stock (an "IPO"). The Board of Directors considered whether any other potential acquiror might offer the same or similar benefits to Ibex, and concluded that Castelle offered the best benefits available. Prior to agreeing to the Merger, Ibex's management conducted informal discussions with investment bankers, who indicated that an IPO would not be feasible in the near term. After careful consideration, the Board of Directors concurred with this assessment.

     In evaluating the proposed Merger, the Ibex Board of Directors considered and discussed a wide variety of factors, including the details of the Merger Agreement, a description of Castelle's business and the recent trading activity of its stock. The Board of Directors also discussed each component of the Merger Agreement in light of its fairness to Ibex's shareholders, the impact of the Merger on current employees of and lenders to Ibex, the availability of liquidity to Ibex's shareholders, and the requirements for a tax-free transaction which could be accounted for as a pooling of interests. In addition, the Board of Directors considered the advantages and disadvantages that the Merger would present to Ibex's achievement of its strategic objectives. As part of the evaluation process, the Board of Directors reviewed information about the business, operations and future prospects of both Ibex and Castelle, including Castelle's annual, quarterly and other reports, registration statements and definitive proxy statements filed by Castelle with the Securities and Exchange Commission, and Ibex's current business plan.

     The Ibex Board also considered the following  potentially negative factors:
(i) the potential disruption of Ibex's business that might result from employee uncertainty and lack of focus following announcement of the Merger and during the combination of the operations of Castelle and Ibex; (ii) the possibility that the Merger might not be consummated, and the effects of the public announcement of the Merger on (A) Ibex's revenues and operating results, and (B) Ibex's ability to attract and retain key management, marketing and technical personnel; (iii) the possible effects of the public announcement of the Merger on the market price of Castelle's Common Stock; (iv) the risk that, despite the intentions and the efforts of the parties to reassure Ibex's system integrators and VAR's regarding the combined company's intention to support their future sales efforts, the announcement of the Merger could result in decisions by such partners to delay or cancel purchases of Ibex products; (v) the risk that the anticipated benefits of the Merger will not be realized; and (vi) the other risks described above under "Risk Factors."

     After considering the foregoing factors, the Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that the shareholders of Ibex approve and adopt the Merger Agreement. In view of the wide variety of factors considered, both positive and negative, Ibex's Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered.

     Board Recommendation

     THE BOARD OF DIRECTORS OF CASTELLE HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CASTELLE AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     THE BOARD OF DIRECTORS OF IBEX HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF IBEX AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY RECOMMENDED A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Opinion of Financial Advisor to Castelle

     At a meeting of Castelle's Board of Directors held on August 15, 1996, Unterberg Harris delivered its oral opinion that, based on the proposed terms of the Merger as of that date, the consideration proposed to be offered to the shareholders of Ibex in the Merger was fair to Castelle from a financial point of view. In connection with the delivery of its oral opinion to the Board of Directors of Castelle on August 15, 1996, Unterberg Harris presented to Castelle's Board of Directors a summary of the material financial analyses conducted by Unterberg Harris in connection with such oral opinion. Unterberg Harris was asked to render an opinion that the merger consideration was fair to Castelle from a financial point of view. Unterberg Harris's opinion is addressed only to the Board of Directors of Castelle and does not constitute a recommendation to any shareholder of Castelle as to how such shareholder should vote at the Castelle Meeting. No limitations were imposed by Castelle with respect to the opinion rendered by Unterberg Harris.

     The full text of Unterberg Harris's written opinion, dated August 22, 1996, which sets forth certain of the assumptions made and the factors considered by Unterberg Harris in rendering its opinion, as well as the limitations on the review undertaken in connection with such opinion, is set forth as Annex B to this Proxy/Prospectus and should be read in its entirety. The following is a summary of the text of Unterberg Harris's opinion and, accordingly, the full text of Unterberg Harris's written opinion should be read in its entirety.

     In arriving at its opinion, Unterberg Harris reviewed certain information relating to Castelle and Ibex including: the Merger Agreement; financial information with respect to the business operations of Ibex including, but not limited to, audited financial statements of Ibex for the fiscal years December 31, 1995 and December 31, 1994 and unaudited financial information for Ibex for the period ended June 30, 1996; financial information with regard to the business operations of Castelle, including, but not limited to, audited financial statements of for the fiscal years December 31, 1995, December 31, 1994, and December 31, 1993 and unaudited financial statements for Castelle for the period ended June 28, 1996; a comparison of operating results and other financial statement information of Castelle and Ibex with other companies which Unterberg Harris deemed appropriate; a comparison of the financial terms of the Merger with the terms of certain other transactions which Unterberg Harris deemed appropriate; and certain financial projections prepared by the respective managements of Castelle and Ibex. In addition, Unterberg Harris held discussions with certain members of Castelle and Ibex senior management concerning their past and current operations and financial condition and business prospects, discussed with Castelle management the results of their due diligence of Ibex and participated in the discussions and negotiations among representatives of Castelle and Ibex and their legal advisors and independent auditors. Unterberg

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

Harris also reviewed other information and performed such other analysis as it deemed appropriate.

     Unterberg Harris has assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it. With respect to any financial projections, Unterberg Harris has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective future financial performances of Castelle and Ibex and the future financial performance of the Merged Company. Unterberg Harris has also assumed, without independent verification, that Ibex owns or has adequate legal protection for all material intellectual property it purports to own, that Ibex owns or has adequate rights to use all intellectual property material to its business as conducted or contemplated to be conducted and that the representations and warranties of Castelle and Ibex in the Merger Agreement are true and correct.

     Unterberg Harris has not conducted a physical inspection of the properties or facilities of Castelle or Ibex or made any independent valuation or appraisal for the assets, liabilities, patents or intellectual property of Castelle or Ibex, nor has Unterberg Harris been furnished with any such valuations or appraisals. Unterberg Harris has assumed that the assessments of management have been made in good faith and reflect the best currently available management judgments as to the matters covered. Unterberg Harris's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     The following paragraphs provide a brief summary of the material financial analyses conducted by Unterberg Harris in connection with its opinion. Except as otherwise noted, analysis of current stock prices of Castelle, comparable companies and transaction values were based on trading prices as of August 7, 1996.

     In considering the financial impact of the Merger on Castelle, Unterberg Harris analyzed the pro forma effect of the Merger on the projected combined income of Castelle and Ibex for the fiscal year ending December 31, 1997. The analysis was based on an assumed issuance of 850,000 shares of Castelle common stock and on the financial projections and related assumptions as provided by the management of Castelle and Ibex. The analysis showed an increase in earnings per share of the Merged Company relative to that of Castelle on a stand-alone basis for the fiscal year ending December 31, 1997, before giving effect to any potential revenue and operating synergies.

     Unterberg Harris also analyzed the contribution of revenue, gross profit and operating income to the Merged Company from each of Castelle and Ibex. This contribution analysis was then compared to the pro forma ownership percentage of the Castelle shareholders in the pro forma Merged Company. The comparison indicated that Castelle's pro forma ownership percentage was more than Castelle's relative contribution to gross profit and operating income for both the latest twelve months ending June 30, 1996 and for the projected fiscal year ending December 31, 1997.

     Unterberg Harris also compared selected historical and projected operating and stock market data and operating and financial ratios for Castelle and Ibex to the corresponding data and ratios of certain other publicly traded companies as of August 7, 1996, which it deemed comparable to Castelle and Ibex. Such data and ratios included: multiples of net market value (defined as market value of equity plus long term debt less cash and equivalents) to last 12 months revenue, to projected calendar year 1996 revenue and to projected calendar year 1997 revenue; and market value to last twelve months net earnings, to projected calendar year 1996 net earnings and to projected calendar year 1997 earnings. For the comparable companies, the multiples of net market value to latest 12 months revenue ranged from 0.6x to 16.5x with a median of 2.5x. The multiples of net market value to projected calendar 1996 revenue ranged from 0.6x to 13.0x with a median of 1.8x. The multiples of net market value to projected calendar 1997 revenue ranged from 0.5x to 9.4x with a median of 1.3x. The multiples of market price to last twelve months net earnings ranged from 12.6x to 67.6x with a median of 19.9x. The multiples of market price to projected calendar 1996 net earnings ranged from 12.6x to 50.4x with a median of 24.8x. The multiples of market price to projected calendar 1997 net earnings ranged from 9.8x to 39.0x with a median of 15.5x. Unterberg Harris determined that based on this analysis of comparable companies, the multiples for Ibex, when calculated based on the merger consideration, were within or below the range of multiples for the selected comparable companies.

     Unterberg Harris also analyzed data obtained from selected technology-related merger and acquisition transactions that occurred from January 15, 1992 through July 22, 1996 or were pending during such period. In examining these transactions, Unterberg Harris analyzed certain income statement and balance sheet parameters of the acquired companies relative to the consideration paid. Multiples analyzed included equity value to latest 12 months net income, equity value to book value, and enterprise value (defined as equity value plus debt less cash and equivalents) to latest 12 months revenue and to latest 12 months operating income. In certain cases, complete financial data was not publicly available for these transactions and only partial information was used in such instances. Unterberg Harris determined that, based on this analysis of merger and acquisition transactions, the multiples for Ibex, based on the merger consideration, were within the range of multiples for the selected merger and acquisition transactions.

     The summary above does not purport to be a complete description of the analyses performed by Unterberg Harris in connection with its fairness opinion. The preparation of a fairness opinion involves various subjective business determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, Unterberg Harris believes that its analyses must be considered as a whole and that selecting portions of its analyses and considering individual factors without considering all analyses and factors could create an incomplete and misleading view of the evaluation process underlying its opinion. With respect to comparable companies analyses and comparable transaction analyses, a particular analysis performed by Unterberg Harris is not necessarily indicative of actual values, which may be significantly higher or lower than suggested by such analyses. The analyses are not appraisals and do not necessarily reflect the prices for which businesses actually could be sold or actual values or future results that might be achieved. Unterberg Harris's analyses were prepared solely as part of Unterberg Harris's review of the fairness of the consideration to be paid by Castelle in connection with the Merger from a financial point of view and were provided to the Castelle Board of Directors in connection with the delivery of Unterberg Harris's opinion. In addition, Unterberg Harris's opinion and presentation to the Castelle Board was only one of many factors taken into consideration by the Castelle Board in making its determination to approve the Merger.

     Pursuant to the terms of the engagement by Castelle of Unterberg Harris as its financial advisor in connection with the Merger, Unterberg Harris will receive a fee upon consummation of the Merger. In addition, Unterberg Harris will be reimbursed for out-of-pocket expenses in connection with the engagement. Unterberg Harris has provided investment banking services to Castelle in the past, including acting as managing underwriter in Castelle's initial public offering in 1995. Unterberg Harris has received customary compensation for its services. Unterberg Harris is a market maker for Castelle Common Stock. Unterberg Harris, as part of its investment banking business, is engaged in the valuation of businesses and their securities in corporate reorganizations and for other purposes. The Castelle Board selected Unterberg Harris to act as financial advisor on the basis of Unterberg Harris's reputation as an investment bank, Castelle's prior relationship with Unterberg Harris and Unterberg Harris's familiarity with Castelle.

Related Agreements

     Affiliate Agreements

     To help ensure that the Merger will be accounted for as a "pooling of interests," the executive officers and directors of Castelle and Ibex and 10% shareholders of Ibex will execute agreements that prohibit such persons from disposing of their shares during the period commencing 30 days prior to the closing date of the Merger (the "Closing Date") and ending when Castelle first publicly releases its quarterly financial statements including the combined financial results of Ibex and Castelle for a period of at least 30 days. Pursuant to such agreements, Ibex affiliates will also acknowledge the resale restrictions imposed by Rule 145 promulgated under the Securities Act on shares received by them in the Merger. In addition, certain shareholders of Ibex will also sign agreements making certain representations pertaining to the "continuity of interest" requirements for a tax-free reorganization. See "Certain Federal Income Tax Matters" below.

     Conversion Agreement

     As of the date of this Prospectus, the Articles of Incorporation of Ibex entitle the holders of Ibex Preferred Stock to receive $6.25 per share of Ibex Preferred Stock prior to any other allocations to shareholders in a merger if the total consideration paid to acquire Ibex is less than $8 million. The holders of Ibex Preferred Stock have agreed to convert 19,235 (approximately 40%) of the outstanding shares of Ibex Preferred Stock into Ibex Common Stock immediately prior to the consummation of the Merger. At the time of the Merger, therefore, assuming the Castelle Common Stock issued in connection with the Merger has a fair market value of less than $8 million, there will be 28,800 shares of Ibex Preferred Stock outstanding with an aggregate preference due of $180,000.

     Irrevocable Proxy Agreements

     Pursuant to irrevocable proxy agreements executed concurrently with the execution of the Merger Agreement, directors, executive officers and certain major shareholders of Ibex holding in the aggregate approximately 100.0% of the outstanding shares of Ibex Preferred Stock and 70.3% of the outstanding shares of Ibex Common Stock have agreed to vote in favor of the Merger and have granted Castelle proxies to vote their shares of Ibex Common Stock and Ibex Preferred Stock in favor of the Merger.

Benefits to Ibex Executives and Shareholders from Merger

     Ney Grant, Director, President and Chief Executive Officer of Ibex, Curtis Powell, Director and Vice President of Ibex, and three other employees of Ibex have agreed to execute employment agreements with Castelle in connection with the Merger. In addition, Ney Grant, Curtis Powell and one other employee have agreed to execute noncompetition agreements with Castelle in connection with the Merger. The employment agreements have terms of between one and two years, include annual salaries of between $40,000 and $125,000 and the payment of commissions on sales where appropriate, and provide for the payment of stay-on bonuses of between $3,333 and $11,667 per month for periods varying from 12 to 18 months. Castelle may terminate the employees with or without cause, however Castelle remains obligated to pay the salary and stay-on bonus obligations through the term of the applicable contract if the employee is terminated without cause. Mr. Grant, Mr. Powell and one other employee have also agreed to execute Noncompetitive Agreements with Castelle in connection with the Merger. Under these agreements Castelle shall pay each signatory amounts ranging from $50,000 to $150,000 in three equal, monthly installments beginning with the date on which the Merger is effective. In exchange, Messrs. Grant and Powell have agreed to refrain from providing services, support, products or technology related to the business of Ibex to any person for a period of two years after termination of their employment with Castelle. The additional employee has agreed to such restrictions for a period of one year after termination of his employment with Castelle.

     In addition, holders of Ibex Preferred Stock have been granted the right, effective upon the Merger, to register the Castelle Common Stock received in connection with the Merger for resale to the public, subject to certain restrictions and the approval of such rights by the existing holders of registration rights. Upon the approval of existing holders of registration rights, holders of Ibex Common Stock shall receive more limited registration rights which will be subject to certain restrictions, including the right to participate in the registration of shares of Castelle stock initiated by either Castelle or holders of registration rights other than the holders of Ibex Preferred Stock identified above.

Representations and Covenants

     Under the Merger Agreement, Castelle and Ibex made a number of representations regarding their respective businesses, capital structures, operations, financial condition and other matters, including their authority to enter into the Merger Agreement and to consummate the Merger. Ibex covenanted that, until the consummation of the Merger or the termination of the Merger Agreement, it will maintain its business, and it will not take certain actions outside the ordinary course of business without Castelle's consent. Each party covenants that until the consummation of the Merger or the termination of the Merger Agreement, it will use its commercially reasonable efforts to consummate the Merger. Each party has agreed not to initiate or solicit any proposals relating to the possible acquisition of that party or any material portion of its capital stock or assets by any person other than Castelle's acquisition of Ibex, and has further agreed not to enter into any agreement providing for any such acquisition.

Escrow

     The Merger Agreement provides that 10% of the shares of Castelle Common Stock to be issued to Ibex shareholders will be placed in escrow by the Designated Shareholders to indemnify Castelle for damages arising from the following circumstances: (a) an inaccuracy in or breach of a representation or warranty of Ibex or the Designated Shareholders in the Merger Agreement or any related agreement; (b) a breach of a covenant or obligation of Ibex or the Designated Shareholders; or (c) any legal proceeding in connection with clauses
(a) and (b). Representations and warranties which are reviewed in the audit process shall terminate when Castelle publishes its audited financial statements for the fiscal year which includes the Merger Date and the escrow will terminate 365 days after the Closing Date. The Escrow Agent is presently expected to be First Trust of California, National Association. Subject to the retention of shares in the escrow to cover claims made during the escrow period, any shares remaining in the escrow after the 365 day period will be distributed pro rata to the Designated Shareholders. See "The Merger and Related Transactions -- Escrow" and "-- Benefits to Ibex Executives and Shareholders from the Merger."

Conditions to the Merger

     In addition to the requirement that approval by the Castelle shareholders and Ibex shareholders be received, the obligations of Castelle and Ibex to consummate the Merger will be subject to the satisfaction of a number of other conditions, including the absence of any stop orders or proceedings seeking a stop order with respect to the Registration Statement filed in connection with this Prospectus; the absence of any order, decree or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, that would prohibit or render illegal the transactions contemplated by the Merger Agreement; the absence of the issuance by any federal or state court of any temporary restraining order, any preliminary or permanent injunction or any other order preventing the consummation of the Merger; and the receipt of all permits or authorizations that may be required by regulatory authorities.

     Each party's obligations under the Merger Agreement will also be conditioned upon the accuracy in every material respect of the representations and warranties made by the other party; the performance in all material respects by the other party of its covenants; the absence of a material adverse change with respect to the other party; the receipt of approval of the Merger by the shareholders of Castelle and the shareholders of Ibex; and the receipt of certain legal opinions (including an opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization).

     Castelle's obligations to consummate the Merger will be further conditioned, among other things, upon (i) the receipt of a letter from Coopers & Lybrand L.L.P. that the Merger will be treated as a pooling of interests for accounting purposes and (ii) no more than 2% of the Ibex Common Stock outstanding at the time of the Merger being eligible to exercise dissenters' rights of appraisal under California law. See "The Merger and Related Transactions -- Dissenters' Rights."

Termination and Termination Fees

     Termination

     The Merger Agreement may be terminated by mutual agreement of both parties or by either party (i) as a result of a material breach by the other party of any covenant or agreement set forth in the Merger Agreement; (ii) if the timely satisfaction of any of the conditions for closing the Merger has become impossible; (iii) if any of the closing conditions have not been satisfied prior to the Closing; or (iv) if the Closing has not taken place before December 30, 1996.

     Termination Fees

     If, prior to the Closing or the termination of the Merger Agreement, either Castelle or Ibex enters into negotiations or discussions with a third party concerning the sale of all or substantially all of the assets, business or stock of that company, such company shall immediately reimburse the other company for all expenses and costs incurred in connection with the Merger. Should either company enter into a letter of intent, understanding or other agreement relating to the sale of all or substantially all of the assets, business or stock of that company, such company shall immediately pay the other company a termination fee in the amount of $250,000.

Waivers and Amendments

     At any time at or prior to the effective time, to the extent legally allowed, Castelle or Ibex, without approval of the shareholders of each such company, may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of that company. Neither Castelle nor Ibex currently intends to waive compliance with any such agreements or conditions.

     The Merger Agreement may be amended by Castelle and Ibex at any time before or after approval of the Castelle shareholders or the Ibex shareholders, except that, after such approval, no amendment may be made that by law requires the further approval of the Castelle shareholders or the Ibex shareholders unless such approval is obtained.

Certain Federal Income Tax Matters

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Ibex Capital Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Castelle, Ibex or Ibex's shareholders as described herein.

     Ibex shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Ibex shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of the exercise of Ibex Options or any other transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). Accordingly, IBEX OPTIONHOLDERS AND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither Castelle nor Ibex has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. Graham & James LLP, counsel to Ibex, and Cooley Godward LLP, counsel to Castelle, have each rendered an opinion (collectively, the "Tax Opinions") that the Merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). Such opinions are based on certain assumptions as well as representations received from Castelle and Ibex (including an assumption, based on representations, concerning the "continuity of interest" requirement discussed below) and are subject to the limitations discussed below. Moreover, such opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon such opinions.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should result:

     19.1 No gain or loss will be recognized by the holders of Ibex Capital Stock upon the receipt of Castelle Common Stock solely in exchange for such Ibex Capital Stock in the Merger (except to the extent of cash received in lieu of fractional shares).

     19.2 The aggregate tax basis of the Castelle Common Stock so received by Ibex shareholders in the Merger (including any fractional share of Castelle Common Stock not actually received) will be the same as the aggregate tax basis of the Ibex Capital Stock surrendered in exchange therefor.

     19.3 The holding period of the Castelle Common Stock so received by each Ibex shareholder in the Merger will include the period for which the Ibex Capital Stock surrendered in exchange therefor was considered to be held, provided that the Ibex Capital Stock so surrendered is held as a capital asset at the effective time of the Merger.

     19.4 Cash payments received by holders of Ibex Capital Stock in lieu of a fractional share will be treated as if such fractional share of Castelle Common Stock had been issued in the Merger and then redeemed by Castelle. An Ibex shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that such share of Ibex Capital Stock was held as a capital asset at the effective time of the Merger.

     19.5 A shareholder of Ibex who exercises dissenters' rights under any applicable law with respect to a share of Ibex Capital Stock and receives payments for such stock in cash will recognize capital gain or loss (if such stock was held as a capital asset at the effective time of the Merger) measured by the difference between the amount of cash received and the shareholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Ibex shares incident to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the dissenting shareholder owns no shares of Castelle Common Stock (either actually or constructively within the meaning of Section 318 of the Code).

     19.6 Neither Castelle nor Ibex will recognize gain solely as a result of the Merger.

     The Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations of Castelle, Ibex and certain shareholders of Ibex, including representations in certain certificates delivered to counsel by the respective managements of Castelle and Ibex and certain shareholders of Ibex. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.

     To satisfy the "continuity of interest" requirement, Ibex shareholders must not, pursuant to a plan or intent existing at or prior to the effective time of the Merger, dispose of or transfer so much of either (i) their Ibex Capital Stock in anticipation of the Merger or (ii) the Castelle Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Ibex shareholders, as a group, would no longer have a significant equity interest in the Ibex business being conducted by Castelle after the Merger. Ibex shareholders will generally be regarded as having a significant equity interest as long as the Castelle Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Ibex shareholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant tax consequences. An Ibex shareholder would recognize gain or loss with respect to each share of Ibex Capital Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the effective time of the Merger, of the Castelle Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Castelle Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger. In addition, the transfer of all of Ibex's assets to Castelle would be treated as a taxable sale of such assets. The corporate level gain Ibex would recognize upon such a taxable sale of its assets would be equal to the difference between Ibex's adjusted tax basis in such assets and the fair market value of all of the merger consideration transferred by Castelle as of the effective time of the Merger plus the liabilities of Ibex assumed by Castelle as a result of the Merger. Ibex's tax liability associated with such recognized gain would be assumed by Castelle as part of the Merger.

Accounting Treatment

     The Merger is structured to qualify as a pooling of interests for accounting purposes. Under this accounting treatment, the recorded assets and liabilities and the operating results of both Castelle and Ibex are carried forward to the combined operations of the surviving corporation at their recorded amounts. No recognition of goodwill in the combination is required of either party to the Merger.

     To support the treatment of the Merger as a pooling of interests, the affiliates of Castelle and Ibex have entered into agreements imposing certain resale limitations on their stock. See "-- Related Agreements -- Affiliate Agreements" above. It is a condition to each of Castelle's and Ibex's obligations to consummate the Merger that, among other things, Castelle receive a letter from Coopers & Lybrand L.L.P., its independent auditors, to the effect that the Merger will be treated as a pooling of interests for accounting purposes.

Affiliates' Restrictions on Sale of Castelle Common Stock

     The shares of Castelle Common Stock to be issued in the Merger will have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, thereby allowing such shares to be traded without restriction by all former holders of Ibex capital stock who (i) are not deemed to be "affiliates" of Ibex at the time of the Ibex Special Shareholders Meeting (as "affiliates" is defined for purposes of Rule 145 under the Securities Act) and (ii) who do not become "affiliates" of Castelle after the Merger. Ibex shareholders who may be deemed to be "affiliates" of Ibex will be so advised prior to the Merger.

     The Merger Agreement requires Ibex affiliates to enter into agreements not to make any public sale of any Castelle Common Stock received upon conversion of Ibex capital stock in the Merger prior to the date Castelle shall have publicly released financial results for a period that includes at least 30 days of combined operations of Ibex and Castelle, and thereafter not to make any sale of Ibex Common Stock received upon conversion of Ibex capital stock in the Merger, except in compliance with Rule 145 under the Securities Act. See "-- Related Agreements -- Affiliate Agreements" above. In general, Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates, who remain affiliates of Castelle after the Merger, may make resales of Castelle Common Stock and also on the number of shares of Castelle Common Stock that such affiliates, and others (including persons with whom the affiliates act in concert), may sell within any three-month period. These restrictions will generally apply for at least a period of two years after the Merger (or longer if the person remains an affiliate of Castelle).

Dissenters' Rights

     If the Merger Agreement is approved by the required vote of Ibex shareholders and is not abandoned or terminated, holders of Castelle and Ibex capital stock who did not vote in favor of the Merger may, by complying with Sections 1300 through 1312 of the California Law, be entitled to dissenters' rights as described therein. It should be noted, however, that Castelle's obligation to consummate the Merger is conditioned on the fact that the holders of no more than an aggregate of 2% of the outstanding shares of Ibex Common Stock are eligible to exercise dissenters' rights. The record holders of the shares of Castelle and Ibex capital stock that are eligible to, and do, exercise their dissenters' rights with respect to the Merger are referred to herein as "Dissenting Shareholders," and the shares of stock with respect to which they exercise dissenters' rights are referred to herein as "Dissenting Shares." If a Castelle or Ibex shareholder has a beneficial interest in shares of Castelle or Ibex capital stock, respectively, that are held of record in the name of another person, such as a broker or nominee, and such shareholder desires to perfect whatever dissenters' rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

     The following discussion is not a complete statement of the California Law relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the California Law attached to this Prospectus as Appendix C and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the California Law should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

     Shares of Castelle or Ibex capital stock must satisfy each of the following requirements to qualify as Dissenting Shares under the California Law: (i) the shares of Castelle or Ibex capital stock must have been outstanding on the Record Date or the Ibex Record Date, as applicable; (ii) the shares of Castelle or Ibex capital stock must not have been voted in favor of the Merger; (iii) the holder of such shares of Castelle or Ibex capital stock must make a written demand that Castelle or Ibex repurchase shares of Castelle or Ibex capital stock at fair market value (as described below); and (iv) the holder of such shares of Castelle or Ibex capital stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal rights under the California Law.

     Additionally, holders of more than 5% of the outstanding shares of Castelle Common Stock would need to make a written demand that Castelle repurchase their shares for such shares to qualify as Dissenting Shares under the California Law.

     Pursuant to Sections 1300 through 1312 of the California Law, holders of Dissenting Shares may require Castelle or Ibex to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation as a consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

     Within ten days following approval of the Merger by Castelle or Ibex shareholders, the company whose shareholders have approved the Merger is required to mail to each holder of shares of that company's capital stock not voted in favor of the Merger a notice of the approval of the Merger, a statement of the price determined by that company to represent the fair market value of Dissenting Shares (which shall constitute an offer by that company to purchase such Dissenting Shares at such stated price), and a description of the procedures for such holders to exercise their rights as Dissenting Shareholders.

     Within 30 days after the date on which the notice of the approval of the Merger by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must demand that such company repurchase such shareholder's Dissenting Shares in a statement setting forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that the company purchase, and a statement of what the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Merger. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price within such 30-day period. Such holder must also submit to the company or its transfer agent certificates representing any Dissenting Shares that the Dissenting Shareholder demands the company purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

     If, upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares, the company and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Merger are satisfied or waived.

     If the company and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the Merger by the company's shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the shares of the company's capital stock held by such shareholder are Dissenting Shares, the fair market value of such shares of the company's capital stock, or both. The California Law provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Ibex or Castelle consents to such request for withdrawal.

Merger Expenses

     Castelle and Ibex estimate that they will incur direct transaction costs of approximately $650,000 associated with the Merger. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. In addition, Castelle anticipates incurring a charge upon consummation of the Merger of $200,000 to $300,000 to reflect costs and expenses relating to integrating the two companies. See "Pro Forma Condensed Combined Financial Information" included elsewhere herein.

     Whether or not the Merger is consummated, except as set forth below, each party will bear its own costs and expenses in connection with the Merger and the transactions provided for therein.

     Castelle has agreed to reimburse Ibex for the first $25,000 of audit fees, costs and expenses invoiced by Coopers & Lybrand L.L.P. and incurred by Ibex in the audit by Coopers & Lybrand L.L.P. of Ibex's fiscal years ended December 31, 1995 and 1994, as well as one-half of any additional audit fees, costs and expenses invoiced by Coopers & Lybrand L.L.P. Castelle has also agreed to pay Unterberg Harris a transaction fee of $250,000, which amount has been included in the direct transaction costs above, if the Merger is consummated. Castelle will also reimburse Unterberg Harris for the reasonable out-of-pocket expenses incurred by Unterberg Harris in rendering services to Castelle in connection with the Merger. See "The Merger and Related Transactions -- Opinion of Financial Advisor to Castelle."

Regulatory Matters

     Castelle and Ibex are not aware of any governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements, including the notes thereto, have been prepared to give effect to the Merger, using the pooling of interests method of accounting, and are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Castelle and Ibex, including the notes thereto, incorporated elsewhere herein.

     The unaudited pro forma condensed combined financial statements reflect certain assumptions deemed probable by management regarding the proposed Merger (e.g., that share information used in the pro forma information approximates actual share information at the effective date of the Merger). No adjustments to the unaudited pro forma condensed combined financial information have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

     The unaudited pro forma condensed combined balance sheet as of June 28, 1996 gives effect to the Merger as if it had occurred on June 28, 1996, and combines the unaudited condensed consolidated balance sheet of Castelle as of June 28, 1996 and the unaudited condensed balance sheet of Ibex as of June 30, 1996.

     The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of Castelle and the historical statements of operations of Ibex for each of the two years in the period ended December 31, 1995 (audited) and the six months ended June 28, 1996 (unaudited), in each case as if the Merger had occurred at the beginning of the earliest period presented.

     Castelle and Ibex estimate that they will incur direct transaction costs of approximately $650,000 associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, Castelle will incur an additional charge to operations, currently estimated to be between $200,000 and $300,000 to reflect costs associated with integrating the two companies. This range is a preliminary estimate only and is therefore subject to change. There can be no assurance that Castelle will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

     Such unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of a future financial position or results of operations. These unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Castelle and the historical financial statements of Ibex and should be read in conjunction with the respective financial statements and notes thereto of Castelle and Ibex, included elsewhere in this Prospectus and do not incorporate any benefits from cost savings or synergies of operations of the combined company.




                      CASTELLE AND IBEX TECHNOLOGIES, INC.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                  June 28, 1996
                                 (in thousands)

                                                                                                 Pro                    Pro
                                                                                                Forma                  Forma
                                               Castelle                   Ibex               Adjustments              Combined
                                               --------                   ----               -----------              --------
                                              (unaudited)             (unaudited)            (unaudited)             (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents.............      $ 7,416                 $  279                                         $ 7,695
    Accounts receivable...................        2,266                    929                                           3,195
    Inventories...........................        4,988                     36                                           5,024
    Prepaid expenses and other current assets       558                    114                                             672
                                                -------                 ------                                         -------
        Total current assets..............       15,228                  1,358                                          16,586
Property and equipment, net...............          374                    126                                             500
Other assets, net.........................           94                                                                     94
                                                -------                 ------                                         -------
        Total assets......................      $15,696                 $1,484                                         $17,180
                                                =======                 ======                                         =======

LIABILITIES AND SHAREHOLDERS'
EQUITY
Current liabilities:
    Notes payable.........................     $     --                $    25                                        $     25
    Accounts payable......................        1,869                    135                                           2,004
    Deferred revenue                                 --                    145                                             145
    Accrued liabilities...................        2,118                    102                                           2,220
    Income taxes payable .................                                 123                                             123
    Accrued integration and merger costs..                                                       $950(2)                   950
                                                -------                -------                   ----                  -------

        Total current liabilities.........        3,987                    530                    950                    5,467
                                                -------                -------                   ----                  -------

    Deferred income taxes.................                                  30                                              30
                                                                       -------                                         -------

Shareholders' equity:
    Preferred stock.......................                                 300                   (300)                      --
    Common stock..........................       23,298                     90                    300                   23,688
    Shareholder notes receivable..........         (296)                    --                     --                     (296)
    Accumulated deficit...................      (11,293)                   534                   (950)(2)              (11,709)
                                                -------                -------                   ----                  -------

        Total shareholders' equity........       11,709                    924                   (950)                  11,683
                                                -------                -------                   ----                  -------
        Total liabilities and
          shareholders' equity............      $15,696                 $1,484                 $    0                  $17,180
                                                =======                 ======                 ======                  =======


     See accompanying notes to unaudited pro forma condensed combined financial statements.

                      CASTELLE AND IBEX TECHNOLOGIES, INC.

         Unaudited Pro Forma Condensed Combined Statements of Operations
                  Years Ended December 31, 1993, 1994 and 1995
                    (in thousands, except per share amounts)



                                              Castelle                          Ibex                       Pro Forma Combined
                                    ---------------------------       -------------------------        --------------------------
                                    1993        1994       1995       1993      1994       1995        1993       1994       1995
                                    ----        ----       ----       ----      ----       ----        ----       ----       ----
Net sales.....................  $  17,787   $  19,486  $  25,082  $   1,791  $  2,708  $   3,091   $  19,578  $  22,194  $   28,173
Cost of sales.................     11,346      11,503     13,571        554       691        732      11,900     12,194      14,303
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------
    Gross profit..............      6,441       7,983     11,511      1,237     2,017      2,359       7,678     10,000      13,870
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------

Operating expenses:
  Research and development....      2,152       2,179      2,018        245       432        648       2,397      2,611       2,666
  Sales and marketing.........      5,628       4,384      5,641        638       988      1,391       6,266      5,372       7,032
  General and administrative..      1,977       1,446      1,405        289       256        262       2,266      1,702       1,667
  Restructuring charge........        615          --         --         --        --         --         615         --          --
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------
    Total operating expenses..     10,372       8,009      9,064      1,172     1,676      2,301      11,544      9,685      11,365
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------
Operating income (loss).......     (3,931)        (26)     2,447         65       341         58      (3,866)       315       2,505
Interest income (expense).....       (349)       (481)      (296)        --        --         --        (349)      (481)       (296)
Other income (expense) net....       (515)        129        (53)         1        (8)        (4)       (514)       121         (57)
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------
Income (loss) before provision
  for income taxes............     (4,795)       (378)     2,098         66       333         54      (4,729)       (45)      2,152
Provision for (benefit from)
  income taxes                         --          --         74         39       121         (5)         39        121          69
                                ---------   ---------  ---------  ---------  --------  ---------   ---------  ---------  ----------
Net income (loss).............  $  (4,795)  $    (378) $   2,024  $      27  $    212  $      59   $  (4,768) $    (166) $    2,083
                                =========   =========  =========  =========  ========  ==========  =========  =========  ==========
Net income (loss) per share(1)  $  (12.11)  $   (0.91) $    0.77  $    0.15  $   1.11  $     0.30  $   (5.48) $   (0.17) $    $0.59
                                =========   =========  =========  =========  ========  ==========  =========  =========  ==========
Shares used in per share
 calculation(1)                       396         414      2,673        174       191         199        870        949       3,519
                                =========   =========  =========  =========  ========  ==========  =========  =========  ==========
Pro Forma net income (loss)
 per share(2)                               $   (0.16)
                                             ========
Pro Forma shares used in per share
calculation(2)                                  2,396
                                             ========


     See  accompanying   notes  to  pro  forma  combined   condensed   financial
statements.

                      CASTELLE AND IBEX TECHNOLOGIES, INC.

         Unaudited Pro Forma Condensed Combined Statements of Operations
                Six Months Ended June 30, 1995 and June 28, 1996
                    (in thousands, except per share amounts)

                                           Castelle                         Ibex                   Pro Forma Combined
                                   -------------------------    ----------------------------  ----------------------------
                                       1995           1996            1995            1996          1995            1996
                                      ------         ------          ------          ------        ------          -----
                                   (unaudited)    (unaudited)     (unaudited)     (unaudited)   (unaudited)    (unaudited)
Net sales.......................  $    11,874    $    13,425    $      1,393   $       2,075  $     13,267   $      15,500
Cost of sales...................        6,385          7,117             355             444         6,740           7,561
                                  -----------    -----------    ------------   -------------  ------------   -------------
Gross profit....................  $     5,489    $     6,308           1,038           1,631         6,527           7,939
                                  -----------    -----------    ------------   -------------  ------------   -------------
Operating expenses:
  Research and development......  $       996    $     1,057             418             342         1,414           1,399
  Sales and marketing...........        2,785          3,199             660             760         3,445           3,959
  General and administrative....  $       623    $       718             129             153           752             871
                                  -----------    -----------    ------------   -------------  ------------   -------------
Total operating expenses          $     4,404    $     4,974           1,207           1,255         5,611           6,229
                                  -----------    -----------    ------------   -------------  ------------   -------------
Operating income (loss).........  $     1,085    $     1,334            (169)            376           916           1,710
Interest income (expense), net..         (192)           167                                          (192)            167
Other income (expense) net......           --            (75)             (5)             10            (5)            (65)
                                  -----------    -----------    ------------   -------------  -------------  -------------
Income (loss) before provision
  for income taxes                $       893    $     1,426            (174)            386           719           1,812
Provision for (benefit from)
  income taxes                             23             64             (21)            162             2             226
                                  -----------    -----------    ------------   -------------  ------------   -------------
Net income (loss)...............  $       870    $     1,362    $       (153)  $         224  $        717   $       1,586
                                  ===========    ===========    ============   =============  ============   =============
Net income (loss) per share.....  $      0.34    $      0.35    $      (1.13)  $        1.11  $       0.21  $         0.33
                                  ===========    ===========    ============   =============  ============   =============
Shares used in per share
   calculation..................        2,648          3,887             135             201         3,487           4,744
                                  ===========    ===========    ============   =============  ============   =============




                      CASTELLE AND IBEX TECHNOLOGIES, INC.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Pro Forma Basis of Presentation

     These unaudited pro forma condensed combined financial statements reflect the issuance of 791,549 shares of Castelle Common Stock in exchange for an aggregate of 160,251 shares of Ibex Common Stock and 28,800 shares of Ibex Preferred Stock in connection with the Merger, assuming the fair market value of a share of Castelle Common Stock on the business day immediately preceding the Merger is $7.00.


                                                                Preferred Shares                 Equivalent
                                                                to be Converted     Shares        Number of
                                                    Shares         to Common    Outstanding at    Castelle
                                                  Outstanding        Stock         Closing      Common Shares
                                               --------------------------------------------------------------
Ibex shares outstanding at June 30, 1996:
    Common.....................................     141,016         19,235         160,251          649,168
    Series A Convertible Preferred.............      48,035        (19,235)         28,800          142,381
                                                                                                    -------
Castelle Common Shares to be issued:...........                                                     791,549
Castelle Common Shares outstanding at June 28, 1996                                               3,620,844
                                                                                                  ---------
Total Castelle Common Shares outstanding after
    completion of the Merger...................                                                   4,412,393
                                                                                                  =========


     The actual number of shares of Castelle Common Stock to be issued, as well as the exchange ratios, will be determined at the effective time of the Merger based on the closing price of Castelle Common Stock on the business day immediately preceding the Merger Date, and the number of shares of Ibex Common and Ibex Preferred Stock and Ibex Options outstanding.

2. Pro Forma Combined Balance Sheet

     Castelle and Ibex estimate they will incur direct transaction costs of approximately $650,000 associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. It is expected that following the Merger, Castelle will incur an additional charge to operations, currently estimated to be between $200,000 and $300,000 to reflect costs associated with integrating the two companies. The Pro Forma Condensed Balance Sheet gives effect to such costs (estimated at $950,000 in total) as if such costs had been incurred as of June 28, 1996.

     The direct transaction costs and additional charge are not reflected in the Pro Forma Combined Condensed Statements of Operations.

     The following table reconciles the numbers of shares used in the pro forma per share computations to the numbers set forth in Castelle's and Ibex's historical statements of operations:


                                                                                                         Six Months
                                                                                                           Ended
                                                                       Years Ended December 31,           June 28,
                                                                       ------------------------         -----------
                                                                           1994         1995                1996
Shares used in per share calculation (in thousands,                    -----------  -----------         -----------
  except estimated Applicable Fraction):
Historical - Castelle Common Shares..................................          414        2,673               3,887

Historical - Ibex Common Shares......................................          132          137                 138
Estimated Applicable Fraction........................................      4.05094      4.05094             4.05094
                                                                       -----------  -----------         -----------
Castelle Common Shares to be issued in return for Ibex Common Shares.          535          553                 558
                                                                       -----------  -----------         -----------

Historical - Ibex Outstanding options (1)............................                        14                  15
Estimated Applicable Fraction........................................      4.05094      4.05094             4.05094
                                                                       -----------  -----------         -----------
Castelle Common Shares to be reserved for Ibex Options...............           --           56                  62
                                                                       -----------  -----------         -----------

Historical Ibex Preferred Shares (1).................................                        48                  48
                                                                       -----------  -----------         -----------
Estimated Applicable Fraction........................................                   4.94378             4.94378
                                                                       -----------  -----------         -----------
Castelle Common Shares to be issued for Ibex Preferred Shares........           --          237                 237
                                                                       -----------  -----------         -----------

Shares used in proforma per share calculation........................          949        3,519               4,744
                                                                       -----------  -----------         -----------




(1) Options and preferred shares not included as they would be anti-dilutive.

                              BUSINESS OF CASTELLE

General

     Castelle designs, develops, markets and supports network enhancement products, both software and hardware, that improve the productivity, performance and functionality of local area networks ("LANs") and enhance the LAN user's ability to communicate. Castelle's current products include FaxPress fax server systems, JetPress and LANpress print servers and a range of software enhancements for Castelle's fax and print server product lines. In February 1996, Castelle entered the Small Office/Home Office ("SOHO") market through its license agreement and joint marketing arrangement with 3Com Corporation ("3Com") as the supplier of print, fax, and CD-ROM servers for 3Com's Office- Connect products. Castelle's products are characterized by their ease of use and installation, reliability, cost-effectiveness and compatibility with leading network operating systems.

Industry Background

     In the mid-1980s, organizations began to interconnect personal computers into LANs in order to allow work groups to share files and peripherals such as printers. Originally, these LANs consisted of a dedicated personal computer, called a file server, on which the network operating system was installed, and multiple personal computers on which users of the LAN ran their applications. The network operating system on the file server provided the server administration and basic file and print sharing. As networks have proliferated throughout organizations and client/server architectures have gained acceptance, LANs have become increasingly complex, the size and graphical intensity of files being transmitted has increased and the applications operating on the LAN have become more mission-critical. These factors have caused network administrators to seek network enhancement products which can improve network performance, enhance the functionality of the current installed base of network hardware and cost-effectively convert single-user resources such as stand-alone printers and telephone lines into shared LAN resources. Fax servers and print servers are two of the primary network enhancement solutions that have emerged to provide cost-effective improvements in network performance and functionality.

     Fax Servers. Fax machines typically used in business environments are characterized by relatively low quality transmissions, low data transmission rates and the inability to send and receive faxes simultaneously. Fax machines also require labor-intensive sorting, copying and routing of faxes in paper form. Alternatively, a dedicated personal computer with a fax modem, while able to store incoming faxes electronically and improve fax quality, is not economical in a LAN environment because each user must have his or her own fax modem, and dedicated telephone line. Fax servers have emerged as an economical alternative for providing high performance faxing capability to network users. A fax server connects a LAN to one or more telephone lines, enabling a large number of users to share dedicated telephone lines. Users are able to send faxes directly from their computers or workstations, eliminating the need to print a document, take it to a stand-alone fax machine and wait for its transmission. In addition, a fax server can sort incoming faxes and route them electronically and confidentially directly to the electronic mailboxes of the intended recipients and store non-urgent outgoing faxes for automatic transmission at an "off-peak" time when telephone rates are lower.

     Print Servers. The sharing of printers, a basic benefit of a LAN, has traditionally been provided by connecting a printer either to a network file server or to a dedicated personal computer on the network. However, direct connection to the file server has several disadvantages, including the risk of

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

the file server being overburdened by the processing required to print large or graphically complex files, lower print transfer speeds and location inflexibility. Similarly, printer connection to a dedicated personal computer, while providing better location flexibility, is more costly and offers substantially lower print file transfer speed than a dedicated print server can provide. A print server directly connects one or more printers to a LAN, providing a cost-effective, high-speed solution to the demand for shared print resources on a LAN. In addition to providing location flexibility and convenience, print servers improve network performance by relieving the burden on the file server. Furthermore, print servers enable users to access essential information about the status of the printer and their print files and to select their desired printer configuration.

     Network enhancement solutions, such as fax servers and print servers, have emerged to gain significant market acceptance due to their ability to improve network performance and personal productivity, enhance network functionality and preserve the investment many companies have made in network hardware. Castelle believes that as the client/server computing paradigm continues to gain acceptance and mission-critical applications continue to be ported from mainframes and minicomputers to LANs, corporate processes will become more dependent on the LAN and the performance enhancement that can be achieved on the corporate LAN will more directly impact overall productivity. As LAN users and network managers continue to recognize the benefits of network enhancement products, and as additional network functionality such as facsimile/document communication across the Internet, remote access, scanning, electronic mail and multimedia communications continue to emerge, Castelle believes that the demand for such network enhancement products will increase.

Castelle Strategy

Castelle's objective is to be a leading worldwide supplier of network enhancement solutions. Castelle intends to continue to provide innovative products focused on enhancing the LAN user's ability to communicate. Key elements of Castelle's strategy include:

     Focus on Network Enhancement Products. Castelle focuses exclusively on providing innovative, reliable, easy-to-use network enhancement products. Since its inception, Castelle has focused on developing networking products that utilize advanced software to tightly integrate proprietary hardware systems with standard computing platforms. As a result, Castelle believes it has developed a high level of expertise in networking, software development, hardware design and telephony technology. Castelle plans to capitalize on these attributes by continuing to focus on providing network enhancement products which enable users to communicate more effectively.

     Broaden Software Offerings. In order to leverage its significant installed base of fax and print servers, Castelle is developing a range of value-added software options which increase the functionality of Castelle's products and enable them to address specialized applications. Examples of applications currently available include electronic mail gateways, optical character recognition/image enhancement and billing/analysis and other management utility software. Utilizing an extensive internal database of over 3,000 corporate end-users, Castelle is marketing these products through a direct telemarketing team.

     Expand Product Line. Castelle is leveraging its expertise in easy-to-use, cost-effective enhancement solutions to offer new network and communications enhancement products. In addition to its recent efforts in the SOHO market, Castelle continues to expand both its fax server and print server product lines.


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



     Penetrate the Small Office/Home Office Market. As the productivity benefits of networks have been demonstrated, small offices and businesses which previously have used stand-alone personal computers are now seeking cost-effective devices which provide basic printing and faxing functionality and are easy to use, install and maintain. Castelle is addressing this market through its licensing and joint marketing agreement with 3Com in which Castelle provides print and fax workgroup server modules for 3Com's OfficeConnect product line.

     Strengthen and Expand Distribution Channels. Castelle has established a two-tier domestic and international distribution network of leading national and regional network product distributors and resellers. Castelle also sells through leading system integrators such as Electronic Data Systems, Inc. ("EDS") and OEM vendors such as Ricoh Corporation ("Ricoh") and Fujitsu Ltd. ("Fujitsu"). Castelle is expanding its distribution network in North America, Europe, the Asia-Pacific and Latin American regions and other markets in order to capitalize on the rapid growth in LANs in these regions.

     Leverage Strategic Relationships. Castelle augments its product offering by establishing relationships with companies able to provide products in areas outside of Castelle's core technical competencies or in instances where internal development of such products is not cost-effective. Castelle also establishes relationships with numerous leaders in hardware and software technology to enable it to keep abreast of, and respond quickly to, technological changes that may affect the network enhancement market.

Products

     Castelle develops and markets a broad range of products that enhance network productivity, performance and functionality. Castelle's current products include FaxPress fax server systems, JetPress and LANpress print servers and a range of software enhancements for its fax and print server product lines. In 1996, Castelle entered the SOHO market through its licensing and joint marketing agreement with 3Com which provides print and fax workgroup server modules for 3Com's OfficeConnect product family.

Fax Servers

     Castelle's fax server product line includes FaxPress fax server systems as well as FaxPress software. Castelle's line of FaxPress software includes client applications and interfaces for use with the FaxPress system and software enhancements and options. Castelle's fax server products allow network users to send, receive, route, print, store, edit and retrieve fax transmissions from their own personal computers on a LAN. These fax server products enable all network users to access fax services without requiring a large investment in stand-alone fax machines, fax modem boards or additional telephone lines. Network-based fax capability is a logical extension of network printing capability, enabling users to transmit documents directly to a fax device as easily as if they were printing to a laser printer or sending an electronic mail message. Network fax servers redirect fax output from applications running on a LAN user's personal computer or workstation to a fax queue. The fax server then converts the file to fax format and sends the fax to the intended recipient. Castelle's FaxPress products are designed to comply with regulatory standards in the United States as well as Australia, Canada, Germany, Hong Kong, Japan, Korea, the Netherlands, Singapore, Switzerland and the United Kingdom. Castelle is seeking regulatory clearance in a number of other countries. During the first six months of 1996, fax servers represented approximately 44% of total net sales. During 1995 and 1994, fax servers represented 44% and 36%, respectively, of total net sales.


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



     FaxPress Systems. Castelle's FaxPress fax server systems are high-performance network-based fax solutions. FaxPress is a compact, self-contained fax server that connects directly to a LAN and is accompanied by software that is installed from any personal computer or workstation on the LAN. FaxPress system products are available in configurations that support one, two or four dedicated telephone lines. In addition, FaxPress system products can function as parallel and serial port print servers. Key features of the FaxPress product line (configured with its current software versions) include:

     o Ability to send faxes from many applications: Easy faxing from within any Windows, Windows 95, Windows NT and DOS application and certain electronic mail applications. Castelle expects to introduce client software for the Macintosh in the second quarter of 1996.

     o Electronic routing of faxes: Electronic routing of faxes enhances efficiency and confidentiality through electronic delivery direct to the electronic mailbox of the intended recipient.

     o Retention of document formatting: Retention of all text, fonts and graphics generated by PCL and other leading document format languages. Any document that can be printed to a Hewlett-Packard laser printer can be faxed using the FaxPress system.

     o Ability to use fax servers in tandem: Load sharing between fax servers provides the capability to stack up to five fax server units and share up to 20 modems for outbound faxing.

     o No waiting for document conversion: Internal image processing by the FaxPress provides high image quality and frees the personal computer for end-user applications. The user does not have to wait for a document to be converted to a fax image before using the personal computer for other tasks.

     o    Group  broadcasts/scheduled   transmission:  Delayed  sending  feature
          allows users to send faxes during "off-peak" hours, facilitating low-cost communications for group broadcast and other uses.

     Castelle offers a family of FaxPress fax server systems ranging from entry-level products to high-end fax solutions capable of supporting over 500 users. The suggested U.S. list prices for FaxPress fax servers range from $1,695 to $5,795. The following table summarizes Castelle's FaxPress system product line:


--------------------------------------------------------------------------------------------------------------------------


                                                                                      NetWorking Environment
                      Number      Number of                                           ----------------------
                        of          Micro-       Memory                               NetWare,       Windows       TCP/IP
Product Model         Modems      processors   (Megabytes)   Network Topology         3.x, 4.x         NT          Support
--------------------------------------------------------------------------------------------------------------------------
OfficeConnect Fax       1             1            4         Ethernet                    x              x             x
FaxPress 1500        1 or 2           1            4         Ethernet                    x                            x
FaxPress 1500-N      1 or 2           1            8         Ethernet                    x              x             x
FaxPress 3000        2 or 4          2-3           4         Ethernet/Token Ring         x                            x
FaxPress 3500        2 or 4          2-3           8         Ethernet/Token Ring         x              x             x
--------------------------------------------------------------------------------------------------------------------------


     o FaxPress Software. Castelle's line of FaxPress software includes client applications and interfaces for use with FaxPress systems and software enhancements and options.

     o Client Applications and Interfaces: Castelle has developed fax applications, available for both Windows and DOS environments, which reside on the LAN user's personal computer and are included as part of Castelle's FaxPress products. For the user who has already installed other third-party fax application software, Castelle offers software that enables the user to access the capabilities of Castelle's FaxPress products through such third-party software. In addition, Castelle is developing an interface which enables Macintosh clients to send and receive faxes through FaxPress systems. Castelle has also developed utilities that permit network and systems administrators to monitor and control the routing of fax files.

     o Software Enhancements and Upgrades: Castelle offers a range of value-added software options which increase the functionality of Castelle's FaxPress systems and enable the FaxPress to address specialized applications. Software upgrades and options are available to the installed base of FaxPress units at prices ranging from $495 to $995. The following table describes the available software options:

--------------------------------------------------------------------------------
Software Option                                    Description
--------------------------------------------------------------------------------
Lotus                                              cc:Mail  Gateway   Integrates
                                                   the FaxPress into the cc:Mail
                                                   environment,  enabling  users
                                                   to  send  and  receive  faxes
                                                   within cc:Mail.
Novell                                             MHS Mail  Gateway  Integrates
                                                   the FaxPress  into any Novell
                                                   MHS-compatible     electronic
                                                   mail  application,   enabling
                                                   users  to  send  and  receive
                                                   faxes  within the  electronic
                                                   mail package.
Novell                                             GroupWise Gateway  Integrates
                                                   the FaxPress into  GroupWise,
                                                   enabling  users  to send  and
                                                   receive faxes from  GroupWise
                                                   in    addition   to   sending
                                                   documents in native format as
                                                   fax attachments.
Lotus                                              Notes Gateway  Integrates the
                                                   FaxPress  into  Lotus  Notes,
                                                   enabling  users  to send  and
                                                   receive   faxes   from  Lotus
                                                   Notes.
Embedded                                           Codes     Gateway     Enables
                                                   mainframe  computer  users to
                                                   send faxes using the FaxPress
                                                   server.
Optical Character Recognition/                     Enables an incoming fax to be
                                                   converted into an editable
                                                   format.
Image Enhancement                                  Image  enhancement capability
                                                   enables     the    electronic
                                                   editing  of a  fax  image  to
                                                   correct visual defects.
Billing and Analysis Software                      Analyzes and  allocates  cost
                                                   of faxing by user, department
                                                   or   customer   and   creates
                                                   "ready to print" reports.
FaxPress  Print Server  Software                   Enables  the FaxPress  to act
                                                   as a network print server.
--------------------------------------------------------------------------------

Print Servers

     Castelle's  print  server  products   perform  network  printing   services
otherwise handled by a file server or a dedicated personal computer. Castelle offers a family of multi-protocol external and internal print servers that enhance overall network performance by reducing the burden on the file server or a dedicated personal computer. During the first six months of 1996, print servers represented 55% of total net sales. During 1995 and 1996, print servers represented 56% and 64%, respectively, of total net sales.

     Castelle believes its print servers provide a superior method of connecting printers to a LAN for a number of reasons, including:

     o Network performance enhancement: Castelle's print servers enable substantially higher print file transfer speeds than file servers while reducing the data transfer and processing burden on file servers.

     o Plug-and-play in a multi-protocol environment: Castelle's print servers offer easy installation and configuration, with multiple protocols enabling a seamless integration into a mixed network environment. This is not possible using either a dedicated personal computer or a file server.

     o Location flexibility: Castelle's print servers are self-contained, can be located anywhere on a network and can support printer-clustering as well as single printer connectivity.

     o Cost-effectiveness: Castelle's print servers are more cost-effective than dedicated personal computers or direct file server connections.

     o Compatibility: Castelle's print servers are compatible with printers from virtually all major printer vendors and support leading network operating systems.

     LANpress Product Line. Castelle's LANpress products are external print servers that are independent nodes on a network. They represent superior methods of connecting printers to a LAN due to their multi-protocol capabilities. With a variety of configurations for a single printer or up to 4 printers, and support for NetWare (true NDS), UNIX, Windows NT and Appletalk, LANpress is compatible with printers with standard parallel or serial interfaces and is targeted at the large installed base of stand-alone printers. LANpress has remote management and configuration features enabling the network administrator to check for print queues and status, locate sources of problems and reconfigure units within the network from anywhere on the LAN. LANpress selectively routes to all networked printers and thereby improves the productivity of all printers across the network. LANpress products can serve up to 64 print queues on up to 16 file servers. The suggested U.S. list price for LANpress print servers ranges from $379 to $719.

     The following table summarizes Castelle's line of LANpress external print servers:



------------------------------------------------------------------------------------------------------------------------


                            Network Topology                        Networking Environment
                           -----------------       --------------------------------------------------          Flash
     Product                           Token             NetWare       UNIX      Windows      Apple           Upgrade
 Configuration (1)         Ethernet    Ring          2.x, 3.x, 4.x    TCP/IP       NT       Ethertalk        Capability
------------------------------------------------------------------------------------------------------------------------
OfficeConnect Print (1)       x                            x             x          x                             x
LanPress Jr. MP (2)           x                            x             x          x            x                x
LanPress 1P MP (3)            x                            x             x          x            x                x
LanPress 2+1 MP (4)           x          x                 x             x          x            x                x
LanPress 3+1 MP (4)           x                            x             x          x            x                x
------------------------------------------------------------------------------------------------------------------------


(1)      2 Centronics parallel ports
(2)      Connects directly to port on Printer
(3)      1 Centronics parallel port
(4) Numbers refer to the number of parallel and serial port connections, respectively.

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



     JetPress Product Line. Castelle's JetPress products are easy to install plug-and-play internal print servers that are inserted into the input/output expansion slots of a printer and do not require software on a network file server. The JetPress print servers are compatible with Hewlett-Packard LaserJet models II, III, IIISi, 4, 4M, 4Si, PaintJet XL300, DesignJet and other Hewlett-Packard printers with MIO expansion slots. JetPress is considerably faster than most external network print server devices due to its direct interface with the printer. JetPress print servers streamline shared printer operations on a LAN by supporting up to 32 print queues on up to eight different file servers. Castelle's JetPress works in both Novell Netware (2.x/3.x/4.x) and UNIX environments allowing printers to be placed anywhere on the LAN. A Novell user can submit a print job to a LaserJet with a JetPress board, while at the same time another user can submit a print job from a UNIX system. The family of JetPress models are available today for both Ethernet and Token Ring topologies. The suggested U.S. list price for JetPress print servers ranges from $549 to $749.

     The following table summarizes Castelle's line of JetPress internal print servers:


--------------------------------------------------------------------------------------------------------
                                                                  Networking Environment
                            Network Topology         ---------------------------------------------------
                           ------------------              Netware
        Product                         Token        ---------------------        UNIX         Windows
   Configuration (1)       Ethernet     Ring         2.x     3.x      4.x        TCP/IP          NT
--------------------------------------------------------------------------------------------------------
         XIO                              x           x       x                    x              x
         MIO+                 x           x           x       x        x           x              x
--------------------------------------------------------------------------------------------------------


     (1) Refers to compatibility with printer input/output expansion slots.

Small Office/Home Office Market: The OfficeConnect Family of Products

     Castelle has partnered with 3Com to develop the OfficeConnect product family to target the SOHO marketplace. Under the agreement between the companies, each party maintains proprietary rights to the products it develops. Castelle has been responsible for developing the fax and print server modules, while 3Com has been responsible for the hub unit and Integrated Services Digital Network ("ISDN") dial-up router. Castelle and 3Com have engaged in joint marketing activities to promote the products. The sales and marketing personnel of each company have been provided with technical training and promotional literature by the other company and the companies have cooperated in trade shows and other promotional activities such as advertising and direct mail marketing. Both the fax server and print server modules have the same look and feel as the 3Com OfficeConnect products. Castelle's fax server module is a low-cost, single-line, workgroup-based fax sharing device. Castelle's print server module has two parallel ports and is software upgradeable using flash memory. The network operating systems supported by the fax server include NetWare and Windows NT. The print servers also provide support for UNIX and peer-to-peer.

     OfficeConnect CD-ROM Server. Castelle is introducing another member to the OfficeConnect family. The OfficeConnect product line offers integrated networking solutions focused on the needs of the small office and branch office environments. The OfficeConnect CD-ROM Server, presently scheduled to be shipped in the fourth quarter of 1996, will allow multiple users across the LAN to share information on CD-ROMs simultaneously. The CD-ROM server is a multi-protocol unit designed to provide simultaneous network access for up to seven attached CD-ROM drives. It offers many of the key benefits that differentiate the

OfficeConnect family from the competition, including easy installation, easy manageability, reliability and advanced technology. Castelle has licensed certain CD-ROM technology from Compact Devices, Inc., an acknowledged technology leader in CD Server technology, in order to address key time-to-market objectives with this new product.

Products Under Development

     Hewlett-Packard Scanner Integration. In April 1996, Castelle entered into a joint marketing and development relationship with Hewlett-Packard's Scanner division to integrate its FaxPress product line with Hewlett Packard's ScanJet product family. This integration will allow users on a network to instantly scan in documents, edit them, and fax them out without the use of standalone fax machines or scanners. This partnership is designed to provide users the benefit of increased speed and higher quality.

     FaxPress Systems. Castelle is continuing to expand and enhance its FaxPress product line. Ongoing projects include the development of a new intelligent modem board that will support up to four 28,800 bps modems. This new board is being designed to comply with the latest fax standards and to allow a single FaxPress unit to support up to eight telephone lines.

     FaxPress  Software.  Castelle is currently  developing a number of software
enhancements  for  its  FaxPress  product  line  including   Microsoft  Exchange
compatibility, an Internet browser gateway and an improved user interface.

     o Microsoft Exchange Compatibility. Microsoft Exchange compatibility will enable Microsoft Exchange users to send and receive faxes using the FaxPress. In addition, this gateway will enable binary file transfer from a FaxPress client to another FaxPress client or an Exchange client.

     o Internet Browser Gateway. The Castelle Internet Browser Gateway software will allow the FaxPress server to respond to Hypertext Markup Language ("HTML") requests. HTML is the predominant language of the World Wide Web. With this server software, any LAN user, whether connected to a LAN locally or as a mobile user through a communications gateway, will be able to use a World Wide Web browser, such as the popular browser developed by Netscape Communications Corporation, to access the FaxPress server "home page fax director" and view incoming faxes or to send a fax. This gateway capability allows UNIX users with www browser to send and receive faxes, even though FaxPress does not presently support the UNIX operating system.

     o User Interface. Castelle continues to improve its user interface by adding new functionality such as a more advanced phone book structure, allowing for additional cover pages, making it easier to attach documents for transmission and providing a new look and feel for wider user acceptance.

Research and Development

     Castelle was an early entrant into the fax server and print server markets and has made substantial investments in research and development. Most of Castelle's product development initiatives during these periods were directed towards fax server products although much of the resultant technology has application to the further development of Castelle's print server products. A significant percentage of Castelle's research and development expenses are related to software development. Castelle believes that its continued success will depend in part upon its ability to enhance its existing products, introduce new products on a timely basis, maintain compatibility with new releases of network operating systems and other relevant software and continue to develop technology that can be incorporated into products that meet changing end-user requirements. Castelle intends to leverage its proprietary technology and industry expertise into new product offerings that it believes will further enhance network users' productivity. In addition, Castelle intends to continue to expand the software component of its products to enhance functionality and improve performance.

     To facilitate product development, Castelle works closely with its end-users, VARs, distributors and strategic partners to identify market needs and define product specifications early in the development process. In order to develop products successfully, Castelle is dependent on timely access to information about new developments in the marketplace. There can be no assurance that Castelle will have such access or that it will be able to develop new products successfully and respond effectively to technological change or new product announcements by competitors.

Sales, Marketing and Distribution

     Castelle sells its products through multiple channels depending on the product, market and customer need. Castelle has an established two-tier domestic and international distribution network of leading national and regional network product distributors and resellers. Castelle also sells through leading system integrators such as EDS and OEM vendors such as Ricoh and Fujitsu. Software enhancements and options that complement the FaxPress product line are primarily marketed directly by Castelle to registered end-users. The direct sales group works closely with the distributors and VARs in qualifying sales opportunities for the fax server and print server product lines. Castelle is expanding its distribution network in North America, Europe, the Asian-Pacific and Latin American regions and other markets in order to capitalize on the anticipated growth in LANs in these regions. Castelle's European headquarters in the Netherlands provides sales and support services to a distributor network covering most European countries, with a primary emphasis on Germany and the United Kingdom.

     Demand for Castelle's products is created through targeted and active participation in industry networking and communication trade shows, as well as advertising in associated publications. Castelle also increases awareness of Company products through advertising, generating client leads, instituting direct mail campaigns, sending Company newsletters, offering seminars, trade shows and conferences and other forms of public relations efforts. Castelle's sales and marketing efforts are enhanced by a specific program designed to encourage VARs and other resellers to promote and sell Castelle's products. Such promotion is encouraged by providing participants in the program with technical support on a priority basis, product literature, on-site sales and support training, sales leads, free software upgrades, and other forms of sales promotions. In addition to its other activities, Castelle's marketing staff employs various research methods, gathering information from many sources such as VARS and other resellers, customers, distribution partners, OEM partners, strategic partners, and press/publication groups. Product development, sales and client services/support personnel benefit from the information gathered in planning future products.

     Castelle's five largest distributors accounted for approximately 77% of its net sales in the first six months of 1996, 70% of its net sales in 1995 and 67% of its net sales in 1994. Macnica, Castelle's principal Japanese distributor, and Ingram Micro, Castelle's largest domestic distributor, accounted for approximately 38% and 16%, respectively, of Castelle's net sales for the first six months of 1996, 29% and 18%, respectively, of its net sales in 1995, and 17% and 23%, respectively, of its net sales in 1994. Sales to customers located in

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the Pacific Rim and Europe made up approximately  56%, 52% and 42% of Castelle's net sales in the first six months of 1996, all of fiscal 1995, and all of fiscal 1994, respectively. The Pacific Rim has been the fastest growing sector for Castelle primarily due to strong market growth and a relationship with Macnica. Castelle's distributors typically represent other product lines that are complementary to or compete with, those of Castelle. While Castelle attempts to encourage its distributors to focus on its products through marketing and support programs, these distributors may give higher priority to products of other suppliers, thereby reducing the efforts they devote to selling Castelle's products. In particular, certain of its competitors, including Hewlett-Packard and Intel, sell a substantially higher total dollar volume of products through several of Castelle's large United States distributors and, as a result, Castelle believes such distributors give higher priority to products offered by such competitors. Castelle's distributors are not contractually committed to
future  purchases  of  Castelle's   products  and  could  discontinue   carrying
Castelle's products at any time for any reason. In addition, because Castelle is dependent on a small number of distributors for a significant portion of the sales of its products, the loss of any of Castelle's major distributors or their inability to satisfy their payment obligations to Castelle could have a significant adverse effect on Castelle's business and operating results. Castelle has a stock rotation policy with certain of its distributors which allows them to return marketable inventory against offsetting orders. In addition, due to industry conditions or the actions of competitors, inventory levels of Castelle's products held by distributors could become excessive resulting in product returns and inventory write downs. In 1993, as a result of offering extended payment terms and other pricing promotions to certain distributors, Castelle experienced returns from distributors which had a material adverse effect on Castelle's operating results.

Customer Service and Support

     A major requirement of Castelle's customers is quality support, available at all times to assist customers with installation, use and operation issues. Castelle has network engineers at corporate headquarters as well as in the field. Support is provided under warranty as well as with different extended software and hardware support agreements sold directly to the customer by Castelle. An electronic bulletin board is available on a 24-hour basis to assist customers in obtaining pertinent facts. Castelle is also implementing other customer support activities, including a World Wide Web site as well as an internal help desk system. Castelle's technical support is also accessible through CompuServe.

Competition

     The network enhancement products market is highly competitive, and Castelle believes that such competition will intensify in the future. Increased competition, direct and indirect, could adversely affect Castelle's business and operating results through pricing pressure, loss of market share and other factors. The principal competitive factors affecting the market for Castelle's products include product functionality, performance, quality, reliability, ease of use, quality of customer training and support, name recognition, price, and compatibility and conformance with industry standards and adapting to changing operating environments. Castelle currently competes principally in the market for network print servers and network fax servers and software. Several of Castelle's existing and potential competitors, most notably Hewlett-Packard and Intel, have substantially greater financial, engineering, manufacturing and marketing resources than does Castelle. Castelle also experiences competition from a number of other companies. In addition to its current competitors, Castelle may face substantial competition from new entrants into the network enhancement market, including established and emerging computer, computer peripherals, communications and software companies. As Castelle creates more software products, it will come into increasing competition with companies such as Symantec Corp. and Cheyenne Software Inc. who are producing competing products. There can be no assurance that competitors will not introduce products

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incorporating  technology  more  advanced  than that of  Castelle.  In addition, certain competing methods of communications such as the Internet or electronic mail could adversely affect the market for fax products. Certain of Castelle's existing and potential competitors are manufacturers of printers and other peripherals, and these competitors may develop closed systems accessible only through their own proprietary servers. There can be no assurance that Castelle will be able to compete successfully or that competition will not have a material adverse effect on Castelle's business and operating results.

Manufacturing

     Castelle's current in-house manufacturing operations consist primarily of material planning, final test and assembly, quality control and service repair. Certain of Castelle's manufacturing operations are performed by third party manufacturers that provide customized, integrated manufacturing services, including procurement, manufacturing and associated printed circuit board assembly. Castelle also relies on SerComm to provide it with certain of its print server products. These arrangements enable Castelle to shift certain costs to such providers, thereby allowing Castelle to focus resources on its product development efforts. The failure of such manufacturers, particularly SerComm, to meet their contractual commitments to Castelle could cause delays in product shipments, thereby potentially adversely affecting Castelle's operating results.

     Castelle does not currently have a long-term supply contract with any of its manufacturing subcontractors or component suppliers except for an agreement with SerComm relating to the manufacture of print servers. Castelle owns all engineering and sourcing documentation and functional test equipment and tooling used in manufacturing its products, except for the products which will be produced by SerComm, and believes that it could shift product assembly to alternate suppliers if necessary. Certain key components of Castelle's products, including Token Ring interface modules from Silcom Manufacturing Technology
Inc., a modem chip set from Rockwell International Corporation, and a microprocessor from Motorola, are currently available from only single sources. Other components of Castelle's products are currently available from only a limited number of sources. In addition, Castelle subcontracts a substantial portion of its manufacturing to third parties, and there can be no assurance that these subcontractors will be able to support the manufacturing requirements of Castelle. Castelle does not have long-term supply contracts with these or any other sole or limited source vendors and subcontractors other than an agreement with a Taiwanese company, and purchases these components on a purchase order basis. Castelle's ability to obtain these components or sub-assemblies is dependent upon its ability to accurately forecast customer demand for its products and to anticipate shortages of critical components or sub-assemblies created by competing demands upon suppliers. If Castelle were unable to obtain a sufficient supply of high-quality components or sub-assemblies from its current sources, Castelle could experience delays in obtaining such components or sub-assemblies from other sources. Resulting delays or reductions in product shipments could adversely affect Castelle's business and operating results and damage customer relationships. Furthermore, a significant increase in the price of one or more of these components or sub-assemblies or Castelle's inability to lower component or sub-assembly prices in response to competitive price reductions could adversely affect Castelle's operating results.

Proprietary Rights

     Castelle's success depends upon its technological expertise and proprietary software technology. Castelle relies upon a combination of contractual rights and copyright, trademark and trade secret laws to establish and protect its technologies. Additionally, Castelle generally enters into confidentiality agreements with those employees, distributors, customers and suppliers who have

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access to sensitive  information  and limits access to and  distribution  of its software documentation and other proprietary information. Because of the rapid pace of technological change in the LAN product industry, Castelle believes that patent protection for its products is less significant to its success than the knowledge, ability and experience of its employees, the frequent introduction and market acceptance of new products and product enhancements, and the timeliness and quality of support services provided by Castelle. See "Risk Factors -- Intellectual Property Risks."

     Despite the precautions taken by Castelle, it may be possible for unauthorized third parties to copy certain portions of Castelle's products or to reverse engineer or obtain and use information that Castelle regards as proprietary. There can be no assurance that Castelle's precautions will be adequate to deter misappropriation or infringement of its proprietary technologies. Furthermore, while Castelle has obtained federal registration for many of its trademarks in the United States, certain of its trademarks have not been registered in the United States and Castelle has not registered any of its trademarks in foreign jurisdictions. There can be no assurance that Castelle's use of such unregistered trademarks will not be contested by third parties in the future. In addition, the laws of some foreign countries either do not protect Castelle's proprietary rights or offer only limited protection. Given the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, there can be no assurance that Castelle's current or future products will not be subject to third-party claims of infringement. Any litigation to determine the validity of any third-party claims could result in significant expense to Castelle and divert the efforts of Castelle's technical and management personnel, whether or not such litigation is determined in favor of Castelle. In the event of an adverse result in any such litigation, Castelle could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology which is the subject of the litigation. There can be no assurance that Castelle would be successful in such development or that any such licenses would be available. Castelle also relies on technology licenses from third parties. There can be no assurance that these licenses will continue to be available to Castelle upon reasonable terms, if at all. Any impairment or termination of Castelle's relationship with third-party licensors could have a material adverse effect on Castelle's business and operating results.

Government Regulation

     Certain aspects of the networking industry in which Castelle competes are regulated both in the United States and in foreign countries. Imposition of public carrier tariffs, taxation of telecommunications services and the necessity of incurring substantial costs and expenditure of managerial resources to obtain regulatory approvals, particularly in foreign countries where telecommunications standards differ from those in the United States, could adversely affect Castelle's business and operating results. In addition, if Castelle is unable to obtain regulatory approvals within a reasonable period of time, Castelle's operating results could be adversely affected. Castelle's products must comply with a variety of equipment, interface and installation standards promulgated by communications regulatory authorities in different countries. Changes in government policies, regulations and interface standards could require the redesign of products and result in product shipment delays which could materially and adversely affect Castelle's operating results.

Employees

     As of September 18, 1996, Castelle employed a total of 97 full-time equivalent personnel, 26 in manufacturing, 29 in sales and marketing, 22 in engineering, 9 in customer service and 11 in finance and administration. In addition, Castelle employs people on a part-time or contract basis. Castelle intends to continue to hire additional personnel in connection with the

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expansion  of  its  operations.  Castelle  has  never  had a work  stoppage,  no employees are represented by a labor organization and Castelle considers its employee relations to be good.

         Castelle has entered into confidentiality agreements with each of its employees (including its officers) that prohibit disclosure of confidential information to anyone outside of Castelle both during and subsequent to employment and require disclosure to Castelle of ideas, discoveries or inventions relating to or resulting from the employee's work for Castelle and assignment to Castelle of all proprietary rights to such ideas, discoveries or inventions.

Properties

     Castelle's headquarters, including its executive offices and corporate administration, development, manufacturing, marketing, sales and technical services/support facilities, are located in Santa Clara, California with an aggregate of approximately 21,400 square feet of floor space. Castelle occupies this facility under a lease, the term of which expires in October 2000. In addition, Castelle rents office space for sales and customer support offices in Florida, Illinois, Pennsylvania, Germany and the Netherlands. Castelle believes its existing facilities will be adequate to meet its requirements for the foreseeable future.

Legal Proceedings

     Castelle is not a party to any material litigation and is not aware of any pending or threatened litigation against Castelle that could have a material adverse effect on Castelle's business, operating results or financial condition.

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                                BUSINESS OF IBEX

General

     Based on a 1996 study prepared by International Data Corp. (IDC), Ibex is the leading supplier of fax-on-demand software. Ibex's fax-on-demand product, FactsLine, enables users to improve customer service and corporate communication by sending out fax documents as requested by telephone or e-mail. Selling through both VARs and directly to end users, Ibex's customers include corporate users such as Delrina, Pennzoil, Microsoft and IBM, service providers such as MCI, and government agencies. Leveraging its database expertise, document management technology and fax processing capabilities, Ibex is developing a next-generation information-on-demand product which will enable users to quickly and seamlessly respond to e-mail, telephone and faxed document requests by sending out information via fax, e-mail or via the Internet. Ibex is located in El Dorado Hills, California and currently has 26 full-time equivalent personnel.

Industry Background

     Fax-on-demand is the ability to use a touch-tone phone and a fax machine to request and receive information on demand. Although there are a wide variety of applications installed, the two most common applications are customer support and literature fulfillment applications. The largest industry using fax-on-demand is the high-technology sector, with applications also installed in travel, government, newspapers, manufacturing and non-profit organizations. Essentially, any company with information to disseminate publicly is a potential fax-on-demand customer.

     The growth of the Internet has impacted the way businesses manage and distribute information. With the increased use of the Web, many companies are now looking at using both fax-on-demand and the Web for information access. The Web is used for information retrieval by those with Internet access, while fax-on-demand is used by the large percentage of the population that do not have Web access but do have access to a phone and a fax machine.


                          TECHNOLOGY USERS

                                 1995                 1999

Fax                          800 Million          800 Million

Email                         50 Million          100 Million

Web                           25 Million           75 Million


Source:  Fax data - Davidson Consulting

         Web and Email data - International Data Corporation

Ibex Strategy

     Ibex's strategy includes the following key elements:

     o Maintain and Enhance Technology Leadership Position. Ibex is a recognized market and technology leader and has developed a high level

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          of expertise  in critical  areas such as document  delivery,  document
          management   and  fax   processing.   Ibex   expects  to  continue  to
          aggressively invest in development activity to maintain and enhance its technology base.

     o Provide scalable products which address a broad spectrum of users. Ibex's products are designed for high performance and scalability, yet are easy to use in regards to the basic feature set. This allows Ibex to sell into two different distinct markets.

     o    Standard Level

          The standard product, targeted to small to medium sized companies will have fairly basic features and is limited in the number of telephone lines and the volume of messages supported.

     o    Service Provider / Enterprise Level

          Service providers and larger companies will have more service related features such as billing features, open programming interfaces and will use networked modules in order to support large numbers of simultaneous voice/fax/data users

     Leverage and Expand Existing VAR Channel. Ibex has developed an attractive world-wide VAR channel over the past five years that consists of resellers capable of selling products in the $5-$20K range to high-level management. Ibex intends on leveraging the existing channel while continuing to expand the channel via shows, seminars, PR activities and advertising.

     Leverage Customer Base. Ibex has a strong customer list with technology customers such as IBM, Microsoft, Lotus, Symantec, Macromedia, Dell, Compaq, Ingram Micro, Intuit and others. Ibex also sells to mainstream non-technology customers such as Coca-Cola, Pacific Bell, Bank of Boston, Bristol Meyers, Pennzoil, US Navy, the White House, Burlington Northern Railway and others. [In many cases it is the same decision-makers that purchased their Ibex fax-on-demand systems that are also involved with Web.] Ibex has a well-maintained customer database and intends to leverage the installed base with the new product. Existing Ibex fax-on-demand systems will be able to be used as the fax-on- demand component of Ibex's new Web/Email/fax product, thus allowing a smooth upgrade path to this product.

Products

     Ibex develops and markets a wide range of fax-on-demand products that enables a company's information to be requested via telephone and delivered via fax; and provides a variety of support packages to maintain customer satisfaction.

     Ibex's fax-on-demand product suite consists of its flagship system, FactsLine for windows, along with optional advanced modules; FactsLine for Windows NT; RightFAX Edition; Fax-It-Back; Robofax- PRO; and Robofax-PRO Lite.

FactsLine for Windows

     Ibex's  Windows-based,   fax-on-demand   software  enables  the  access  of
information via a phone and a fax machine and allows the dissemination of information via "broadcasting" to a select database of fax numbers. With the

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addition of a number of  optional  advanced  modules  and  features--Intelligent
Menus,  Credit  Card,  Ibex  API,  Aspect  Integration,   FactsLine  for  Notes,
Transaction Manager, Fax Description Language, FactsLine for the Web, Ibex OpenFax, and Fax Gateways--the management and capabilities of the FactsLine for Windows systems can be further optimized.

          Advanced Companion Modules/Features

          Intelligent Menus: expands the branching technique of FactsLine to include powerful logic and analysis capability.

          Credit Card: allows FactsLine to verify, authorize and charge caller's credit cards.

          Ibex Application Programming Interface (API): enables FactsLine to retrieve information from another computer and then fax or read back dynamic information to a caller.

          Aspect Integration: integrates FactsLine with Aspect to provide powerful caller queuing, intelligent call routing and convenient fax retrieval functions.

          FactsLine for Notes: merges FactsLine with the document management capabilities of Lotus Notes.

          Transaction Manager: provides sophisticated management features to achieve the ultimate performance from a FactsLine fax-on-demand system.

          Fax Description Language: provides a scripting language that adds graphical interest to your faxable documents.

          FactsLine for the Web: an add-on to Web servers, which allows native Web documents to be used as fax-on-demand documents.

          Ibex OpenFax: allows native Windows applications files on FactsLine fax-on-demand systems.

          Fax Gateway: allows third party programs to send fax transactions via the intelligent Ibex fax engine.

FactsLine for Windows NT: RightFAX Edition

     Developed for the Windows NT platform, the Right FAX Edition, is the first fax-on-demand system to tightly integrate with the network capabilities of RightFAX, to allow the fax-on-demand server and the network fax server to run on one computer, while sharing the same fax hardware and phone lines.

Fax-It-Back

     Ibex's entry-level Windows 95 fax-on-demand system, currently in Beta testing, was specifically designed for small- to mid-size organizations and departmental use and provides a professional multi-line (one to four lines) system sturdy enough for production fax-on-demand, yet affordable and easy for nontechnical staff to use.

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Robofax-PRO and Robofax-PRO Lite

     An entry-level Windows-based fax-on-demand system, soon to be replaced by Fax-It-Back, also was developed for small- to mid-size organizations. Robofax-PRO runs up to four lines simultaneously, while Robofax-PRO Lite is a one-line system.

     As a complement to Ibex's product line of enhanced fax solutions, Ibex offers a suite of support packages developed to provide flexible and helpful support options on every product Ibex delivers.

Customer Support Packages

Ibex Rapid Response

     A support program which provides specific services for 20% of the retail price of the software purchased and targets a one hour response time.

Ibex Response

     A support program which provides specific services for 15% of the retail price of the software purchased and targets a three hour response time.

Ibex Access

     A support program which provides support on a pay-per-call basis only.

Products Under Development

     FactsLine for NT. Ibex is currently developing support for the Microsoft Windows NT operating system for almost all Ibex products. Since the Ibex product line consists of numerous modules and added-cost options, complete support for NT across the entire product line will not occur until the second quarter of 1997. However, many modules are complete or are currently at customer sites under beta test. A substantial portion of the product line will ready for delivery by the end of 1996.

     New Product Line. Ibex is developing a new product which will allow companies to use one source of documents in an Ibex document library and to automatically publish the documents using the following methods:

     o    Fax-on-Demand
     o    Email-on-Demand
     o    Web Delivery

     Users can update one document, and the information will automatically be available via the Web, via fax-on-demand, or via an enhanced auto-reply email feature called Email-on-Demand. Web coding using HTML, Java, or CGI scripting is not required. Similarly, there is no fax-on-demand or mail-server configuration needed when documents are added or deleted.

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     The new product allows cost effective,  automated and immediate information retrieval using tools that everyone understands. A technically-savvy consumer can access a document using the Web. Another person can access the same document via email if they choose. Still another person, perhaps not connected to the Internet, can use their touch-tone phone to select the same document to be faxed to their fax machine.

     The new product line publishes documents automatically. All document catalogs, whether they be an interactive Web page, a fax-on-demand index or an email index, will be updated whenever the user adds, changes, or deletes a document in the system.

     Email-on-demand. Email-on-demand is the ability to use email (local or Internet) to request and receive information on demand. Auto-reply email exists today, but is limited to receiving one document, usually in text format.

     The main benefits of email-on-demand are:

     o    Email via Internet is more prevalent than the Web

     o Email-on-demand can be done on a "batch" basis. Users can order documents, which will be delivered to their email inbox. In other words, there is no waiting to download documents on the Web and no "surfing" to find documents.

     Web Delivery. The product will automatically create and maintain Web sites for users. Navigation pages with hot links, and content pages with the actual information content will be automatically created. The new product brings document management, version control and other management features to Web site management.

     The Web site that this product creates is intended for automatic high volume management and delivery of documents such as support or product information. It is not designed to create highly graphical and interactive Web pages, although the automatically created pages can easily be linked to the custom created pages.

     Product Benefits. This new product line will also introduce a new "fax-it-to-me" feature for Web and email users. Thus, users of the product can access the same source of document in the following ways:

     o    Download documents on World Wide Web direct to Web browser

     o Select documents on Web, but choose to fax them (or forward them via fax)

     o    Select documents in email message, to be returned via email

     o    Select documents in email message, to be returned via fax

     o Select documents via telephone keypad, to be returned via fax (fax-on-demand)


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     Document-Centric.  Ibex's new  product  will be a document  warehouse  with built-in Web, email and fax publishing. Ibex has been in the business of publishing documents, and brings this approach to the new product. Companies will use this document-centric product to publish specification sheets, product fact sheets, technical notes, financial information and other documents.

Competition

     Traditional Fax-on-Demand Vendors. FaxBack, Inc., Copia International, Spectrafax, and Nuntius among other smaller companies directly compete with Ibex for fax-on-demand business, with FaxBack being the largest competitor. These companies, although each with a different product offering and business model, offer fax-on-demand systems that at least offer the basic functionality of the Ibex product offering. Ibex has been able to maintain a leadership position by offering advanced features such as Web/fax products, conversion tools, and document management facilities.

     Fax-on-Demand as Add-Ons to Other Products. Some voice mail, interactive voice response and fax servers have fax-on-demand as an added cost option. Octel, AVT, Omtool and Edify are examples of companies which offer fax-on-demand as an option.

     Programmer Toolkits. Visual Basic voice response programmer toolkits such as Stylus Innovation's Visual Voice and Technically Speaking's Show-n-Tell also compete indirectly with Ibex's products by providing programmer's tools that can enable a programmer to build a basic fax-on-demand system. Stylus was recently acquired by Artisoft while Technically Speaking was recently purchased by Brooktrout.

     As Ibex/Castelle move into the Web and email areas, other competitors will appear. Currently, there are no direct competitors that provide an integrated fax/email/Web information delivery system as envisioned by the new product line, although many competitors exist that perform Web delivery of information.

Research and Development

     Most of Ibex's research and development expenses are related to software development. Ibex believes that its continued success will depend in part upon its ability to enhance its existing products, introduce new products on a timely basis, maintain compatibility with new releases of network operating systems and other relevant software and continue to develop technology that can be incorporated into products that meet changing end-user requirements. Ibex intends to leverage its proprietary technology and industry expertise into new product offerings that it believes will further enhance network users' productivity.

     To facilitate product development, Ibex works closely with its end-users, VARs, distributors and strategic partners to identify market needs and define product specifications early in the development process. In order to develop products successfully, Ibex is dependent on timely access to information about new developments in the marketplace. There can be no assurance that Ibex will have such access or that it will be able to develop new products successfully and respond effectively to technological change or new product announcements by competitors.

Sales, Marketing and Distribution

     Value-Added Resellers. Ibex sells to end-users primarily through value added resellers via the Ibex Marketing Partner program. The typical Ibex marketing partner has experience in selling high-end products costing $5-10,000 with a medium to long sales cycle and a consultative sales approach. Since the typical customer for fax-on-demand is the sales/marketing MIS and customer support management, the current marketing partner is already familiar with the same potential customer for Internet/Web products. This is in direct contrast to the typical computer oriented VAR who is experienced only in short sales cycle products costing under $5,000. Many of Ibex's VARs specialize in selling computer fax software and already sell complementary software such as fax server (often selling a competing system to Castelle), fax enhancement for fax-forms software.

     Ibex recruits VARs via shows, advertisements in industry magazines, and seminars. For example, Ibex has developed a seminar program that is being presented at approximately 10 locations in 1996.

     Direct Sales. Ibex also sells direct to service providers, national accounts and strategic accounts. Service providers, also called service bureaus, base a service on Ibex products. Whereas an end-user may install a four to 24 port fax-on-demand system, the service provider may install systems with over 100 ports, and at the same time demand more functionality and features.

     The Web/Internet market mirrors the fax-on-demand market quite closely in regards to service bureaus. Approximately 50% of the Web sites are actually maintained by a third party service provider. Ibex currently has fax-on-demand service providers installing Web servers and Internet service providers installing fax-on-demand systems. Each type of service provider wishes to offer their customers the widest range of services, which means offering Web or fax access if they do not have it.

     Demand for Ibex's products is created through targeted and active participation in industry networking and communication trade shows, as well as advertising in associated publications. Ibex also increases awareness of Company products through advertising, generating client leads, instituting direct mail campaigns, sending Company newsletters, offering seminars, trade shows and conferences and other forms of public relations efforts. Ibex's sales and marketing efforts are enhanced by a specific program designed to encourage VARs and other resellers to promote and sell Ibex's products. Such promotion is encouraged by providing participants in the program with technical support on a priority basis, product literature, on-site sales and support training, sales leads, free software upgrades, and other forms of sales promotions. In addition to its other activities, Ibex's marketing staff employs various research methods and gathers information from many sources such as VARS and other resellers, customers, distribution partners, OEM partners, strategic partners, and press/publication groups. Product development, sales and client services/support personnel benefit from the information gathered in planning future products.

     Ibex's two largest customers, Ibex Europe and Ibex Canada, cumulatively accounted for 31% of net sales in the first six months of 1996, 15% of net sales in 1995 and 15% of net sales in 1994. Ibex Europe is an exclusive distributor for Europe while Ibex Canada has an exclusive agent agreement for Canada. Both of these companies sell only Ibex products or products such as voice boards, fax boards or services that enhance Ibex products. These companies are not contractually committed to future purchases and their lack of market success or their inability to satisfy their payment obligations to Ibex could have a significant adverse effect on Ibex's business and operating results.

Proprietary Rights

     Ibex's success depends upon its technological expertise and proprietary software technology. Ibex relies upon a combination of contractual rights and copyright, trademark and trade secret laws to establish and protect its technologies. Additionally, Ibex generally enters into confidentiality agreements with those employees, distributors, customers and suppliers who have access to sensitive information and limits access to and distribution of its software documentation and other proprietary information. See "Risk Factors-Intellectual Property Risks."

     Despite the precautions taken by Ibex, it may be possible for unauthorized third parties to copy certain portions of Ibex's products or to reverse engineer or obtain and use information that Ibex regards as proprietary. There can be no assurance that Ibex's precautions will be adequate to deter misappropriation or infringement of its proprietary technologies. Furthermore, while Ibex has obtained federal registration for many of its trademarks in the United States, certain of its trademarks have not been registered in the United States and Ibex has not registered any of its trademarks in foreign jurisdictions. There can be no assurance that Ibex's use of such unregistered trademarks will not be contested by third parties in the future. In addition, the laws of some foreign countries either do not protect Ibex's proprietary rights or offer only limited protection. Given the rapid evolution of technology and uncertainties in intellectual property law in the United States and internationally, there can be no assurance that Ibex's current or future products will not be subject to third-party claims of infringement. Any litigation to determine the validity of any third-party claims could result in significant expense to Ibex and divert the efforts of Ibex's technical and management personnel, whether or not such litigation is determined in favor of Ibex. In the event of an adverse result in any such litigation, Ibex could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology which is the subject of the litigation. There can be no assurance that Ibex would be successful in such development or that any such licenses would be available. Ibex also relies on technology licenses from third parties. There can be no assurance that these licenses will continue to be available to Ibex upon reasonable terms, if at all. Any impairment or termination of Ibex's relationship with third-party licensors could have a material adverse effect on Ibex's business and operating results.

Government Regulation

     Certain aspects of the industry in which Ibex competes are regulated both in the United States and in foreign countries. Imposition of public carrier tariffs, taxation of telecommunications services and the necessity of incurring substantial costs and expenditure of managerial resources to obtain regulatory approvals, particularly in foreign countries could adversely affect Ibex's business and operating results. Changes in government policies, regulations and interface standards could require the redesign of products and result in product shipment delays which could materially and adversely affect Ibex's operating results.

Employees

     As of September 18, 1996, Ibex employed a total of 26 full-time equivalent personnel, 1 in operations, 11 in sales and marketing, 7 in engineering, 3 in customer service and 4 in finance and administration. In addition, Ibex employs people on a part-time or contract basis. Ibex has never had a work stoppage, no employees are represented by a labor organization and Ibex considers its employee relations to be good.

     Ibex has entered into confidentiality agreements with each of its employees (including its officers) that prohibit disclosure of confidential information to anyone outside of Ibex both during and subsequent to employment and require disclosure to Ibex of ideas, discoveries or inventions relating to or resulting from the employee's work for Ibex and assignment to Ibex of all proprietary rights to such ideas, discoveries or inventions.

Properties

     Ibex's   headquarters,   including  its  executive  offices  and  corporate
administration, development, manufacturing, marketing, sales and technical services/support facilities, are located in El Dorado Hills, California with an aggregate of approximately 5,200 square feet of floor space. Ibex occupies this facility under a lease, the term of which expires in the year 2000. In addition, Ibex rents office space for sales and customer support offices in Mill Valley. Ibex believes its existing facilities will be adequate to meet its requirements for the foreseeable future.

Legal Proceedings

     Ibex is not a party to any material litigation and is not aware of any pending or threatened litigation against Ibex that could have a material adverse effect on Ibex's business, operating results or financial condition. See "Recent Developments -- Litigation."



                             MANAGEMENT OF CASTELLE

     The executive officers and directors and certain other employees of Castelle are as follows:

                NAME                     AGE                               PRINCIPAL OCCUPATION/
                                                                        POSITION HELD WITH CASTELLE

Arthur H. Bruno                             62           Chairman of the Board, Chief Executive Officer, President
                                                         and Director
Jerome J. Burke                             55           Executive Vice President
Randall I. Bambrough                        41           Chief Financial Officer, Vice President of Finance and
                                                         Administration and Secretary
Ariel Bialik                                46           Director of Software Development
John Freidenrich (1)                        59           General Partner, Bay Management Company
William T. Hambrecht (3)                    61           Chairman of Hambrecht & Quist Group
Alan Kessman (2)                            50           Chairman of the Board, President and Chief Executive
                                                         Officer of Executone Information Systems, Inc.
Donald Masulis                              47           Director of Technology
Kanwal S. Rekhi (1)                         49           Director
Delbert W. Yocam (2)                        52           Director

---------------

(1)  Member of Compensation Committee of the Board of Directors.
(2)  Member of Audit Committee of the Board of Directors.
(3) Hambrecht & Quist Group maintains a policy that persons acting as directors for private companies withdraw from such positions, within a reasonable time after the company becomes publicly traded. Accordingly, Mr. Hambrecht has indicated that he does not wish to be nominated for reelection to Castelle's Board of Directors and will cease to be a director of the Company upon the conclusion of the Castelle Meeting.

     Arthur H. Bruno has served as Castelle's Chairman, Chief Executive Officer and President since October 1993. From 1991 to 1993, he was Chairman and Chief Executive Officer of White Pine Software Inc., a desktop connectivity company. From 1989 to 1991, he was the Chairman and Chief Executive Officer of Wellsley Medical Management Corporation, a primary care medical service provider. From 1986 to 1989, he was the Chairman and Chief Executive Officer of Visual Technology Incorporated, the predecessor to White Pine Software Inc. Mr. Bruno is also a director of several privately-held companies.

     Jerome J. Burke joined Castelle and has served as Castelle's Executive Vice President since December 1993. From 1988 through November 1993, Mr. Burke was Executive Vice President of Sales and Marketing of White Pine Software Inc. and its predecessor, Visual Technology Incorporated.

     Randall I. Bambrough joined Castelle in June 1992 and was named to his current positions in August 1995. From October 1990 until joining Castelle, Mr. Bambrough was a self-employed financial consultant. Prior to that time, Mr. Bambrough was employed by Daisy Systems, Inc., an electronic design automation software company, in various financial management positions.

     Ariel Bialik joined Castelle in January 1990 as Manager of Software Engineering and has served since 1993 as Director of Software Development. While at Castelle, Mr. Bialik has managed all software product development and maintenance activities and assisted in establishing the technology direction of Castelle. Prior to joining Castelle, Mr. Bialik was a member of the technical staff at Daisy Systems, Inc. Mr. Bialik holds a B.Sc. degree in Electrical Engineering from the Technion Israel Institute of Technology.

     John Freidenrich has served as a director of Castelle since January 1994. Since 1981, he has been a general partner of various entities established by Bay Partners, a venture capital group. Currently, Mr. Freidenrich is a general partner of Bay Management and Bay Management Company IV, L.P., the general partner of Bay Partners III, L.P. and Bay Partners IV, L.P., respectively. Mr. Freidenrich was also a partner in, or of counsel to, the law firms of Ware & Freidenrich or Gray, Cary, Ware & Freidenrich from January 1987 through December 1991.

     Alan Kessman has served as a director of Castelle since April 1992. He has also served as Chairman of the Board, President, and Chief Executive Officer of Executone Information Systems, Inc., a telecommunications company, since August 1983.

     Donald Masulis, a founder of Castelle, has served as Director of Technology since October 1993. Mr. Masulis is responsible for the software development of various versions of the FaxPress and LANpress products and directs Castelle's product quality assurance program. Mr. Masulis holds a Master of Science degree in Industrial Engineering and Operations Research from the University of California at Berkeley and a Bachelor of Science degree in Information and Computer Science from the University of California at Irvine.

     Kanwal S. Rekhi has served as a director of Castelle since April 1995. Currently retired, Mr. Rekhi served as Executive Vice President of Novell, Inc. from June 1989 through January 1995. Mr. Rekhi also served as a director of Novell, Inc. from June 1989 through August 1995 and as a director of Gupta Corporation from June 1990 through September 1996.

     Delbert W. Yocam has been a director of Castelle since April 1995. Mr. Yocam has been an independent consultant from November 1994 to the present. Mr. Yocam was President, Chief Operating Officer and a director of Tektronix, Inc. from September 1992 through November 1994. He was an independent consultant from November 1989 until September 1992. Mr. Yocam was with Apple Computer, Inc. from November 1979 through November 1989, serving in a variety of executive management positions, including Chief Operating Officer from August 1986 through August 1988 and President of Apple Pacific from August 1988 to November 1989. Mr. Yocam is also a director of Adobe Systems, Inc., Integrated Measurement Systems, Inc., Oracle Corporation, Sapiens International Corp., Xircom, Inc. and several privately-held technology companies.

Directors Not Standing For Re-Election

     Hambrecht & Quist Group maintains a policy that persons acting as directors for private companies withdraw from such positions, within a reasonable time after the company becomes publicly traded. Accordingly, Mr. Hambrecht has indicated that he does not wish to be nominated for reelection to Castelle's Board of Directors and will cease to be a director of the Company upon the conclusion of the Castelle Meeting.

     William R. Hambrecht has been a director of Castelle since 1988. Mr. Hambrecht is Chairman of Hambrecht & Quist Group and its principal subsidiary, Hambrecht & Quist LLC. He has been a Director of RvR Securities Corp., a wholly owned subsidiary of Hambrecht & Quist Group, since its inception in 1993. He has continuously served as an officer, director or principal of those entities or their predecessors since he and the late George Quist co-founded Hambrecht & Quist in 1968. Mr. Hambrecht also serves on the Board of Directors of Adobe Systems, Inc. and Vanguard Airlines. He holds a B.A. degree from Princeton University.

Compensation of Executive Officers

     The following table shows for the fiscal years ended December 31, 1994 and 1995, compensation awarded or paid to, or earned by, Castelle's Chief Executive Officer and its other executive officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                            Annual
                                                                         Compensation
                                               -------------------------------------------------------------------------------
                                                                                                 Other
      Name and Principal                            Salary               Bonus                  Annual              Long-Term
           Position                 Year             ($)                 ($)                Compensation($)       Compensation
-------------------------------   -------      -----------------   -----------------        ---------------       ------------

Arthur H. Bruno,                    1995                180,000               7,500               --                    --
Chairman of the Board,              1994                180,000                 -0-               --                    --
President, Chief Executive
Officer and Director

Jerome J. Burke                     1995                117,385              60,909               --                    --
Executive Vice President            1994                120,000              26,559(1)            --                    --


(1)  Represents sales commissions paid by the Company for sales made in 1994.

Compensation of Directors

     Other than Mr. Yocam, Castelle's directors currently do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Mr. Yocam receives $7,500 quarterly and $1,000 cash compensation for each Board of Directors meeting he attends. In the fiscal year ended December 31, 1995, the total compensation paid to non-employee directors was $33,000.

     In April 1995, each of Mr. Yocam and Mr. Rekhi was granted an option under the 1988 Incentive Stock Option Plan to purchase 27,900 shares of Common Stock at an exercise price of $5.00 per share.

     In November 1995, the Board adopted the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to eligible non-employee directors of Castelle. Each director of Castelle who is not otherwise employed by Castelle (or an affiliate of Castelle) is an eligible director under the Directors' Plan. The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee of at least two members of the Board.

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Plan is 120,000. Pursuant to the terms of the Directors' Plan, each eligible director of Castelle who first joins the Board after the date of this Prospectus automatically will be granted an option to purchase 5,000 shares of Common Stock upon the date of his or her initial election to the Board. In addition, on the first day of April of each year, commencing on April 1, 1996, each eligible director (including current non-employee directors of Castelle who are eligible directors) will be granted an option to purchase 2,000 shares of Common Stock.

     No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan will vest in equal monthly installments over two years from the date of grant. In the event of any merger, consolidation or liquidation involving Castelle, vesting of all outstanding options will be accelerated. The exercise price of options granted under the Directors' Plan will equal 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable.

     During the last fiscal year, Castelle did not grant options under the Directors' Plan.

                   DESCRIPTION OF CASTELLE COMPENSATION PLANS

     On April 29, 1988, Castelle adopted its 1988 Equity Incentive Plan which was most recently amended on November 15, 1995. On November 15, 1995 Castelle adopted its 1995 Non-Employee Directors' Stock Option Plan. The essential features of each of these plans are outlined below.

                           1988 EQUITY INCENTIVE PLAN

General

     The 1988 Equity Incentive Plan (the "Incentive Plan") provides for the grant or issuance of incentive stock options to employees and nonstatutory stock options, restricted stock purchase awards, and stock bonuses to consultants, employees and directors. To date only incentive stock options, nonstatutory stock options and restricted stock awards have been awarded under the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards included in the Incentive Plan.

Purpose

     The Incentive Plan was adopted to provide a means by which selected officers and employees of and consultants to Castelle and its affiliates could be given an opportunity to receive stock in Castelle, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Castelle.

Administration

     The Incentive Plan is administered by the Board of Directors of Castelle. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, what type of award will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

Eligibility

     Incentive stock options may be granted under the Incentive Plan only to selected key employees (including officers) of Castelle and its affiliates. Consultants and selected key employees (including officers) are eligible to receive awards other than incentive stock options under the Incentive Plan. Directors who are not salaried employees of or consultants to Castelle or to any affiliate of Castelle are not eligible to participate in the Incentive Plan. Approximately 78 of Castelle's 97 employees and consultants are eligible to participate in the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Castelle or any affiliate of Castelle, unless the exercise price is at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of Castelle and its affiliates) may not exceed $100,000.

Stock Subject to the Incentive Plan

     If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

Terms of Options

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of an incentive stock option under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the Incentive Plan may not be less than 85% of such fair market value. At September 30, 1996, the closing price of Castelle's Common Stock as reported on the Nasdaq Stock Market National Market was $6.875 per share.

     In the event of a decline  in the value of  Castelle's  Common  Stock,  the
Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Board also has the authority to include as part of an option agreement a provision entitling the optionee to a further option in the event that the optionee exercises his or her option by surrendering other shares of Common Stock as payment of the exercise price.

     The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) as determined by the Board at the time of grant, (i) by delivery of other Common Stock of Castelle, (ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of 25% on the first anniversary of the vesting date and monthly vesting (at a cumulative rate of 25% per year) thereafter during the optionee's employment or services as a consultant. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows Castelle to repurchase shares not yet vested at their exercise price should the optionee leave the employ of Castelle before such shares have vested. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Castelle to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of Castelle or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after the optionee ceases to be employed by Castelle or any affiliate of Castelle, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by Castelle or any affiliate of Castelle, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Terms of Stock Bonuses and Purchases of Restricted Stock

     Purchase Price; Payment. The purchase price under each stock purchase agreement will be determined by the Board. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to Castelle or for its benefit.

     Repurchase. Shares of the Common Stock sold or awarded under the Incentive Plan may, but need not, be subject to a repurchase option in favor of Castelle in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to Castelle or an affiliate of Castelle, Castelle may repurchase or otherwise reacquire any or all of the shares of the Common Stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between Castelle and such person.

Adjustment Provisions

     If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan without the receipt of consideration (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding awards.

Effect of Certain Corporate Events

     The Incentive Plan provides that, in the event of a dissolution or liquidation of Castelle, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under such plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Castelle.

Duration, Amendment and Termination

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on November 14, 2005.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Castelle within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer

     Under the Incentive Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of an optionee, an option may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order." In any case, an optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. No rights under a stock bonus or restricted stock purchase agreement are transferable except by will, by the laws of descent and distribution, pursuant to a "qualified domestic relations order" or where required by law. In addition, any shares subject to repurchase by Castelle under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or Castelle by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Castelle will generally be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or Castelle by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Castelle is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, Castelle will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, Castelle is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, Castelle will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from Castelle, may cause this limitation to be exceeded in any particular year.

            CASTELLE'S 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

General

     The 1995 Non-Employee Directors' Stock Option Plan (the "Plan") provides for the non- discretionary grant of nonstatutory stock options to non-employee directors of Castelle. Nonstatutory stock options granted under the Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

Purpose

     The Plan was adopted to provide a means by which each director of Castelle who is not otherwise an employee of Castelle could be given an opportunity to benefit from increases in the value of the stock of Castelle, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Castelle. Five of Castelle's current directors are eligible to participate in the Plan.

Administration

     The Plan is administered by the Board of Directors of Castelle. The Board has the power to construe and interpret the Plan. The Board of Directors is authorized to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. The Board does not presently contemplate delegating administration of the Plan to any committee of the Board.

Eligibility

     Options may be granted only to directors who are not employees of or consultants to Castelle or to any affiliate of Castelle.

Stock Subject to the Plan

     If options granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the Plan.

Terms of Options

     The following is a description of the permissible terms of options under the Plan.

     Non-Discretionary Grants. Option grants under the Plan are non-discretionary. Each person serving as a non-employee director on April 1 of each year beginning with April 1, 1996, receives an option to purchase 2,000 shares of Common Stock of Castelle. Each person who is elected to serve as a non-employee director will receive, upon his or her initial election, an option to purchase 5,000 shares of Common Stock of Castelle.

     Exercise Price; Payment. The exercise price of options under the Plan shall be 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Payment of the exercise price per share may be paid in cash or Common Stock of Castelle already owned by the optionee.

     Option Exercise. Options granted under the Plan become exercisable in cumulative increments ("vest"). Shares covered by currently outstanding options under the Plan vest at the rate of 1/24th per month (50% per year) during the optionee's employment or services as a director or consultant. In the event of a Change in Control of Castelle, such as a merger or consolidation in which Castelle is not the surviving corporation, any unvested portion of an outstanding option granted under the Plan shall immediately vest and the option shall terminate if not exercised prior to such Change in Control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Castelle. An optionee shall arrange to Castelle's satisfaction to meet any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, before Castelle shall be required to issue shares of stock to the optionee.

     Term. The maximum term of options under the Plan is 10 years. Options under the Plan terminate 12 months after termination of the optionee's employment or relationship as a consultant or director of Castelle or any affiliate of Castelle, unless the optionee dies while employed by or serving as a consultant or director of Castelle or any affiliate of Castelle, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

Adjustment Provisions

     If there is any change in the stock subject to the Plan or subject to any option under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

Duration, Amendment and Termination

     The Board may suspend or terminate the Plan without shareholder approval or ratification at any time.

     The Board may also amend the Plan at any time or from time to time except the Plan shall be amended not more than once every six (6) months. However, no amendment will be effective unless approved by the shareholders of Castelle within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the Plan to satisfy Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares which may be issued under the Plan; or (c) change any other provision of the Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3.

Restrictions on Transfer

     Under the Plan, an option may not be transferred except by will or by the laws of descent and distribution. In any case, the optionee may, by delivering written notice to Castelle, designate in writing a third party who may exercise the option in the event of the optionee's death.

Federal Income Tax Information

     Stock options granted under the Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

     The following is only a summary of the effect of federal income taxation upon the optionee and Castelle with respect to the grant and exercise of options under the Plan, does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

     Options granted under the Plan are nonstatutory stock options. There are no tax consequences to the optionee or Castelle by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of Castelle, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

                               MANAGEMENT OF IBEX

     The executive officers and directors and certain other employees of Ibex are as follows:

         Name                   Age       Principal Occupation/
                                          Position Held With Ibex

         Ney Grant              38        Chairman of the Board,
                                          President and Director

         Curtis Powell          40        Vice President of Development

         Clovis Mattos          41        Vice President of Sales

         Fabio Matsui           31        Senior Software Engineer

         Bryan Roe              29        Director of Sales and Marketing

         Graeme Plant           38        Director

         Teodoro Gimenez        48        Director

     Ney Grant is a co-founder of Ibex and has served as Chairman of the Board and President since 1990. Previous to starting Ibex in 1989, Mr. Grant was product marketing manager at Genesis Electronics, a voice mail manufacturer with $10 million in sales. Prior to Genesis, Ney served as general manager at Heuristics, Inc., a $3 million industrial software company. Mr. Grant holds an engineering degree from the University of California, Santa Barbara and an MBA from the University California, Davis.

     Curtis Powell is a co-founder of Ibex and has served as Vice President of Development since 1990. Previous to Ibex, Mr. Powell worked in process control and industrial automation and as a system analyst at the University of California, Davis. Mr. Powell holds a Ph.D. and an MBA from the University of California, Davis.

     Clovis Mattos is a co-founder of Ibex and has served as Vice President of Sales since 1992. Mr. Mattos has a sales background in the computer industry and from 1987 to 1992 was director of sales operations and international sales manager at Heuristics, Inc.

     Fabio Matsui has served as Senior Software Engineer with Ibex since 1993. Prior to Ibex, Mr. Matsui worked at Heuristics, Inc. as a principal engineer from 1989 to 1993 and held a key role on the development team designing real-time industrial process control systems. As an early adopter of graphical user interfaces, multi-tasking operating systems, client-server computer and object oriented systems, he designed and managed the development of advanced control systems for Fortune 500 companies. Mr. Matsui received his Bachelor of Science degree at the Universidade Estadual De Campinas in Brasil.

     Bryan Roe has served as Director of Sales and Marketing of Ibex since 1992. From 1989 to 1991 Mr. Roe was regional sales manager for Heuristics, Inc. where he was responsible for opening new marketing channels in the western United States and the Pacific Rim. Mr. Roe received his formal business training from the University of California, Davis, where he earned a degree in communications with an emphasis on advertising/public relations and marketing.

     Graeme Plant has served as a director of the Company since 1991. Mr. Plant has been Sales Development Manager for Hewlett Packard since 1993, specializing in network devices and networking software. From 1990 to 1993, Mr. Plant was a Product Marketing Manager for network products such as network interface cards and network hubs.

     Teodoro Gimenez has served as a director of the Company since 1991. Mr. Gimenez is President of Tecom, a Brazilian company specializing in interactive voice response systems for the banking industry in Brazil and other South American countries. Tecom is not a reseller or distributor of Ibex products.

Executive Compensation

     The following table sets forth certain information regarding compensation paid by Ibex for services rendered to Ibex during the fiscal year ended December 31, 1995 to the Chief Executive Officer of Ibex. No executive officer of Ibex received compensation in excess of $100,000.


                           Summary Compensation Table
                                                                                                   Long-Term
                                                      Annual Compensation                         Compensation
            Name and               -----------------------------------------------------------  ---------------
       Principal Position             Salary ($)               Bonus ($)         Other ($)          Options (#)
---------------------------------  ------------------        -------------  ------------------  ---------------

Ney Grant, President and                    $85,000                  -0-                 -0-              -0-
Chief Executive Officer


                  CASTELLE CONSOLIDATED SELECTED FINANCIAL DATA
                    (in thousands, except per share amounts)

     The selected consolidated financial data of Castelle set forth below should be read in conjunction with the consolidated financial statements of Castelle, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle" included elsewhere herein. The consolidated statement of operations data for the years ended December 31, 1991, 1992, 1993, 1994 and 1995 and the consolidated balance sheet data at December 31, 1991, 1992, 1993, 1994 and 1995 are derived from and are qualified by reference to, audited consolidated financial statements contained in this Prospectus. The consolidated statement of operations data for the six month periods ended June 30, 1995 and June 28, 1996 and the consolidated balance sheet data at June 28, 1996 are derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and other information for such period. These historical results are not necessarily indicative of the results of operations to be expected for the full fiscal year or any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle."



Statement of Operations Data:
(in thousands, except per share amounts)
                                                                                                           Six Months
                                                        Year Ended December 31,                              Ended
                                        ------------------------------------------------------       ---------------------
                                                                                                      June 30,    June 28,
                                             1991       1992       1993      1994       1995            1995        1996
                                            ------     ------     ------    ------     ------          ------      -----
                                                                                                    (unaudited) (unaudited)
Historical Consolidated Statement
of Operations Data:
    Net sales ......................... $    9,067  $  19,008  $  17,787  $ 19,486  $   25,082       $ 11,874  $    13,425
    Cost of sales......................      5,457     10,563     11,346    11,503      13,571          6,385        7,117
                                        ----------  ---------  ---------  --------  ----------       --------  -----------
        Gross profit...................      3,610      8,445      6,441     7,983      11,511          5,489        6,308
                                        ----------  ---------  ---------  --------  ----------       --------  -----------

    Operating expenses:
        Research and development.......      1,632      1,927      2,152     2,179       2,018            996        1,057
        Sales and marketing............      2,649      4,959      5,628     4,384       5,641          2,785        3,199
        General and administrative.....        850      1,313      1,977     1,446       1,405            623          718
        Restructuring charge...........         --         --        615        --          --             --           --
                                        ----------  ---------  ---------  --------  ----------       --------  -----------
           Total operating expenses....      5,131      8,199     10,372     8,009       9,064          4,404        4,974
                                        ----------  ---------  ---------  --------  ----------       --------  -----------

    Operating income (loss)............     (1,521)       246     (3,931)      (26)      2,447          1,085        1,334
    Interest income (expense)..........        (11)      (157)      (349)     (481)       (296)          (192)         167
    Other income (expense), net........         23         48       (515)      129         (53)           --           (75)
                                        ----------  ---------  ---------  --------  ----------       --------  -----------
    Income (loss) before provision
        for income taxes...............     (1,509)       137     (4,795)     (378)      2,098            893        1,426
    Provision for income taxes.........         --         11         --        --          74             23           64
                                        ----------  ---------  ---------   -------  ----------       --------  -----------
    Net income (loss).................. $   (1,509) $     126  $  (4,795) $   (378) $    2,024       $    870  $     1,362
                                        ==========  =========  =========  ========  ==========       ========  ===========
    Net income (loss) per share (1).... $    (5.80) $    0.09  $  (12.11) $  (0.91) $     0.77       $   0.34  $      0.35
                                        ==========  =========  =========  ========  ==========       ========  ===========
    Shares used in per share
        calculation (1)................        260      1,330        396       414       2,673          2,648        3,887
                                            ======  =========  =========  ========  ==========       ========  ===========
    Pro forma net loss per share (1) ..                                   $  (0.16)
                                                                          ========
    Pro forma shares used in
        per share calculation (1) .....                                      2,396
                                                                          ========

    Statement of Operations Data as a Percentage of Net Sales:
                                                                                                           Six Months
                                                        Year Ended December 31,                              Ended
                                       ---------------------------------------------------------    ------------------------
                                                                                                     June 30,    June 28,
                                           1991        1992       1993      1994       1995            1995        1996
                                          ------      ------     ------    ------     ------          ------      ------
                                                                                                    (unaudited)(unaudited)

    Net sales..........................    100.0%     100.0%     100.0%    100.0%      100.0%         100.0%       100.0%
    Cost of sales......................     60.2       55.6       63.8      59.0        54.1           53.8         53.0
                                           -----     ------     ------    ------       -----           ----        -----
        Gross margins..................     39.8       44.4       36.2      41.0        45.9           46.2         47.0
    Operating expenses:
        Research and development.......     18.0       10.1       12.1      11.2         8.0            8.4          7.9
        Sales and marketing ...........     29.2       26.1       31.6      22.5        22.5           23.5         23.8
        General and administrative.....      9.4        6.9       11.1       7.4         5.6            5.2          5.3
        Restructuring charge...........       --         --        3.5        --          --             --           --
                                           -----      -----     ------     -----       -----          -----       ------
            Total operating expense....     56.6       43.1       58.3      41.1        36.1           37.1         37.0
                                           -----      -----     ------     -----       -----          -----       ------
    Operating income (loss)............    (16.8)       1.3      (22.1)     (0.1)        9.8            9.1         10.0
    Interest expense...................     (0.1)      (0.8)      (2.0)     (2.5)       (1.2)          (1.6)         1.2
    Other income (expense), net........      0.3        0.2       (2.9)      0.7        (0.2)            --         (0.6)
                                           -----      -----     ------     -----      ------          -----       ------
    Income (loss) before provision
        for income taxes...............    (16.6)       0.7      (27.0)     (1.9)        8.4            7.5         10.6
    Provision for income taxes.........       --         --         --        --         0.3            0.2          0.5
                                           -----      -----     ------    ------      ------          -----       ------
    Net income (loss)..................    (16.6)%      0.7%     (27.0)%    (1.9)%       8.1%           7.3%        10.1%
                                           =====      =====     ======    ======      ======          =====       ======





                                                                   As of December 31,                            June 28,
                                               ----------------------------------------------------------
                                                      1991       1992        1993        1994       1995           1996
                                                      ----       ----        ----        ----       ----           ----
                                                                                                               (unaudited)
Historical Balance Sheet Data:
    Working capital (deficit).................      $1,872    $ 2,293    $  (765)      $  884     $8,849         $11,241
    Total assets..............................       5,144     10,114      8,623        7,124     14,667          15,696
    Short-term debt...........................         507      2,163      4,174        2,670        193              --
    Total shareholders' equity (deficit)......       2,390      3,493     (1,264)       1,355      9,289          11,709



     (1)  Computed  on the basis  described  for net income  (loss) per share in
          Note 2 of Notes to Consolidated Financial Statements.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS OF CASTELLE

     Except for the historical information contained herein, the following discussion contains forward- looking statements that involve risks and uncertainties. Castelle's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section as well as in the sections entitled "Risk Factors," "Summary," "Unaudited Pro Forma Condensed Combined Financial Information," "Business of Castelle," "Business of Ibex" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex."

     Castelle was founded in 1987 to design, manufacture and market network enhancement products which enhance network users' ability to communicate. Castelle shipped its first fax server, the FaxPress, in 1989; its first external print server, the LANpress, in 1990; and its first internal print server, the JetPress, in 1991. Subsequent to these initial product shipments, Castelle has developed and shipped enhanced software versions of its fax and print server products and has expanded the product offerings within each of these product lines. In addition, Castelle has entered a partnership with 3Com to penetrate the SOHO market.

     During the first half of 1993, Castelle scaled up its marketing and general and administrative expense levels in anticipation of increased sales. At the same time, Castelle began offering extended payment terms and other pricing promotions to certain distributors, which resulted in excessive inventory levels of Castelle's products held by these distributors and subsequently resulted in significant product returns from these distributors and associated inventory write offs in the amount of approximately $729,000. These write-offs applied principally to print server-related products and parts. In addition, Castelle wrote down by approximately $213,000 the value of demonstration and evaluation units associated with Castelle's sales and marketing activities. During the second half of 1993, Castelle undertook a substantial restructuring effort, hiring a new senior management team that implemented a number of initiatives including new marketing activities and distribution policies, a refocusing of Castelle's research and development efforts and implementation of cost containment procedures. As a result of the above-described product returns, Castelle experienced significantly decreased gross margins during 1993. Coupled with a substantial restructuring charge, this resulted in a substantial net loss for 1993. Since the restructuring, Castelle has experienced improved operations.

Six Months Ended June 28, 1996 and June 30, 1995

     Net Sales. Net sales were $13.4 million for the first half of fiscal 1996, up 13.1% from the $11.9 million reported for the same period in fiscal 1995. The increase in net sales resulted primarily from higher sales of the Company's fax server products. Fax server product sales increased 31.1% to $5.9 million in the six month period ending June 28, 1996 from $4.5 million during the comparable period in fiscal 1995. Print server sales were $7.4 million for the first halves of fiscal 1996 and 1995.

     Gross Profit. Gross profit for the first half of fiscal 1996 was 47.0% as compared with 46.2% for the same period in fiscal 1995. The increase in gross margin was primarily attributable to increased sales of the Company's fax server products, which carry higher gross margins.

     Research and Development. Research and development expenses were $1.1 million and $1.0 million for the first half of 1996 and 1995, respectively, or 7.9% and 8.4% of net sales each year, respectively, reflecting the Company's continued emphasis on research and development in order to develop new products, as well as to improve product functionality, reduce cost and enhance performance of existing products.

     Sales and Marketing. Sales and marketing expenses were $3.2 million and $2.8 million for the first half of 1996 and 1995, respectively, or 23.8% and 23.5% of net sales each year, respectively. The dollar increase was primarily a result of higher expenditures on advertising and marketing materials.

     General and Administrative. General and administrative expenses were $718,000 and $623,000 for the first half of 1996 and 1995, respectively, or 5.3% and 5.2% of net sales each year, respectively.

     Interest Income/(Expense), net. Interest income, net, was $167,000 compared to interest expense, net, of $192,000 for the first half of 1996 and 1995, respectively. The increase in 1996 was due primarily to interest earned on investment balances related to funds generated by the Company's initial public offering in December 1995 and the decrease in interest expense realized by paying off the Company's bank borrowings and long-term debt.

Years Ended December 31, 1995, 1994 and 1993

     Net Sales. Net sales increased 28.7% to $25.1 million in 1995 from $19.5 million in 1994. This increase was principally due to an increase in sales of the FaxPress product line, principally the FaxPress 2000 and FaxPress 3000, and increased demand for print servers in Japan. Net sales increased 9.6% in 1994 to $19.5 million from $17.8 million in 1993. This increase was principally due to an increase in sales of fax servers in all regions and an increase in sales of print servers in Japan, which more than offset a decrease in domestic and European sales of print servers and a decrease in sales to OEM's of print server products. International sales were $13.0 million, $8.2 million and $6.4 million in 1995, 1994 and 1993, respectively, representing 51.8%, 42.1% and 36.0 % respectively, of net sales in 1995, 1994 and 1993. This increase in sales is due primarily to growth in the Pacific Rim region. Although all of Castelle's international sales to date have been denominated in U.S. dollars, such sales could be adversely affected by changes in demand resulting from fluctuations in currency exchange rates.

     Cost of Sales. Cost of sales includes cost of materials, including components, manuals, diskettes and their duplication, packaging materials, assembly and shipping, as well as certain royalties. Cost of sales also includes compensation costs and overhead related to Castelle's manufacturing operations and warranty expenses. Cost of sales was $13.6 million, $11.5 million and $11.3 million in 1995, 1994 and 1993, respectively, and represented 54.1%, 59.0% and 63.8% of net sales for those periods. Cost of sales in 1995 increased in absolute dollars but decreased as a percentage of net sales compared to 1994. This percentage decrease was primarily attributable to changes in product mix towards a higher proportion of net sales derived from fax server products as well as manufacturing and purchasing efficiencies realized from higher volume operations. The decrease from 1993 to 1994 was due primarily to a reduction in manufacturing overhead as a percentage of net sales which resulted from manufacturing efficiencies.

     Research and Development. Research and development expenses were $2.0 million, $2.2 million and $2.2 million in 1995, 1994 and 1993, respectively, which expenditures were relatively constant in absolute dollars but represented a smaller percentage of net sales each successive year. Most of Castelle's product development initiatives during these periods were directed towards fax server products, although much of the resultant technology has application to the further development of Castelle's print server products. A significant percentage of Castelle's research and development expenses are related to software development. During 1995, research and development expenses continued to decrease as a percentage of net sales as a result of a more focused product development program and, to a lesser extent, increased reliance in 1995 on products developed and manufactured by third parties. Castelle anticipates that the dollar amount of research and development expenses will increase in the future as a result of its continuing commitment to the development of new products.

     Sales and Marketing. Sales and marketing expenses were $5.6 million, $4.4 million and $5.6 million in 1995, 1994 and 1993, respectively. Sales and marketing expenses increased in absolute dollars in 1995 primarily due to an increase in the number of sales and marketing personnel, additional advertising and sales promotional expense, higher travel costs and facilities-related expenses needed to address sales opportunities and better support customers using Castelle's products. Sales and marketing expenses decreased from 1993 to 1994 primarily due to decreases in salary expenses as a result of reduced sales and marketing personnel, lower advertising and sales promotional expenses and lower depreciation expenses related to a write down of demonstration and evaluation units in 1993, all of which resulted from cost containment policies instituted by new management in late 1993.

     General and Administrative. General and administrative expenses remained relatively constant in absolute dollars at $1.4 million in both 1995 and 1994 and decreased 26.9% in 1994 to $1.4 million from $2.0 million in 1993. The decrease from 1993 to 1994 was due to lower expenses resulting from cost containment measures implemented by new management.

     Restructuring Charge. Castelle recorded a restructuring charge of $615,000 in 1993 primarily related to severance payments and facilities consolidation costs.

     Interest Expense. Castelle incurred interest expense of $296,000, $481,000, and $349,000 in 1995, 1994 and 1993, respectively. The decrease in interest expense in 1995 was due to lower outstanding bank borrowings and long-term debt. The increase in interest expense in 1994 was principally attributable to interest paid on a long-term note payable that resulted from the conversion in March 1994 of $2.1 million of accounts payable due to a vendor.

     Other Income (Expense), Net. Castelle recorded other expense of $515,000 in 1993, primarily related to legal, accounting and printing costs associated with a proposed initial public offering of its Common Stock. The 1993 expense included certain accruals, of which $129,000 was recognized as other income in 1994 following favorable settlements of the related obligations.

     Provision for Income Taxes. See Note 8 of Notes to Consolidated Financial Statements for a discussion of Castelle's provision for income taxes.

Selected Quarterly Operating Results

     The following table presents unaudited quarterly financial information for the ten quarters in the period ended June 28, 1996. Management believes this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this Prospectus and includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the unaudited quarterly operating results when read in conjunction with the audited consolidated financial statements of Castelle and the notes thereto appearing elsewhere in this Prospectus. These operating results are not necessarily indicative of results for any future period.


                                                                        Quarter Ended
                                ------------------------------------------------------------------------------------------------
                                April 1, July 1,  Sept. 30,  Dec. 31,  Mar. 31,  June 30, Sept. 29, Dec. 31,  Mar. 29,  June 28,
                                  1994    1994      1994       1994      1995      1995     1995      1995      1996      1996
                                -------  ------   --------   -------   -------   -------  --------  -------   -------   -------
                                                                    (dollars in thousands)

Statement of Operations Data:

    Net sales..................  $4,199  $4,548    $5,103     $5,636    $5,684    $6,190   $6,763    $6,445    $6,200    $7,225
    Cost of sales..............   2,618   2,697     2,949      3,239     2,979     3,406    3,674     3,512     3,339     3,778
                                 ------  ------    ------     ------    ------    ------   ------     -----     -----     -----
      Gross profit.............   1,581   1,851     2,154      2,397     2,705     2,784    3,089     2,933     2,861     3,447

    Operating expenses:
       Research and
       development.............     459     519       608        593       499       497      554       468       533       524
       Sales and marketing.....   1,097   1,163     1,048      1,076     1,363     1,422    1,449     1,407     1,493     1,706
       General and
       administrative..........     320     374       348        404       314       309      407       375       291       427
                                 ------  ------    ------     ------    ------     -----    -----     -----     -----     -----
          Total operating
          expenses.............   1,876   2,056     2,004      2,073     2,176     2,228    2,410     2,250     2,317     2,657
                                 ------  ------    ------     ------    ------    ------    -----     -----     -----     -----

    Operating income (loss)....    (295)   (205)      150        324       529       556      679       683       544       790
    Interest income
    (expense), net.............    (107)    (77)      (99)      (198)     (119)      (73)     (73)      (31)       73        94
    Other income (expense),
    net........................      --     129        --         --        --        --      (10)      (43)      (20)      (55)
                                -------  ------   -------     ------    ------    ------   ------   -------    ------   -------
   Income (loss) before
   provision for income taxes..    (402)   (153)       51        126       410       483      596       609       597       829
   Provision for income taxes..      --      --        --         --         5        18       24        27        28        36
                                -------  ------   -------     ------    ------    ------   ------   -------    ------   -------
    Net income (loss).......... $  (402) $ (153)  $    51     $  126    $  405    $  465   $  572   $   582    $  569    $  793
                                =======  ======   =======     ======    ======    ======   ======   =======    ======    ======



                                                                         Quarter Ended
                                 ------------------------------------------------------------------------------------------------
                                 April 1, July 1,  Sept. 30,  Dec. 31,  Mar. 31,  June 30, Sept. 29, Dec. 31,  Mar. 29,  June 28,
                                   1994    1994      1994       1994      1995      1995     1995      1995      1996      1996
                                 -------  ------   --------   -------   -------   -------  --------  -------   -------   -------

As a Percentage of Net Sales:

    Net sales...................  100.0%   100.0%   100.0%     100.0%    100.0%    100.0%   100.0%    100.0%    100.0%    100.0%
    Cost of sales...............   62.3     59.3     57.8       57.5      52.4      55.0     54.3      54.5      53.9      52.3
                                  -----    -----    -----      -----    ------     -----     ----      ----      ----     -----
       Gross margin.............   37.7     40.7     42.2       42.5      47.6      45.0     45.7      45.5      46.1      47.7

    Operating expenses..........
       Research and
       development..............   11.0     11.4     11.9       10.5       8.8       8.0      8.2       7.3       8.6       7.3
       Sales and marketing......   26.1     25.6     20.6       19.1      24.0      23.0     21.4      21.8      24.1      23.6
       General and
       administrative...........    7.6      8.2      6.8        7.2       5.5       5.0      5.9       5.8       4.7       5.9
                                  -----    -----    -----      -----     -----     -----    -----     -----      ----     -----
         Total operating
         expenses...............   44.7     45.2     39.3       36.8      38.3      36.0     35.5      34.9      37.4      36.8
                                  -----    -----    -----      -----     -----     -----    -----     -----      ----     -----

    Operating Income (loss).....   (7.0)    (4.5)     2.9        5.7       9.3       9.0     10.2      10.6       8.7      10.9
    Interest expense............   (2.6)    (1.7)    (1.9)      (3.5)     (2.1)     (1.2)    (1.1)     (0.5)      1.2       1.3
    Other income (expense),
    net.........................     --      2.8       --         --        --        --     (0.2)     (0.7)     (0.3)     (0.7)
                                  -----     ----    -----       ----      ----      ----     ----     -----      ----      ----
    Income (loss) before
    provision for income taxes..   (9.6)    (3.4)     1.0        2.2       7.2       7.8      8.9       9.4       9.6      11.5

    Provision for income taxes..     --       --       --         --       0.1       0.3      0.4       0.4       0.4       0.5
                                  -----     ----    -----       ----      ----      ----     ----      ----      ----      ----
    Net income (loss)...........   (9.6)%   (3.4)%    1.0%       2.2%      7.1%      7.5%     8.5%      9.0%      9.2%     11.0%
                                  =====     ====    =====       ====      ====      ====     ====      ====      ====      ====



Quarterly Fluctuations

     Castelle's operating results may vary significantly from quarter to quarter due to a variety of factors, including changes in Castelle's product and customer mix, the introduction of new products by Castelle or its competitors, constraints in Castelle's manufacturing and assembling operations, shortages or increases in the prices of raw materials and components, changes in pricing policy by Castelle or its competitors, a slowdown in the growth of the networking market, seasonality, timing of expenditures and economic conditions in the United States, Europe and Asia. Although on a quarterly basis, Castelle was profitable in each of the last eight quarters, there can be no assurance that profitability on a quarterly or annual basis will be sustained. Castelle's backlog at any given time is not necessarily indicative of actual sales for any succeeding period. Castelle's sales will often reflect orders shipped in the same quarter in which they are received. In addition, a significant portion of Castelle's expenses are relatively fixed in nature, and planned expenditures are based primarily on sales forecasts. Therefore, if Castelle inaccurately forecasts demand for Castelle's products, the impact on net income may be magnified by Castelle's inability to adjust spending quickly enough to compensate for the sales shortfall. Future demand for Castelle's products may be stronger during the last quarter of each year than the first quarter of the succeeding year as the sales personnel of Castelle's distributors seek to meet their year-end sales quotas. Castelle's performance in any quarter is not necessarily indicative of its performance in any subsequent quarter.

Liquidity and Capital Resources

     Since its inception in 1987, Castelle has funded its operations primarily through issuances of capital stock and bank borrowings. Cash flows from (used in) operations were approximately ($514,000), $3.0 million ($116,000), and $836,000, in the first six months of 1996, all of fiscal 1995, all of fiscal 1994 and all of fiscal 1993, respectively. Castelle acquired capital equipment of approximately $176,000, $195,000, $392,000 and $446,000 in the first six months of fiscal 1996, all of fiscal 1995, all of fiscal 1994 and all of fiscal 1993, respectively.

     As of June 28, 1996, Castelle had $7.4 million of cash and cash equivalents. Working capital increased to $11.2 million at June 28, 1996 from $8.8 million at December 31, 1995. Castelle has a $6.0 million secured revolving line of credit with a bank which expires in June 1997, pursuant to which Castelle may borrow 75% of eligible domestic accounts receivable at the bank's prime rate. In addition, Castelle has a $3.0 million foreign accounts receivable and inventory line which is part of the overall $6.0 million commitment. Castelle may borrow 90% of eligible accounts receivable and 40% of eligible inventory. Under the terms of the agreement, Castelle is required to comply with covenants, including a certain minimum quick ratio and tangible net worth and maximum debt to tangible net worth, and is also restricted from entering into any mergers or acquisitions where the total annual consideration exceeds $15.0 million without the bank's approval. Castelle is in compliance with these covenants and at June 28, 1996, the line of credit had a zero balance. The line of credit prohibits the payment of cash dividends and contains certain restrictions on Castelle's ability to loan money or assets or purchase interest in other entities without the prior written consent of the lender. In addition, Castelle has a $500,000 equipment term loan credit facility with a bank that allows Castelle to borrow 80% of invoice cost of new equipment. This facility has a 12-month draw-down period followed by a 36-month amortization period and terminates in August 1999. This facility had a zero balance at June 28, 1996. The interest rate for this loan is prime plus 1.5% per annum.

     Castelle believes that existing sources of liquidity, capital resources and funds from operations will satisfy Castelle's anticipated cash needs for the next 12 months. There can be no assurance, however, that Castelle's actual needs will not exceed anticipated levels, or that Castelle will generate sufficient sales to fund its operations in the absence of other sources. There also can be no assurance that any additional required financing will be available through bank borrowings, debt or equity offerings or otherwise or that, if such financing is available, it will be available on terms favorable to Castelle.

                      CASTELLE STOCK, OPTIONS AND DIVIDENDS

     Castelle is a publicly-held company; its stock is traded on the Nasdaq National Market System under the symbol "CSTL." As of the Record Date, there were a total of 156 shareholders of record holding shares of Castelle capital stock, all of whom held Common Stock. As of the Record Date, there were options outstanding to purchase an aggregate of 295,903 shares of Castelle Common Stock.

     Castelle has never declared or paid any dividends on its Common Stock and has no plans to do so in the foreseeable future. Castelle's bank line of credit prohibits the payment of cash dividends.

                          IBEX SELECTED FINANCIAL DATA
                    (in thousands, except per share amounts)

     The selected financial data of Ibex set forth below should be read in conjunction with the financial statements of Ibex, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex" included elsewhere herein. The statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, audited financial statements contained in this Prospectus. The statement of operations data for the years ended December 31, 1991, 1992 and 1993 and the six month periods ended June 30, 1995 and 1996, and the balance sheet data at December 31, 1991, 1992 and 1993 and at June 30, 1996, are derived from unaudited financial statements that have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and other information for such period. These historical results are not necessarily indicative of the results of operations to be expected for the full fiscal year or any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Ibex."


                                                         Year Ended December 31,                          Six Months Ended
                                       ---------------------------------------------------------       ----------------------
                                                                                                        June 30,     June 30,
                                          1991         1992        1993       1994        1995            1995         1996
                                          ----         ----        ----       ----        ----           ------       -----
Historical Statement of Operations Data(unaudited) (unaudited) (unaudited)                              (unaudited) (unaudited)
     Net sales .....................   $     521   $    1,020  $    1,791  $   2,708   $   3,091       $    1,393   $   2,075
     Cost of sales..................         218          290         554        691         732              355         444
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------
        Gross profit................         303          730       1,237      2,017       2,359            1,038       1,631
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------

     Operating expenses:
        Research and development.....         95          153         245        432         648              418         342
        Sales and marketing..........        128          368         638        988       1,391              660         760
        General and administrative...         68          197         289        256         262              129         153
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------
          Total operating expenses...        291          718       1,172      1,676       2,301            1,207       1,255
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------

     Operating income (loss).........         12           12          65        341          58             (169)        376
     Other income (expense), net.....         (4)          (4)          1         (8)         (4)              (5)         10
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------
     Income (loss) before provision
        for income taxes.............          8            8          66        333          54             (174)        386
     Provision for (benefit
        from) income taxes...........          1            1          39        121          (5)             (21)        162
                                       ---------   ----------  ----------  ---------   ---------       ----------   ---------
     Net income (loss)...............  $       7   $        7  $       27  $     212   $      59       $     (153)  $     224
                                       =========   ==========  ==========  =========   =========       ==========   =========
     Net income (loss) per share (1).  $    0.06   $     0.05  $     0.15  $    1.11   $    0.30       $    (1.13)  $    1.11
                                       =========   ==========  ==========  =========   =========       ==========   =========
     Shares used in per share
        calculation (1)..............        116          151         174        191         199              135         201
                                             ===   ==========  ==========  =========   =========       ==========   =========



     (1)Computed on the basis described for net income (loss) per share in Note 2 of Notes to Consolidated Financial Statements.





                                                         Year Ended December 31,                      Six Months Ended
                                           -----------------------------------------------------    ---------------------
                                                                                                    June 30,     June 30,
                                           1991        1992        1993       1994        1995        1995         1996
                                           ----        ----        ----       ----        ----       ------       -----
Historical Statement of Operations Data(unaudited) (unaudited) (unaudited)                         (unaudited)  (unaudited)
     Net sales .....................      100.0%      100.0%      100.0%     100.0%      100.0%       100.0%       100.0%
     Cost of sales..................       41.8        28.4        30.9       25.5        23.7         25.5         21.4
                                           ----        ----        ----       ----        ----         ----         ----
        Gross profit................       58.2        71.6        69.1       74.5        76.3         74.5         78.6
                                           ----        ----        ----       ----        ----         ----         ----

     Operating expenses:
        Research and development.....      18.2        15.0        13.7       16.0        21.0         30.0         16.5
        Sales and marketing..........      24.6        36.1        35.6       36.5        45.0         47.4         36.6
        General and administrative...      13.1        19.3        16.2        9.4         8.4          9.2          7.4
                                           ----        ----        ----       ----        ----         ----         ----
          Total operating expenses...      55.9        70.4        65.5       61.9        74.4         86.6         60.5
                                           ----        ----        ----       ----        ----         ----         ----

     Operating income (loss).........       2.3         1.2         3.6       12.6         1.9        (12.1)        18.1
     Other income (expense), net.....      (0.8)       (0.4)        0.1       (0.3)       (0.1)        (0.4)         0.5
                                           ----        ----         ---       ----        ----         ----          ---
     Income (loss) before provision
        for income taxes.............       1.5         0.8         3.7       12.3         1.8        (12.5)        18.6
     Provision for (benefit
        from) income taxes...........       0.2         0.1         2.2        4.5        (0.1)        (1.5)         7.8
                                            ---         ---         ---        ---         ---         ----          ---
     Net income (loss)...............       1.3%        0.7%        1.5%       7.8%        1.9%       (11.0%)       10.8%
                                            ====        ====        ====       ====        ====       =======       =====


                                                                     As of December 31,                                June 30,
                                                ----------------------------------------------------------            ---------
                                                   1991          1992         1993        1994       1995                1996
                                                 (unaudited) (unaudited)  (unaudited)                                (unaudited)
     Historical Balance Sheet Data:
     Working capital (deficit)................   $   11         $ 266        $ 302       $ 499      $ 593              $  828
     Total assets.............................      126           385          517         934        986               1,484
     Short-term debt..........................       68            --           28          28         75                  25
     Total shareholders' equity ..............       32           341          368         608        700                 924



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF IBEX

     Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. Ibex's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this section as well as in the sections entitled "Risk Factors," "Summary," "Unaudited Pro Forma Condensed Combined Financial Information," "Business of Castelle," "Business of Castelle" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Castelle."

     Ibex was founded in 1990 and is the leading supplier of fax-on-demand software, both at the enterprise level and for larger systems installed at service providers. Companies such as Delrina, Pennzoil, IBM and various government agencies are among those relying on Ibex's FactsLine product to automatically fulfill document requests via fax. Ibex is the market leader with more fax-on-demand telephone lines installed and more fax-on-demand revenue than any other company in the industry. Ibex sells mainly to end users (usually via
VARs) which operate their own systems, but Ibex also sells to service providers (usually direct) which base a service business on Ibex equipment.

Six Months Ended June 30, 1996 and June 30, 1995

     Net Sales. Net Sales include gross sales of products less discounts and sales returns and allowances. Net sales increased 49.0% to $2.1 million for the six months ended June 30, 1996 from $1.4 million in the comparable period of 1995. The increase was primarily attributable to new Ibex products such as FactsLine for the Web (an HTML to fax conversion tool) and Ibex OpenFax (a Word document and Adobe Acrobat conversion tool) as well as several large system orders from enhanced fax service providers domestically and internationally. During the first six months of 1996, sales to Ibex Europe, Ibex's principal foreign distributor, and Ibex Canada, Ibex's largest domestic distributor, accounted for 5.9% and 25.4%, respectively, of Ibex's net sales.

     Cost of Sales. Cost of sales includes cost of materials, manuals, diskettes and their duplication, packaging materials, assembly and shipping, as well as certain royalties. Cost of sales also includes voice and fax boards manufactured by third parties. Cost of sales decreased as a percentage of net sales to 21.4% in the 1996 period from 25.5% in the 1995 period. This percentage decrease was primarily attributable to increased hardware pricing, decrease in hardware costs and increased sales to end users at higher margins.

     Research and Development. Research and development expenses include compensation costs for software, hardware and quality assurance personnel as well as expenses related to the development of product prototypes. Research and development expenses decreased 18.2% to $342,000 for the first six months of 1996 from $418,000 in the comparable period of 1995. During 1996, research and development expenses decreased as a percentage of net sales as a result of a first quarter charge in 1995 of approximately $183,000 relating to the acquisition of the Robofax product line. Relative spending amounts not including the Robofax acquisition would have been approximately $235,000 in 1995, or a 45.5% increase in research and development spending from the first six months of 1995 relative to the first six months of 1996. The relative increase in research and development spending can be attributed to increased research and development effort in developing the new fax/email/Web product line. Ibex anticipates the dollar amount of research and development will continue to increase significantly over the next two quarters in order to finish development of the new products. Ibex also anticipates that the dollar amount of research and development expenses will increase in the future as a result of its continuing commitment to the development of new products.

     Sales and Marketing. Sales and marketing expenses include compensation costs (including sales commissions) for sales, marketing and customer service personnel, as well as costs associated with sales facilities, trade shows, advertising and promotional materials. Sales and marketing expenses for the first six months of 1996 were $760,000, compared to $660,000 in the first six months of 1995, an increase of 15.2% over the comparable 1995 period. The increase in sales and marketing expenses was primarily attributable to new marketing efforts such as a seven city seminar series that was planned and implemented in four cities in the first six months of 1996. However, sales and marketing expenses as a percentage of net sales decreased to 36.6% in the first six months of 1996, from 47.4% in 1995 and 36.5% in 1994. This relative decrease can be attributed to a higher than normal sales compensation expense in the first six months of 1995 due to the acquisition of the Robofax product line from Applied System Engineering and the hiring of the existing Robofax sales team that had been working for Applied System Engineering. Ibex management later decided to reduce the number of salespeople selling the Robofax product.

     General and Administrative. General and administrative expenses include compensation for administrative, finance and general management personnel, as well as other administrative expenses, such as legal and accounting fees. General and administrative expenses increased 18.6% to $153,000 for the first six months of 1996 from $129,000 in the comparable period in 1995. The dollar increase resulted from a move into larger facilities in May of 1995 and an increase by one in the number of employees generating general and administrative expenses. General and administrative expenses, as a percentage of net sales remained relatively the same, decreasing slightly from 9.2% in 1995 to 7.4% in 1996.

     Provision for Income Taxes. The provision for income taxes for the first half of 1996 was $162,000 and ($21,000) for the same period of 1995. The benefit from income taxes in 1995 was a result of the net loss realized during the period.

Years Ended December 31, 1995, 1994 and 1993

     Net Sales. Net sales increased 14.1% to $3.1 million in 1995 from $2.7 million in 1994. This increase was principally due to increased marketing and public relations efforts, including press tours and expanded trade show schedule. Net sales increased 51.2% in 1994 to $2.7 million from $1.8 million in 1993. This increase was primarily due to increased awareness of fax-on-demand in the market, the introduction of the FactsLine for Lotus Notes product, and a relatively large sale to Lotus Development Corp. During 1995, 1994 and 1993, sales to Ibex Europe, Ibex's principal foreign distributor, accounted for 11.7%, 4.1%, and 7.9%, respectively, of Ibex's net sales, and sales to Ibex Canada, Ibex's largest domestic distributor, accounted for 14.2%, 21.1%, and 3.8%, respectively, of Ibex's net sales.

     Cost of Sales. Cost of sales as a percentage of net sales was 23.7%, 25.5%, and 30.9%, respectively in 1995, 1994 and 1993. The decrease from 1994 to 1995 was due primarily to a reduction in overhead as a percentage of net sales. The decrease from 1993 through 1995 has been primarily attributed to increased volume purchase discounts from Dialogic Corporation, one of Ibex's main suppliers of components; increased sales of add-on products which have a high gross margin, and increased sales of software-only products which do not have a hardware component included with the product and thus have a high gross margin.

     Research and Development. Research and development expenses were $648,000, $432,000 and $245,000 in 1995, 1994 and 1993, respectively, and represented 21.0%, 16.0% and 13.7% of net sales for those period. During 1995, research and development expenses increased as a percentage of net sales as a result of a $183,000 charge relating to the acquisition of the Robofax product line. Without this charge, research and development would have been $465,000 or 15.0% of net sales in 1995. The increase from 1993 to 1994 was primarily attributable to an increase in headcount.

     Sales and Marketing. Sales and marketing expenses were $1.4 million, $1.0 million, and $638,000 in 1995, 1994, 1993, respectively, and represented 45.0%, 36.5% and 35.6% of net sales for those periods. The increase from 1994 to 1995 was primarily due to an increase in the sales force, both via hire and via the acquisition of the Robofax product line and the subsequent hire of the Robofax sales team. The trade show schedule and trade show expenses were also expanded in 1995.

     General and Administrative. General and administrative expenses were $262,000, $256,000 and $289,000 in 1995, 1994, and 1993, respectively, and represented 8.4%, 9.4% and 16.2% of net sales for those periods.

     Provision for Income Taxes. See Note 9 of Notes to Financial Statements for a discussion of Ibex's provision for income taxes.

Liquidity and Capital Resources

     Since its inception in 1990, Ibex has funded its operations primarily through private issuances of capital stock and bank borrowings. Net cash flows from operations were approximately $192,000 and 119,000 in 1995 and 1994, respectively, and $221,000 for the first six months of 1996. Ibex acquired capital equipment with an aggregate purchase price of $46,000 and $54,000 in 1995 and 1994, respectively, and $30,000 in the first six months of 1996.

                        IBEX STOCK, OPTIONS AND DIVIDENDS

     Ibex is a privately-held company; there is no public trading market for its stock. There are a total of 29 holders of Ibex Capital Stock, of which 28 hold shares of Ibex Common Stock. The Castelle Common Stock issued to the holders of Ibex capital stock in the Merger will be registered pursuant to the Registration Statement on Form S-4 of which this Prospectus/Joint Proxy Statement is a part. In addition, as of the Ibex Record Date, there were options outstanding to purchase an aggregate of 14,429 shares of Ibex Common Stock.

     Ibex has never declared or paid any dividends on its Common Stock and has no plans to do so in the foreseeable future. Ibex's bank line of credit prohibits the payment of cash dividends.

                         CASTELLE SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of Castelle's Common Stock as of August 31, 1996 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by Castelle in that capacity on August 31, 1996;
(iii) all executive officers and directors of Castelle as a group; and (iv) all those known by Castelle to be beneficial owners of more than five percent of its Common Stock.

                                                       Beneficial Ownership
                                                               (1)

                                                    Number             Percent
 Beneficial Owner                                  of Shares           of Total
-----------------                                  ---------           -------
Entities Affiliated with                            959,348             26.49%
  Hambrecht & Quist Group (2)
  One Bush Street
  18th Floor
  San Francisco, CA 94104

Entities Affiliated with                            386,454             10.67%
  Bay Partners (3)
  10600 North DeAnza Blvd.
  Suite 100
  Cupertino, CA 95014

Entities Affiliated with                            352,568              9.74%
  J.F. Shea Co, Inc. (4)
  655 Brea Canyon Road
  Walnut, CA 91789

Entities Affiliated with                            211,543              5.84%
  Asset Management Associates 1984 (5)
  2275 East Bayshore Road
  Suite 150
  Palo Alto, CA 94303

Arthur H. Bruno (6)                                 137,250              3.79%
  c/o Castelle
  3255-3 Scott Boulevard
  Santa Clara, CA 95054

Randall I. Bambrough (7)                              9,668                  *

Jerome J. Burke (8)                                  76,565              2.03%

John Freidenrich (9)                                396,953             10.96%

William R. Hambrecht (2)                            959,348             26.49%

Alan Kessman (10)                                     5,058                  *

Kanwal S. Rekhi (11)                                 10,691                  *

Delbert W. Yocam (12)                                10,692                  *

All directors and executive officers as a group   1,603,765             43.91%
(8 persons) (2)(3)(6)(7)(8)(9)(10)(11)(12)



* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Castelle believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 3,620,907 shares outstanding on August 31, 1996, adjusted as required by rules promulgated by the SEC.

(2) Includes 60,835 shares held by each of H & Q Ventures International C.V. and H & Q Ventures IV, 338,480 shares (and warrants exercisable within 60 days for 16,666 shares) held by H & Q London Ventures, 1,250 shares held by Hamquist, 832 shares held by Hambrecht & Quist Venture Partners, a California Limited Partnership, 182,517 shares held by Ivory & Sime Enterprise Capital PLC, 85,536 shares (and warrants exercisable within 60 days for 16,666 shares) held by Hambrecht & Quist Group, 11,893 shares held by Hamco Capital Corporation, 33,339 shares held by the Hambrecht 1980 Revocable Trust, and 499 shares of Common stock subject to options exercisable within 60 days of August 31, 1996 by William Hambrecht, warrants exercisable within 60 days for 70,000 shares held by Hambrecht & Quist Liquidating Trust, warrants exercisable within 60 days for 30,000 shares held by Guaranty Finance Management Corp. and warrants exercisable within 60 days for 50,000 shares held by RVR Securities. Each of H & Q London Ventures and Ivory & Sime Enterprise Capital plc owns 5% or more of the outstanding shares of Common Stock. William R. Hambrecht, a director of Castelle, is Chairman of Hambrecht & Quist Group, the parent company of Hambrecht & Quist LLC. and RvR Securities Corp., one of the Underwriters of this offering. Mr. Hambrecht disclaims beneficial ownership of the shares held by entities affiliated with Hambrecht & Quist Group, except to the extent of his proportionate beneficial interest therein.

(3) Includes 15,453 shares held by California BPIV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. Each of Bay Partners III and Bay Partners IV owns 5% or more of the outstanding shares of Castelle's Common Stock. John Freidenrich, a director of Castelle, and John Bosch are general partners of California BPIV, L.P., and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Neal Dempsey is a general partner of California BPIV, L.P. and Bay Management Company IV, L.P. In such capacities, Messrs. Bosch, Dempsey and Freidenrich have shared voting and investment power over shares of Castelle's Common Stock held by California BP IV, L.P., Bay Partners III and Bay Partners IV. They disclaim beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein.

(4) The shareholders of J.F. Shea Co., Inc. are Edmund H. Shea, Jr., John F. Shea and Peter O. Shea, who disclaim beneficial ownership of Castelle's shares except to the extent of each individual's proportionate interest therein. Also includes 50,000 held by Edmund M. Shea, Jr. and Mary S. Shea as trustees for the E&M RP Trust.

(5) Includes 108,633 shares held by Asset Management Associates 1984, L.P. and 102,910 shares held by Asset Management Associates 1989, L.P., which are beneficially owned by John Shoch, Franklin P. Johnson, Jr. and Craig C. Taylor, the general partners of AMC Partners 84 and AMC Partners 89 L.P., the general partners, respectively, of Asset Management Associates 1984 and Asset Management Associates 1989, L.P. Messrs. Shoch, Johnson and Taylor disclaim such beneficial ownership except to the extent of each person's proportionate beneficial interest therein.

(6) Chairman of the Board, Chief Executive Officer, President and a Director of Castelle. Includes 5,000 shares of Common Stock held by Mr. Bruno's wife.

(7) Includes 7,968 shares of Common stock subject to options exercisable within 60 days of August 30, 1996 and 200 shares held by Randall I. Bambrough's daughter. Mr. Bambrough is the Chief Financial Officer, Vice President of Finance and Administration, and Secretary of Castelle.

(8) Executive Vice President of Castelle. Includes 500 shares held by Mr. Burke's spouse.

(9) Includes 15,453 shares held by California BP IV, L.P., 193,231 shares held by Bay Partners III and 177,770 shares held by Bay Partners IV. Each of Bay Partners III and Bay Partners IV owns 5% or more of the outstanding shares of Castelle's Common Stock. John Freidenrich, a director of Castelle, and general partner of California BP IV, L.P. and of Bay Management Company, L.P. and Bay Management Company IV, L.P., the general partners of Bay Partners III and Bay Partners IV. Mr. Friedenrich disclaims beneficial ownership as to these shares, except to the extent of their respective pecuniary interests therein. Also includes 10,000 shares held by the Friedenrich Family Trust and 499 shares of Common Stock subject to options exercisable within 60 days of August 31, 1996.

(10) Includes 499 shares of Common stock subject to options exercisable within 60 days of August 31, 1996.

(11) Includes 10,961 shares of Common stock subject to options exercisable within 60 days of August 31, 1996.

(12) Includes 10,962 shares of Common stock subject to options exercisable within 60 days of August 31, 1996.

Compliance with the Reporting Requirements of Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires Castelle's directors and executive officers, and persons who own more than ten percent of a registered class of Castelle's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Castelle. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Castelle with copies of all Section 16(a) forms they file.

     To Castelle's knowledge, based solely on a review of the copies of such reports furnished to Castelle and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that an initial report of ownership was filed late by J.F. Shea Co., Inc.

                           IBEX SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Ibex Common Stock and Ibex Series A Convertible Preferred Stock as of August 30, 1996 (i) by each person known by Ibex to own beneficially more than 5% of the outstanding shares of Ibex Common Stock or more than 5% of the outstanding shares of Ibex Series A Convertible Preferred Stock, (ii) by each of the directors and executive officers of Ibex, and (iii) all of Ibex's directors and executive officers as a group.


                                                                                   Beneficial Ownership

                                                      Class of          Number of         Percent of       Percent of
Name of Person or Identity of Group(1)                Securities        Shares(2)          Class(3)        Total Shares
                                                      ----------        ---------          --------        ------------

Tucha Limited (4)                                     Preferred           24,017             50.0%            12.7%
c/o Tecom Sistemas                                    Common               1,000              0.7%             0.5%
Rua Jeronimo de Lemos 162 or 152
Rio de Janeiro, RJ
20560-090 Brazil


Newark Holding, S.A. (4)                              Preferred           24,018             50.0%            12.7%
c/o Tecom Sistemas
Rua Jeronimo de Lemos 162 or 152
Rio de Janeiro, RJ
20560-090 Brazil

Grant Family 1990 Revocable Trust                     Common               7,600              5.5%             4.0%
1242 Hagan Road
Napa, CA 94558

Clovis Mattos                                         Common              11,000              8.0%             5.8%
1775 Rehrman Drive
Dixon, CA 95620

Ney Grant (5)                                         Common              55,000             39.9%            29.1%

Curtis Powell (6)                                     Common              30,000             21.3%            15.9%

Graeme Plant (7)                                      Common               2,086              1.5%             1.1%

Teodoro Gimenez (8)                                   Preferred           48,035            100.0%            25.8%
                                                      Common              1,000               0.7%             0.5%

All Current Directors and                             Preferred           48,035            100.0%            25.4%
Executive Officers                                    Common              88,086             62.5%            46.6%
(7 persons)


(1) Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them.

(2) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding including for purposes of computing the percentage of the person holding such option, but not for purposes of computing the percentage of any other holder.

(3) Computed on the basis of 141,016 shares of Ibex Common Stock and 48,035 shares of Ibex Series A Preferred Stock outstanding or for which Ibex is contractually obligated to issue.

(4) Teodoro Gimenez, a director of Ibex, is Managing Director of Tucha Limited and Managing Director of Newark Holding, S.A. Mr. Gimenez disclaims beneficial ownership except to the extent of his proportionate beneficial interest therein.

(5)  Chairman of the Board and President.

(6)  Vice President of Development and Director.

(7)  Director.

(8) Teodoro Gimenez, a director of Ibex, is Managing Director of Tucha Limited and Managing Director of Newark Holding, S.A. Mr. Gimenez disclaims beneficial ownership except to the extent of his proportionate beneficial interest therein.

                              CERTAIN TRANSACTIONS

Stock Purchase by Executive Officers of Castelle

     Arthur H. Bruno, Chairman of the Board, Chief Executive Officer, President and a director of Castelle, purchased 97,250 shares of Castelle's Common Stock at $0.20 per share in October 1994 and purchased 35,000 shares at $5.00 per share in April 1995. The shares are subject to a right of repurchase in favor of Castelle which expires ratably over four years and which are exercisable if Mr. Bruno's relationship with Castelle terminates.

     Jerome J. Burke, Executive Vice President of Castelle, purchased 55,565 shares of Castelle's Common Stock at $0.20 per share in October 1994 and purchased 17,500 shares at $5.00 per share in April 1995. The shares are subject to a right of repurchase in favor of Castelle which expires ratably over four years and which are exercisable if Mr. Burke's relationship with Castelle terminates.

Castelle Director and Shareholder Affiliations with Underwriter

     RvR Securities Corp., a wholly-owned subsidiary of Hambrecht & Quist Group, was one of the underwriters in Castelle's initial public offering, which occurred in December 1995. Persons affiliated and associated with RvR Securities Corp. beneficially own an aggregate of approximately 908,847 shares of Castelle's Common Stock. In addition, William R. Hambrecht, a Director of Castelle, is Chairman of Hambrecht & Quist Group.

     Because of these affiliations, Castelle's initial public offering was conducted in accordance with the applicable provisions of Schedule E to the By-Laws of the National Association of Securities Dealers Inc. In accordance with those provisions, Unterberg Harris (the "Independent Underwriter") served as a "qualified independent underwriter" and recommended the maximum offering price for the shares of Common Stock sold in the offering. The initial public offering price of the shares of Common Stock was not higher than the maximum public offering price recommended by the Independent Underwriter which performed due diligence with respect to the information contained in the prospectus and participated in the preparation of the registration statement of which the prospectus was a part.

     Castelle sold RvR Securities Corp. warrants to purchase from Castelle up to 50,000 shares of Common Stock at an exercise price per share of $8.40. The warrant is exercisable for a period of five years beginning on December 20, 1995. The warrant is transferable, subject to compliance with applicable securities laws, provided that until December 21, 1996 the warrants are transferable only to another underwriter in the initial public offering or to officers or partners of an underwriter in the initial public offering. The warrant contains provisions for appropriate adjustments in the event of stock splits, stock dividends, combinations, reorganizations or recapitalizations. In addition, Castelle granted certain rights to the holder of the warrant to register the underlying Common Stock.

            COMPARISON OF RIGHTS OF SHAREHOLDERS OF CASTELLE AND IBEX

     Castelle and Ibex are incorporated in the State of California. Pursuant to the Merger, Ibex will be merged with and into Castelle and Castelle will continue to be governed by the California Law. The rights of Castelle's shareholders are governed by its Articles of Incorporation, as amended and restated (the "Castelle Articles"), its Bylaws, as amended and restated ("Castelle Bylaws"), and the California Law. The rights of Ibex's shareholders are governed by the Ibex Articles of Incorporation (the "Ibex Articles") its Bylaws ("Ibex ByLaws") and the California Law. After the effective time of the Merger, the rights of Ibex shareholders who become Castelle shareholders will be governed by the Castelle Articles, Castelle Bylaws and the California Law. The following is a summary comparison of certain differences between the rights of Castelle shareholders under the Castelle Articles and Castelle Bylaws and the rights of Ibex shareholders under the Ibex Articles and Ibex Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statute of California, and the corporate charters and bylaws of Castelle and Ibex.

     Rights under the Castelle and Ibex Articles. The rights of holders of common stock under the Castelle and Ibex Articles are substantially similar.

     Both the Castelle Articles and the Ibex Articles provide that the liability of directors for monetary damages be eliminated to the fullest extent permissible under California law and that agents be indemnified for breach of duty to the company, subject to the limits on such indemnification set forth in
Section 204 of the California Corporations Code.

     The Castelle Articles provide for the issuance by the Board of Directors of up to 2,000,000 shares of Preferred Stock in one or more series, and authorize the Board of Directors to determine the rights of holders of such series of Preferred Stock.

     Holders of Ibex Preferred Stock are entitled to separate rights under the Ibex Articles, however such rights shall expire as of the effective time of the Merger.

     Rights Under the Castelle and Ibex Bylaws. The rights of holders of Castelle and Ibex stock are substantially similar under the Castelle and Ibex Bylaws and include the right to one vote per share of Common Stock held on matters brought before the shareholders, other than the election of directors, in which shareholders may cumulate votes. Among the differences in the Castelle and Ibex Bylaws are the provisions relating to the size of the Board of Directors. The Castelle Board of Directors is comprised of between four and seven individuals and the Ibex Board of Directors is comprised of three to five individuals. In each case the actual number of directors is fixed by approval of either a vote of the Board of Directors or the shareholders.

          ADDITIONAL MATTERS FOR CONSIDERATION OF CASTELLE SHAREHOLDERS

                                   PROPOSAL 2

Election of Directors

     There are five (5) nominees for the five (5) Board positions presently authorized in Castelle's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of Castelle, and five directors, Messrs. Bruno, Freidenrich, Kessman, Rekhi and Yocam, having been elected by the Board.

     Shares represented by executed proxies will be voted, if authority to do so is not withhold, for the election of the five (5) nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of Castelle.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE

     Nominees

     The names of the nominees and certain information about them are set forth below:


              NAME                       AGE                      PRINCIPAL OCCUPATION/
                                                               POSITION HELD WITH CASTELLE

Arthur H. Bruno                          61         Chairman of the Board, Chief Executive Officer,
                                                    President and Director
John Freidenrich (1)                     59         General Partner, Bay Management Company
Alan Kessman (2)                         49         Chairman of the Board, President and Chief Execu-
                                                    tive Officer of Executone Information Systems, Inc.
Kanwal S. Rekhi (1)                      49         Director
Delbert W. Yocam (2)                     52         Director



(1)  Member of Compensation Committee of the Board of Directors.
(2)  Member of Audit Committee of the Board of Directors.

     Arthur H. Bruno has served as Castelle's Chairman, Chief Executive Officer and President since October 1993. From 1991 to 1993, he was Chairman and Chief Executive Officer of White Pine Software Inc., a desktop connectivity company. From 1989 to 1991, he was the Chairman and Chief Executive Officer of Wellsley

Medical Management Corporation, a primary care medical service provider. From 1986 to 1989, he was the Chairman and Chief Executive Officer of Visual Technology Incorporated, the predecessor to White Pine Software Inc.

     John Freidenrich has served as a director of Castelle since January 1994. Since 1981, he has been a general partner of various entities established by Bay Partners, a venture capital group. Currently, Mr. Freidenrich is a general partner of Bay Management and Bay Management Company IV, L.P., the general partner of Bay Partners III, L.P. and Bay Partners IV, L.P., respectively. Mr. Freidenrich was also a partner in, or of counsel to, the law firms of Ware & Freidenrich or Gray, Cary, Ware & Freidenrich from January 1987 through December 1991.

     Alan Kessman has served as a director of Castelle since April 1992. He has also served as Chairman of the Board, President, and Chief Executive Officer of Executone Information Systems, Inc., a telecommunications company, since August 1983.

     Kanwal S. Rekhi has served as a director of Castelle since April 1995. Currently retired, Mr. Rekhi served as Executive Vice President of Novell, Inc. from June 1989 through January 1995. Mr. Rekhi currently serves as a director of Gupta Corporation.

     Delbert W. Yocam has been a director of Castelle since April 1995. Mr. Yocam has been an independent consultant from November 1994 to the present. Mr. Yocam was President, Chief Operating Officer and a director of Tektronix, Inc. from September 1992 through November 1994. He was an independent consultant from November 1989 until September 1992. Mr. Yocam was with Apple Computer, Inc. from November 1979 through November 1989, serving in a variety of executive management positions, including Chief Operating Officer from August 1986 through August 1988 and President of Apple Pacific from August 1988 to November 1989. Mr. Yocam is also a director of Adobe Systems, Inc., Integrated Measurement Systems, Inc., Oracle Corporation, Sapiens International Corp., and several privately-held technology companies.

     Retiring Director

     Hambrecht & Quist Group maintains a policy that persons acting as directors for private companies withdraw from such positions, within a reasonable time after the company becomes publicly traded. Accordingly, Mr. Hambrecht has indicated that he does not wish to be nominated for reelection to Castelle's Board of Directors and will cease to be a director of the Company upon the conclusion of the Castelle Meeting.

     Board Committees and Meetings

     During the fiscal year ended December 31, 1995, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee meets with Castelle's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Kessman and Yocam. The Audit Committee was formed in November 1995 in anticipation of Castelle's initial public offering and did not meet during 1995.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Castelle's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Freidenrich, Hambrecht and Rekhi. The Compensation Committee was formed in November 1995 in anticipation of Castelle's initial public offering and did not meet during 1995.

     During the fiscal year ended December 31, 1995, each of the directors except Alan Kessman attended at least 75% of the aggregate of the meetings of the Board held during the period for which he was a director.

                                   PROPOSAL 3

Ratification of Selection of Independent Auditors

     The Board of Directors has selected Coopers & Lybrand L.L.P. as Castelle's independent auditors for the fiscal year ending December 31, 1996 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Coopers & Lybrand L.L.P. has audited Castelle's financial statements since its inception in 1987. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Coopers & Lybrand L.L.P. as Castelle's independent auditors is not required by Castelle's Bylaws or otherwise. However, the Board is submitting the selection of Coopers & Lybrand L.L.P. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Castelle and its shareholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Coopers & Lybrand L.L.P.

                        THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF THIS PROPOSAL

            ADDITIONAL MATTER FOR CONSIDERATION OF IBEX SHAREHOLDERS

                                   PROPOSAL 2

Approval of the 1992 Stock Option Plan

     In July 1996, the Board of Directors adopted and ratified the Ibex 1992 Stock Option Plan (the "1992 Option Plan"). There are 20,000 shares of Ibex's common Stock authorized for issuance under the 1992 Option Plan. At August 31, 1996, options (net of canceled or expired options) covering an aggregate of 14,429 shares of Ibex's Common Stock were outstanding under the 1992 Option Plan.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2

     The essential features of the 1992 Option Plan are outlined below:

     General

     The 1992 Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1992 Option Plan are not intended to qualify as incentive stock options under the Code.

     Purpose

     The 1992 Option Plan was adopted to provide a means by which selected officers, directors and employees of and consultants to Ibex and its affiliates could be given an opportunity to purchase stock in Ibex, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to promote the success of Ibex's business.

     Administration

     The 1992 Option Plan is administered by the Board of Directors of Ibex. The Board has the power to construe and interpret the 1992 Option Plan subject to the provisions of the 1992 Option Plan and determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such options may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1992 Option Plan to a committee composed of not fewer than three members of the Board.

     Eligibility

     Incentive stock options may be granted under the 1992 Option Plan only to employees (including officers and employee-directors) of Ibex. Employees (including officers and non-employee directors), consultants are also eligible to receive nonstatutory stock options under the 1992 Option Plan.

     No option may be granted under the 1992 Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Ibex or any affiliate of Ibex, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1992 Option Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of Ibex and its affiliates) may not exceed $100,000.

     Terms of Options

     The following is a description of the permissible terms of options granted under the 1992 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercises price of incentive stock options under the 1992 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Option Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. The exercise price of options granted under the 1992 Option Plan must be paid in cash at the time the option is exercised, unless payment in some other manner is authorized by the Board at the time of grant of the stock option.

     Option Exercise. Options granted under the 1992 Option Plan may vest in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the 1992 Option Plan typically vest at the rate of 1/3 of the shares subject to the option at the end of the first year after the grant and 1/3 per year thereafter during the optionee's continued employment or service as a consultant.

     Term. The maximum term of options under the 1992 Option Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years.

     Exercise of Option. If the optionee's employment with Ibex is terminated for any reason (other than death or total and permanent disability), options may be exercised within 90 days after such termination as to all or part of the shares as to which the optionee was entitled at the date of such termination. If an optionee is unable to continue his or her employment with Ibex as a result of death, his or her options may be exercised at any time prior to the expiration of the option by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of death. If an optionee is unable to continue his or her employment with Ibex as a result of total and permanent disability, his or her options may be exercised at any time within twelve months after termination to the extent the option was exercisable on the date of termination.

     Adjustment Provisions

     If there is any change in the Common Stock subject to the 1992 Option Plan or subject to any option granted under the 1992 Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1992 Option Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 1992 Option Plan and the class, number of shares and exercise price per share of Common Stock subject to such outstanding options.

     Effect of Certain Corporate Events

     Unless otherwise determined by the Board, upon the dissolution or liquidation of Ibex the options granted under the 1992 Option Plan shall terminate and thereupon become null and void. Each optionee shall be given not less than ten (10) days notice of such event and the opportunity to exercise each outstanding option before such event is effected. Upon any merger or consolidation, if Ibex is not the surviving corporation, the options granted under the 1992 Option Plan shall either be assumed by the new entity or shall terminate as set forth above.

     Duration, Amendment and Termination

     The Board may suspend or terminate the 1992 Option Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1992 Option Plan will terminate ten years from its adoption by the Board. The Board may amend or terminate the 1992 Option Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of shares subject to the 1992 Option Plan, change the designation of the class of employees eligible to receive options or add any material benefit to optionees under the 1992 Option Plan. Any such amendment or termination of the 1992 Option Plan shall not affect options already granted, and such options shall remain in full force and effect as if the 1992 Option Plan had not been amended or terminated.

     Restrictions on Transfer

     Under the 1992 Option Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     Tax Consequences

     Nonstatutory Stock Options. All options granted under the 1992 Stock Option Plan, to date have been nonstatutory stock options and generally have the following federal income tax consequences.

     There are no tax consequences to the optionee or Ibex by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of Ibex Common Stock on the date of exercise over the option exercise price. Generally, with respect to employees, Ibex is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income so recognized. Ibex will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the shares, the optionee will recognize a gain or loss equal to the difference between the sales price and the purchase price of the shares (plus any compensation income recognized with respect to such shares).

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Castelle proxy statement and form of proxy relating to the Castelle 1997 Annual Meeting of Shareholders must be received by Castelle at its principal executive offices by June 9, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                     EXPERTS

     The consolidated financial statements of Castelle as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995 included elsewhere in this Prospectus have been included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Ibex as of December 31, 1994 and 1995, and for each of the two years in the period ended December 31, 1995, included elsewhere in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is given upon the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for Castelle by Cooley Godward LLP, San Francisco, California. Certain legal matters in connection with the Merger will be passed upon for Ibex by Graham & James LLP, Sacramento, California. Gilles S. Attia, a partner of the law firm of Graham & James LLP, holds the office of Secretary of Ibex.

                                  OTHER MATTERS

Castelle

     The Castelle Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       By Order of the Board of Directors


                                                     Randall I. Bambrough
                                                     Secretary

November 7, 1996

     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1996 is available without charge upon written request to: Corporate Secretary, Castelle, 3255-3 Scott Boulevard, Santa Clara, CA 95054.

Ibex

     The Ibex Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       By Order of the Board of Directors


                                                     Gilles A. Attia
                                                     Secretary

November 7, 1996

                          INDEX TO FINANCIAL STATEMENTS


Castelle Financial Statements for the three years ended December 31, 1993, 1994 and 1995:

Report of Independent Accountants..........................................F-2

Consolidated Financial Statements..........................................F-3

Notes to Consolidated Financial Statements.................................F-7


Castelle Financial Statements for the six months ended June 28, 1995 and 1996:

Consolidated Financial Statements..........................................F-20

Notes to Consolidated Financial Statements.................................F-24


Ibex Technologies, Inc. Financial Statements for the two years ended December 31, 1994 and 1995:

Report of Independent Accountants..........................................F-25

Consolidated Financial Statements..........................................F-26

Notes to Consolidated Financial Statements.................................F-30


Ibex Technologies, Inc. Financial Statements for the six months ended June 30, 1994 and 1995:

Consolidated Financial Statements..........................................F-40

Notes to Consolidated Financial Statements.................................F-43

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and
Shareholders of Castelle:

We have audited the accompanying consolidated balance sheets of Castelle and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Castelle and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





COOPERS & LYBRAND L.L.P.



San Jose, California
February 9, 1996


The accompanying notes are an integral part of these financial statements.


                                    CASTELLE
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                      -----



                                                                                   December 31,
                                                                              -----------------------
                               ASSETS                                           1995          1994
                                                                              ---------     ---------

Current assets:
Cash and cash equivalents                                                     $  7,268      $    907
Restricted cash                                                                                  426
Accounts  receivable,  net of allowance for doubtful accounts of $406 in 1994, and $414 in 1995
                                                                                 2,837         1,873
Inventories                                                                      3,637         2,735
Prepaid expenses and other current assets                                          471           297
Deferred income taxes                                                                             61
                                                                               --------     ---------


Total current assets                                                            14,213         6,299

Property and equipment, net                                                        334           667
Other, net                                                                         120           158
                                                                               --------     ---------

Total assets                                                                  $ 14,667      $  7,124
                                                                               ========     =========

                             LIABILITIES

Current liabilities:
Bank borrowings                                                                             $  1,576
Long-term debt, current portion                                               $    193         1,094
Accounts payable                                                                 2,723         1,097
Accrued liabilities                                                              2,448         1,648
                                                                               --------     ---------


Total current liabilities                                                        5,364         5,415

Long-term debt, less current portion                                                 4           270
Deferred income taxes                                                                             61
Other long-term liabilities                                                         10            23
                                                                               --------     ---------


Total liabilities                                                                5,378         5,769
                                                                               --------     ---------

Commitments (Note 4).

                        SHAREHOLDERS' EQUITY

Preferred stock, no par value:
Authorized:  30,000 shares in 1994 and 2,000 shares in 1995 and 1996
Issued and outstanding:  22,349 shares in 1994 and no shares in 1995 and 1996
                                                                                              15,860


Common stock, no par value:
Authorized:  25,000 shares
Issued and outstanding:  453 shares in 1994, 3,469 shares in 1995 and 3,621 shares in 1996
                                                                                22,323           304


Notes receivable for purchase of common stock                                     (379)         (130)
Accumulated deficit                                                            (12,655)      (14,679)
                                                                               --------     ---------


Total shareholders' equity                                                       9,289         1,355
                                                                               --------     ---------

Total liabilities and shareholders' equity                                    $ 14,667      $  7,124
                                                                               ========     =========









The  accompanying  notes are an  integral  part of these  financial  statements.


                                    CASTELLE
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)



                                                        Years Ended December 31,
                                                   ------------------------------------
                                                     1995         1994          1993
                                                   ---------    ---------     ---------
Net sales                                         $  25,082     $  19,486     $  17,787
Cost of sales                                        13,571        11,503        11,346
                                                   ---------    ---------      ---------
ross profit                                          11,511         7,983         6,441
                                                   ---------    ---------      ---------

Operating expenses:
    Research and development                          2,018        2,179          2,152
    Sales and marketing                               5,641        4,384          5,628
    General and administrative                        1,405        1,446          1,977
    Restructuring charge                                                            615
                                                    --------    ---------       --------
                                                      9,064        8,009         10,372
                                                    --------    ---------       --------
Operating  income (loss)                              2,447          (26)        (3,931)

Interest expense                                       (296)        (481)          (349)
Other  income (expense), net                            (53)         129           (515)
                                                    --------    ---------       --------
Income (loss)  before provision for
income taxes
                                                      2,098         (378)        (4,795)

Provision for income taxes                              (74)
                                                     --------   ---------        --------


Net income (loss)                                  $  2,024    $    (378)        (4,795)
                                                     ========   =========        ========

Net income (loss) per share                        $   0.77    $   (0.91)      $ (12.11)
                                                     ========   =========        ========

Shares used in per share calculation                  2,673          414            396
                                                     ========   =========        ========

Pro forma net loss per share                                   $  ( 0.16)
                                                                =========

Pro forma shares used in per share
calculation
                                                                   2,396
                                                                 ========


The  accompanying  notes are an  integral  part of these  financial  statements.


                                    CASTELLE
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)
                                     -----



                                                                                        Notes
                                                                                      Receivable
                                                                                         for
                                           Preferred Stock         Common Stock      Purchase of
                                           -----------------     -----------------     Common     Accumulated
                                           Shares    Amount      Shares   Amount        Stock       Deficit         Total
                                           ------    -------     ------   --------   ----------   -----------      -------

Balances, December 31, 1992                19,339   $ 12,911       330     $  237      $ (149)       $(9,506)       $3,493
Issuance of common stock  through
exercise of purchase rights
                                                                    39         39         (31)                           8
Other                                                                          24                                       24
Repurchase of common stock                                         (57)       (63)         56                           (7)
Payment of note receivable                                                                 13                           13
Net loss                                                                                              (4,795)       (4,795)
                                           ------    -------     ------   --------     -------       --------       -------


Balances, December 31, 1993                19,339    12,911        312        237        (111)       (14,301)       (1,264)
Issuance  of  Series E  preferred           3,010     2,949                                                          2,949
stock, net of issuance costs
Issuance of common stock warrants                                              20                                       20
Issuance of common stock  through
exercise of purchase rights
                                                                   154         31         (31)
Other                                                                          28                                       28
Repurchase of common stock                                         (13)       (12)         12
Net loss                                                                                                (378)         (378)
                                           ------    -------     ------   --------     -------       --------       -------


Balances, December 31, 1994                22,349     15,860       453        304        (130)       (14,679)        1,355
Issuance of common stock through:
Exercise of stock options                                            2          1                                        1
Exercise of purchase rights                                         52        263        (263)                           -
Initial public  offering,  net of
issuance costs
                                                                 1,000      5,886                                    5,886
Exercise of warrants                                                 7          7                                        7
Conversion of preferred shares            (22,349)   (15,860)    1,970     15,860                                        -
Other                                                                          17                                       17
Repurchase of common stock                                         (15)       (15)         14                           (1)
Net income                                                                                             2,024         2,024
                                           ------    -------     ------   --------     -------       --------       -------

Balances, December 31, 1995                    -     $    -      3,469   $ 22,323      $ (379)      $(12,655)      $ 9,289
                                           ======    =======     ======   ========     =======       ========       =======



The  accompanying  notes are an  integral  part of these  financial  statements.


                                    CASTELLE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                                     Year Ended December 31,
                                                                               ------------------------------------
                                                                                 1995         1994          1993
                                                                               --------     ---------    ----------
Cash flows from operating activities:
Net income  (loss)                                                             $   2,024    $   (378)     $(4,795)
Adjustments  to reconcile  net income  (loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization                                                        594         893          734
Provision for doubtful accounts                                                       75         222          152
Provision for excess and obsolete inventory                                          323         279          729
Changes in assets and liabilities:
Accounts receivable                                                               (1,039)       (361)       3,017
Inventories                                                                       (1,225)       (167)        (546)
Prepaid expenses and other current assets                                           (174)                    (120)
Accounts payable                                                                   1,626        (357)         296
Accrued liabilities and other long-term liabilities                                  800        (247)       1,369
                                                                               ----------   ---------     --------


Net cash provided by (used in) operating activities                                3,004        (116)         836
                                                                               ----------   ---------     --------

Cash flows from investing activities:
Acquisition of property and equipment                                               (195)       (392)        (321)
Capitalization of software development costs                                                     (12)        (281)
Acquisition of intangible assets                                                                 (59)        (506)
(Increase) decrease in other assets                                                  (24)         35          (32)
                                                                               ----------   ---------     --------


Net cash used in investing activities                                               (219)       (428)      (1,140)
                                                                               ----------   ---------     --------

Cash flows from financing activities:
(Increase) decrease in restricted cash                                               426        (426)
Repayment of notes payable                                                        (1,123)     (1,036)
Proceeds from bank borrowings                                                     18,933      15,784        1,100
Repayment of bank borrowings                                                     (20,509)    (17,292)         (84)
Principal payments on capitalized leases                                             (44)        (47)         (40)
Proceeds from borrowings under notes payable to shareholders,  net of                                         500
issuance costs
Proceeds from issuance of preferred stock, net of issuance costs                               2,566
Proceeds from collection of note receivable for stock                                                          13
Proceeds  from  issuance  of  common  stock  and  warrants,   net  of                             20            1
repurchases
                                                                                   5,893
                                                                               ----------   ---------     --------


Net cash provided by (used in) financing activities                                3,576        (431)       1,490
                                                                               ----------   ---------     --------

Net increase (decrease) in cash and cash equivalents                               6,361        (975)       1,186

Cash and cash equivalents at beginning of period                                     907       1,882          696
                                                                               ----------   ---------     --------

Cash and cash equivalents at end of period                                     $   7,268    $    907      $ 1,882
                                                                               ==========   =========     ========

Supplemental information:
Cash paid during the period for:
Interest                                                                       $     217    $    474      $   293
Income taxes                                                                   $      57
Noncash investing and financing activities:
Acquisition of property and equipment under capitalized leases                                                125
Conversion of notes payable to shareholders to preferred stock                                   383
Issuance of common stock in exchange for notes receivable                            263          31           31
Repurchase of common stock in exchange for notes receivable                           14          12           56
Accounts payable replaced with a note                                                                       2,121
Cancellation of license prepayment and related accrued liability                                 500
Issuance of common stock on conversion of preferred stock                         15,860





--------------------------------------------------------------------------------
   1.      Business and Organization of the Company:
--------------------------------------------------------------------------------

           Castelle (the Company) designs, develops, markets and supports network enhancement products, both software and hardware, that improve the productivity, performance and functionality of local area networks (LANs) and enhance the LAN user's ability to communicate. The Company's current products include FaxPress fax server systems and a software-only fax server, JetPress and LANpress print servers and a range of software enhancements for the Company's fax and print server product lines. The Company distributes its products primarily through a two-tier, domestic and international distribution network, with its distributors selling Castelle's products to value-added resellers, system integrators, retailers and other resellers in the United States, Europe and the Pacific Rim. The Company also has relationships with selected original equipment manufacturers and system integrators and sells software enhancements and upgrades directly to end users.


   2.       Summary of Significant Accounting Policies:

               Basis of Consolidation:

               The Company has a wholly owned subsidiary in the State of Delaware, Castelle International, Inc., which has a wholly owned subsidiary in the Netherlands, Castelle Europe BV. The consolidated financial statements include the accounts of these wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

               Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
                                    CASTELLE
--------------------------------------------------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                    Continued

               Financial Instruments:

               Cash equivalents comprise highly liquid investments with original maturities at the date of purchase of three months or less.


   2.       Summary of Significant Accounting Policies, continued:

               Financial Instruments, continued:

               Amounts reported for cash equivalents, receivables and other financial instruments are considered to approximate fair values based upon comparable market information available at the respective balance sheet dates.

               Financial instruments that potentially subject the Company to concentrations of credit risks comprise, principally, cash, notes receivable and trade accounts receivable. The Company maintains its cash balances at a variety of financial institutions and has not experienced any losses relating to any of its money market funds or bank deposits.

               Certain Risks and Concentrations:

               Ongoing customer credit evaluations are performed by the Company, and collateral is not required. The Company maintains allowances for potential returns and credit losses, and such returns and losses have generally been within management's expectations. Two customers accounted for 41% and 23% of accounts receivable at December 31, 1995 and 1994, respectively. One other customer accounted for an additional 18% of accounts receivable at December 31, 1994.

--------------------------------------------------------------------------------
                                    CASTELLE
--------------------------------------------------------------------------------
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                    Continued

               The Company's products include components subject to rapid technological change. Significant technological change could adversely affect the Company's operating results and subject the Company to returns of product and inventory losses. While the Company has ongoing programs to minimize the adverse effect of such changes and consider technological change in estimating its allowances, such estimates could change in the future. In addition, one of the Company's recently introduced print server products is currently manufactured by a single supplier and certain key components are currently available from only single sources.

               Inventories:

               Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market.

               Property and Equipment:

               Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Amortization of leasehold improvements is provided on a straight-line basis over the life of the related asset or the lease term, if shorter.

               Software Production Costs:

               Costs related to the conceptual formulation and design of software products are expensed as research and development while costs incurred subsequent to establishing technological feasibility of software products are capitalized until general release of the product. Generally, technological feasibility is established upon completion of a working model. Costs incurred subsequent to such point have not been significant in 1995, and all such costs have been expensed.

               Revenue Recognition:

               Product revenue is recognized upon shipment provided no significant vendor obligations remain and collection of the resulting receivable is deemed probable by management. The Company enters into agreements with certain of its distributors which permit limited stock rotation rights. These stock rotation rights allow the distributor to return products for credit but require the purchase of additional products of equal value. Revenues subject to stock rotation rights are reduced by management's estimates of anticipated exchanges. Provisions for estimated warranty costs, insignificant vendor obligations and anticipated retroactive price adjustments are recorded at the time products are shipped.

               Advertising Costs:

               Advertising costs, included in sales and marketing expenses, are expensed as incurred and were $914,000, $723,000 and $985,000 in 1995, 1994 and 1993, respectively.

               Foreign Currency Translation:

               The functional currency of the Company's foreign subsidiary is the U.S. dollar. Foreign currency gains and losses, which have not been material, are reported in the statement of operations.

               Net Income (Loss) Per Share:

               Net income (loss) per share is based upon the weighted average number of common and common equivalent shares outstanding. Common equivalent shares, options and warrants are included in the per share calculations where the effect of their inclusion would be dilutive. Pro forma net loss per share has been presented for the year ended December 31, 1994 to depict what the net loss per share would have been had the common shares issuable upon conversion of the outstanding convertible preferred stock been outstanding during such period.

               Reclassifications:

               Certain reclassifications have been made to the 1993 and 1994 statements of cash flows presentations to conform with the 1995 presentation.

               Recent Pronouncements:

               During March 1995, the Financial Accounting Standards Board issued Statement No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires the Company to review for impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. In certain situations, an impairment loss would be recognized. SFAS 121 will become effective for the Company's year ending December 31, 1996. The Company has studied the implications of SFAS 121 and, based on its initial evaluation, does not expect it to have a material impact on the Company's financial condition or results of operations.

               During October 1995, the Financial Accounting Standards Board issued Statement No. 123 (SFAS 123), "Accounting for Stock-Based Compensation" which establishes a fair value based method of accounting for stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company intends to continue to account for employee purchase rights and stock options under APB Opinion No. 25, "Accounting for Stock Issued to Employees" and will be required to provide additional disclosures in the financial statements for the year ended December 31, 1996.

   3.      Balance Sheet Detail, (in thousands):

               Inventories:



                                                      December 31,
                                                 -----------------------
                                                      1995         1994
                                                 ----------    ---------
Raw material                                     $   2,320     $    661
Work in process                                        419           66
Finished goods                                         898        2,008
                                                 ----------    ---------
                                                 $   3,637     $  2,735
                                                 ==========    =========


               Property and Equipment:



                                                        December 31,
                                                   -----------------------
                                                       1995          1994
                                                   ---------     ---------
Production, test and demonstration equipment       $    524      $    525
Computer equipment                                    1,744         1,678
Office equipment                                        267           287
Leasehold improvements                                  102            91
                                                    --------      --------
                                                      2,637         2,581
Less accumulated depreciation and amortization       (2,303)       (1,914)
                                                    --------      --------
                                                   $    334      $    667
                                                    ========      ========


Equipment acquired under capital leases included in property and equipment above comprise:



                                                         December 31,
                                                      -------------------
                                                        1995        1994
                                                      -------     -------
Equipment                                             $  151      $  161
Less accumulated amortization                           (133)        (93)
                                                      -------      ------
                                                      $   18      $   68
                                                      =======      ======

               Accrued Liabilities:



                                                          December 31,
                                                     -----------------------
                                                          1995         1994
                                                     ----------    ---------
Accrued compensation                                 $     620     $    279
Accrued sales and marketing                                698          666
Deferred revenue                                                        263
Accrued professional fees                                  332           45
Other                                                      798          395
                                                     ----------    ---------
                                                     $   2,448     $  1,648
                                                     ==========    =========



   4.       Commitments:

           The Company leases its facilities under a noncancelable operating lease that expires in October 2000. The Company is responsible for certain maintenance costs, taxes and insurance under the lease. Future minimum payments under noncancelable operating leases are as follows:



                   1996          $  270
                   1997             283
                   1998             296
                   1999             309
                   2000             268



           Rent expense, including the facility lease and equipment rental, was $367,000, $313,000 and $299,000 for 1995, 1994 and 1993,respectively.

   5.      Bank Borrowings:

           The Company has a $3.5 million line of credit which expires on March 31, 1996. Borrowings under this line of credit agreement are limited to a percentage of eligible accounts receivable and inventory ($1,805,000 at December 31, 1995), are collateralized by all assets of the Company and bear interest at the bank's prime rate plus 2% falling to prime plus 1.75% when a certain financial ratio is met (10.25 % at December 31, 1995). The weighted average interest rate during 1995 was 10.83%. As of December 31, 1995, there are no borrowings under the line of credit agreement. In addition, the Company maintains a $500,000 equipment term loan credit facility ("equipment facility") with the same bank which expires on August 11, 1999. Borrowings under this equipment facility are also collateralized by all assets of the Company and bear interest at the bank's prime rate plus 1.50% (10.00% at December 31, 1995). As of December 31, 1995, there are no borrowings under the equipment facility. Under the terms of the line of credit and the equipment facility agreements, the Company is prohibited from paying dividends and the bank has the right of set-off against certain cash balances maintained by the Company at the bank which totaled $426,000 at December 31, 1994 and $0 at December 31, 1995. The line of credit and equipment facility agreements contain certain financial covenants including a requirement for the Company to maintain minimum monthly tangible net worth and remain profitable on a quarterly basis.

   6.       Long-Term Debt:

                                                 December 31,
                                            ------------------------
                                                 1995          1994
                                            ----------     ---------


            Bank note payable              $        7     $      83
            Vendor note payable                   159         1,206
            Capital lease obligations              31            75
                                             ---------     ---------
                                                  197         1,364
           Less current maturities               (193)       (1,094)
                                             ---------     ---------
                                            $       4     $     270
                                             =========     =========


The bank note payable bears interest at 12% per annum and is repayable in monthly installments of principal and interest. The note is subject to the same conditions as the Company's line of credit (see Note 5) and was repaid in full in January 1996.

The long-term vendor note payable, which resulted from the conversion of $2,121,000 of accounts payable due to a single vendor at December 31, 1993, bears interest at 7% per annum and was repaid in full in January 1996.

   7.       Common Stock:

           In 1995, the Company's Board of Directors authorized a one-for-twenty reverse stock split of its common shares, subject to shareholders' approval. All references in the accompanying consolidated financial statements to the number of common shares and per share amounts have been retroactively restated to reflect the reverse stock split.

           In connection with the sale of common stock to two executives (152,815 shares at $0.20 per share in October 1994 and 52,500 shares at $5.00 per share in April 1995), the Company has the right to repurchase the 205,315 shares at cost in the event of termination of service. These rights lapse ratably through 1999. At December 31, 1995, 157,560 such shares were subject to the Company's repurchase right.

               Non-Employee Directors' Stock Option Plan:

               In November 1995, the Company's Board of Directors adopted the 1995 Non-Employee Directors' Stock Option Plan (Directors Plan) subject to shareholders' approval. As of December 31, 1995, 120,000 shares of the Company's common stock have been reserved for issuance under the Directors Plan, and no shares have been issued.

               1988 Incentive Stock Plan:

               Under the 1988 Incentive Stock Plan (1988 Plan), the Board of Directors may grant either the right to purchase shares or options to purchase shares of the Company's common stock at prices not less than the fair market value at the date of grant for qualified options and 85% of the fair market value for non-qualified options and purchase rights. Options granted under the 1988 Plan generally become exercisable, and the Company's right to repurchase shares issued and sold pursuant to stock purchase rights lapses, at a rate of one-quarter of the shares under option or purchased under stock purchase rights at the end of the first year and thereafter ratably over the next three years and generally expire seven years from the date of grant. As of December 31, 1995, there were no stock purchase rights outstanding, and 1,217 shares purchased pursuant to stock purchase rights were subject to repurchase by the Company.

               The Company has reserved 945,579 shares for issuance under the 1988 Plan of which 399,995 shares were available for future grants at December 31, 1995.

               Option activity under the 1988 Plan is as follows (in thousands):



                                                Stock Options Outstanding
                                        ----------------------------------------
                                        Number of       Exercise
                                         Shares          Price           Total
                                        ----------    -------------     --------
Balances, December 31, 1992                    29        $5.00          $   144
Options granted                                31     $5.00-$25.00          546
Options canceled                               (3)       $15.00             (41)
                                        ----------                      --------
Balances, December 31, 1993                    57     $5.00-$25.00          649
Options granted                               116         $.20               24
Options canceled                              (73)    $.20-$20.00          (267)
                                        ----------                      --------
Balances, December 31, 1994                   100     $.20-$20.00           406
Options granted                               191      $.20-$6.00           853
Options canceled                              (27)    $.20-$25.00          (133)
Options exercised                              (2)    $.20-$18.00            (1)
                                        ----------                      --------
Balances, December 31, 1995                   262      $.20-$6.00       $ 1,125
                                        ==========                      ========


At  December 31, 1995, 37,058 options outstanding were exercisable.

In February 1995, the Board of Directors gave certain employees the right to cancel certain outstanding stock options and receive new options with an exercise price of $0.20 per share. Options for 6,635 shares of common stock at original exercise prices ranging from $5.00 to $25.00 per share were canceled, and new options for a like number of shares were issued in fiscal 1995. The new options retained the vesting of the canceled options.

Warrants:

The Company has outstanding fully exercisable warrants at December 31, 1995 as follows (in thousands):



                                 Stock Under              Exercise      Number
   Expiration Date                 Warrant                 Price      of Shares
----------------------     ------------------------       ---------    ---------
December 2000              Common                          $8.40            100
March 2000                 Common                          $1.00            133
March 1999                 Common                          $0.15            300

               The warrant holders have certain demand and registration rights as specified in the warrant agreement. During 1995, 6,916 warrants were exercised.

               At December 31, 1995, the Company held notes receivable of $379,000, which bear interest between 6.3% and 7.01% per annum, from three executive officers or directors and four former employees, issued in connection with the purchase of common stock under restricted stock purchase agreements. The principal and accrued interest on these notes are due at various dates from December 1996 through September 2000.


   8.      Income Taxes:

           The Company's tax provision differs from the provision computed using statutory income tax rates as follows (in thousands):



                                                            Year Ended December 31,
                                                      -----------------------------------
                                                           1995         1994        1993
                                                      ----------    --------    ---------

Federal tax at statutory rate                         $     713     $  (129)    $ (1,630)
Permanent difference due to non-deductible expenses          12          (5)         142
State taxes, net of federal benefit                          98         (12)        (147)
Utilization of net operating loss carryforwards            (823)
Net operating losses not benefited                                      146        1,635
Other                                                        74
                                                      ----------    --------    ---------


                                                      $      74     $     -     $      -
                                                      ----------    --------    ---------



           The components of the net deferred tax assets and liabilities are as follows (in thousands):



                                                December 31,
                                           -----------------------
                                               1995          1994
                                           ---------     ---------

Inventory allowances and adjustments       $    323      $    266
Accounts receivable allowances                  511           496
Other liabilities and allowances                619           399
State income taxes                              260           358
Net operating loss carryforwards              3,027         3,752
Valuation allowance                          (4,740)       (5,210)
                                            --------      --------
Total deferred tax assets                         -      $     61
                                            ========      ========
Capitalized software                              -           (61)
                                            --------      --------
Total deferred tax liabilities             $      -      $    (61)
                                            --------      --------


AtDecember 31, 1995, the Company had federal net operating loss carryforwards of approximately $8,900,000 available to offset future regular and alternative minimum taxable income. Additionally, at December 31, 1995, the Company had state net operating loss carryforwards of approximately $3,400,000 available to reduce taxable income in future years. These loss carryforwards expire in the years from 1998 through 2009.

The Tax Reform Act of 1986 substantially changed the rules relative to net operating loss carryforwards in the event of an "ownership change" of a corporation. Future changes in ownership may result in limitations on the annual utilization of net operating loss carryforwards.

The Company's income before provision for income taxes is substantially all from its domestic operations.


   9.      Retirement Plan:

           The Company has a voluntary 401(k) plan covering substantially all employees. The plan provides for employer contributions at the discretion of the Board of Directors. In 1993, 1994 and 1995, the Company made no contributions to the plan.

   10.     Major Customers and Segment Information:

           The Company operates in one industry segment and develops, markets and supports network enhancement products.

           The Company's export revenues are all denominated in U.S. dollars, and are summarized as follows (in thousands):



                                      Years Ended December 31,
                               --------------------------------------
                                     1995          1994         1993
                               -----------    ----------    ---------
           Europe              $    4,700     $   4,400     $  4,300
           Pacific Rim              8,300         3,800        2,100
                               -----------    ----------    ---------
                               $   13,000     $   8,200     $  6,400
                               -----------    ----------    ---------


Customers that individually accounted for greater than 10% of net sales are as follows (in thousands):

                                 Years Ended December 31,
             ------------------------------------------------------------------
Customer            1995                     1994                    1993
--------
             ------------------       ------------------       ----------------

A            $  2,761       11%       $  2,549       13%       $  3,388     19%
B               4,514       18%          4,465       23%          2,733     15%
C               7,300       29%          3,296       17%          1,127      6%


                                    CASTELLE
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                              ASSETS                   June 28,         December 31,
                                                         1996               1995
                                                      (unaudited)
Current assets:
Cash and cash equivalents                         $          7,416  $           7,268
Accounts receivable, net of allowance for
doubtful accounts of $414 in 1996 and 1995                   2,266              2,837
Inventories                                                  4,988              3,637
Prepaid expenses and other current assets                      558                471
                                                     --------------    ---------------
Total current assets                                        15,228             14,213

Property plant and equipment, net                              374                334
Other assets, net                                               94                120
                                                     --------------    ---------------
Total assets                                      $         15,696  $          14,667
                                                     ==============    ===============

                            LIABILITIES
Current liabilities:
Long-term debt, current portion                                     $             193
Accounts payable                                  $          1,869              2,723
Accrued liabilities                                          2,118              2,448
                                                     --------------    ---------------
Total current liabilities                                    3,987              5,364

Long-term debt, less current portion                                                4
Other long-term liabilities                                                        10
                                                     --------------    ---------------
Total liabilities                                            3,987              5,378

                       SHAREHOLDERS' EQUITY
Common stock, no par value:
Authorized:  25,000 shares
Issued and outstanding:  3,621 shares
in 1996 and 3,469 shares in 1995                            23,298             22,322
Notes receivable for purchase of common stock                (296)              (379)
Accumulated deficit                                       (11,293)           (12,655)
                                                     --------------    ---------------

Total shareholders' equity                                  11,709              9,289
                                                     --------------    ---------------

Total liabilities and shareholders' equity        $         15,696  $          14,667
                                                     ==============    ===============


    The accompanying notes are an integral part of these financial statements



                                    CASTELLE
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)



                                                             3 MONTHS ENDED                     3 MONTHS ENDED
                                                             JUNE 28, 1996                       JUNE 30, 1995
                                                              (unaudited)                         (unaudited)

Net sales                                          $                         7,225    $                          6,190

Cost of sales                                                                3,778                               3,406
                                                      -----------------------------      ------------------------------

Gross profit                                                                 3,447                               2,784
                                                      -----------------------------      ------------------------------

Operating expenses:

Research and development                                                       524                                 497

Sales and marketing                                                          1,706                               1,422

General and administrative                                                     427                                 309
                                                      -----------------------------      ------------------------------

Total operating expenses                                                     2,657                               2,228
                                                      -----------------------------      ------------------------------

Operating  income                                                              790                                 556

Interest income (expense), net                                                  94                                (73)
Other expense , net                                                           (55)

                                                      -----------------------------      ------------------------------
 Income before provision for income taxes                                      829                                 483

Provision for income taxes                                                    (36)                                (18)
                                                      -----------------------------      ------------------------------

Net income                                         $                           793    $                            465
                                                      =============================      ==============================

Net income per share                               $                          0.20    $                           0.18
                                                      =============================      ==============================

Shares used in per share calculation                                         3,943                               2,646
                                                      =============================      ==============================


    The accompanying notes are an integral part of these financial statements




                                    CASTELLE
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                                        6 MONTHS ENDED JUNE 28,            6 MONTHS ENDED JUNE 30,
                                                                 1996                               1995
                                                              (unaudited)                        (unaudited)

Net sales                                          $                        13,425   $                          11,874

Cost of sales                                                                7,117                               6,385
                                                     ------------------------------    --------------------------------

Gross profit                                                                 6,308                               5,489
                                                     ------------------------------    --------------------------------

Operating expenses:

Research and development                                                     1,057                                 996

Sales and marketing                                                          3,199                               2,785

General and administrative                                                     718                                 623
                                                     ------------------------------    --------------------------------

Total operating expenses                                                     4,974                               4,404
                                                     ------------------------------    --------------------------------

Operating income                                                             1,334                               1,085

Interest income (expense), net                                                 167                               (192)
Other expense, net                                                            (75)                                   0
                                                     ------------------------------    --------------------------------

Income before provision for income taxes                                     1,426                                 893

Provision for income taxes                                                    (64)                                (23)
                                                     ------------------------------    --------------------------------

Net income                                         $                         1,362   $                             870
                                                     ==============================    ================================

Net income per share                               $                          0.35   $                            0.34
                                                     ==============================    ================================

 Shares used in per share calculation                                        3,887                               2,648
                                                     ==============================    ================================



    The accompanying notes are an integral part of these financial statements



                                    CASTELLE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                               6 MONTHS ENDED JUNE         6 MONTHS ENDED JUNE 30,
                                                                    28, 1996                        1995
                                                                   (unaudited)                   (unaudited)
Cash flows from operating activities:
Net income                                                $                    1,362   $                        870
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization                                                    174                            354
Write off of other assets and property and equipment                              11
Provision for doubtful accounts                                                                                   2
Provision for excess and obsolete inventory and used
equipment                                                                      (248)                             45
Changes in assets and liabilities:
Accounts receivable                                                              571                            930
Inventories                                                                  (1,103)                          (676)
Prepaid expenses and other assets                                               (87)                             31
Accounts payable                                                               (854)                             29
Accrued liabilities and other long-term liabilities                            (340)                            209
                                                             ------------------------     --------------------------

Net cash provided by (used in) operating activities                            (514)                          1,794
                                                             ------------------------     --------------------------

Cash flows from investing activities:
Acquisition of property and equipment                                          (176)                          (108)
Acquisition of intangible assets                                                (23)                           (25)
                                                             ------------------------     --------------------------

Net cash used in investing activities                                          (199)                          (133)
                                                             ------------------------     --------------------------

Cash flows from financing activities:
Decrease in restricted cash                                                                                     152
Repayment of notes payable                                                     (166)                          (526)
Proceeds from bank borrowings                                                                                 4,586
Repayment of bank borrowings                                                                                (5,124)
Principal payments on capitalized leases                                        (31)                           (22)
Proceeds from issuance of common stock                                           975
Proceeds from collection of notes receivable for
stock                                                                             83
                                                             ------------------------     --------------------------

Net cash provided by (used in) financing activities                              861                          (934)
                                                             ------------------------     --------------------------

Net increase in cash and cash equivalents                                        148                            727

Cash and cash equivalents at beginning of period                               7,268                            907
                                                             ------------------------     --------------------------

Cash and cash equivalents at end of period                $                    7,416   $                      1,634
                                                             ========================     ==========================


    The accompanying notes are an integral part of these financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis of Presentation

     The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, and have been prepared in accordance with generally accepted accounting principles. All intercompany accounts and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated have been included. The results of operations for the interim period presented are not necessarily indicative of the results for the year ending December 31, 1996. Because all of the disclosures required by generally accepted accounting principles are not included in the accompanying consolidated financial statements, they should be read in conjunction with the audited consolidated financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.


2.   Net Income Per Share

     Net income per share is based upon the weighted average number of common and common equivalent shares outstanding. Common equivalent shares, options and warrants are included in the per share calculation where the effect of their inclusion would be dilutive.


3.   Inventories

     Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market.

                          JUNE 28,                     DECEMBER 31,
                            1996                           1995

Raw  material       $            2,801           $               2,320
Work in process                    768                             419
Finished goods                   1,419                             898
                       ----------------             -------------------

                    $            4,988           $               3,637
                       ================             ===================